UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

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WSFS FINANCIAL CORPORATION

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WSFS Bank Center 500 Delaware Avenue Wilmington, Delaware 19801 302-792-6000 www.wsfsbank.com

Notice of 2021 Annual Meeting of Stockholders

March 23, 2021

Dear Stockholder:

The WSFS Financial Corporation (the “Company”, “WSFS” or “we”) 2021 Annual Meeting of Stockholders will be held in a virtual-only format on May 6, 2021 beginning at 4:00 p.m. In order to attend the meeting, you must register at http://viewproxy.com/wsfs/2021/htype.asp by 11:59 p.m. eastern daylight time on May 3, 2021. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmations. You will be able to listen to the meeting live, submit questions and vote. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the section titled “About the Annual Meeting”.

At the meeting, stockholders will act on the following matters:

•	The election of one director for a term ending at the 2023 Annual Meeting of Stockholders and three directors for a term ending at the 2024 Annual Meeting of Stockholders;

•	A non-binding advisory vote on the compensation of our named executive officers;
•	An amendment of the 2018 Incentive Plan to increase the number of shares of Common Stock available for issuance under the Plan;
•	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and
•	Such other matters as may properly come before the meeting or any adjournment thereof.

All stockholders of record holding shares of WSFS Financial Corporation common stock at the close of business on March 12, 2021 are entitled to vote at the meeting. The Notice of Annual Meeting of Stockholders, 2021 Proxy Statement and our 2020 Annual Report are available at http://www.viewproxy.com/wsfs/2021.

Your vote is important regardless of how many shares of WSFS common stock you own. Even if you plan to attend the meeting, we encourage you to vote your shares in advance of the meeting using one of the voting methods described in the proxy materials.

Sincerely,

Rodger Levenson
Chairman, President and Chief Executive Officer

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About the Annual Meeting:

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of WSFS Financial Corporation (the “Company” or “WSFS”) to be used at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be a “virtual” meeting held on May 6, 2021 at 4:00 p.m.

In order to attend the meeting, you must register at http://viewproxy.com/wsfs/2021/htype.asp by 11:59 p.m. eastern daylight time on May 3, 2021. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmations. The virtual format allows stockholders to ask questions during the registration process and also during the virtual Annual Meeting by typing a question into the question/chat box on the meeting screen. During the live Q&A session of the Annual Meeting, we may answer questions as they come in and address those asked in advance, to the extent relevant to the business of the Annual Meeting, as time permits.

There will be technicians ready to assist you with any technical difficulties you may have accessing the annual meeting live audio webcast. Please be sure to check in 15 minutes prior to the start of the meeting on the day of the meeting, so that any technical difficulties may be addressed before the Annual Meeting live audio webcast begins. If you encounter any difficulties accessing the webcast during the check-in or meeting time, please email VirtualMeeting@viewproxy.com or call 866-612-8937.

What is the purpose of the Annual Meeting?

The Annual Meeting is being held to consider the following proposals: (1) The election of one director for a term ending at the 2023 Annual Meeting of Stockholders and the election of three directors for a term ending at the 2024 Annual Meeting of Stockholders, (2) a non-binding advisory vote on the compensation of our named executive officers, (3) an amendment of the 2018 Incentive Plan to increase the number of shares of Common Stock available for issuance under the Plan, (4) the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, and (5) such other matters as may properly come before the meeting or any adjournment thereof. For information about all our current directors and director nominees, see the sections entitled “Director Nominees” and “Other Continuing Directors and Executive Management.”

The Board of Directors recommends a vote FOR each of the four nominees for director, FOR the non-binding advisory vote on the compensation of our named executive officers, FOR the amendment of the 2018 Incentive Plan to increase the number of shares of Common Stock available for issuance under the Plan, and FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm.

Why are you sending me a proxy card? What am I going to do with it?

To hold the Annual Meeting, we need to have present by participation in the virtual Annual Meeting or by proxy, the holders of a majority of shares of WSFS common stock outstanding as of March 12, 2021, which is the record date to determine which stockholders will receive notice of the Annual Meeting and be entitled to vote at the Annual Meeting. As of that date, there were 47,503,067 shares of WSFS common stock outstanding. We are providing you with a proxy card so that your shares can be counted as present at the Annual Meeting and can be voted at the meeting even if you do not attend the Annual Meeting via live webcast.

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Your shares will be voted in accordance with the instructions you provide on the proxy card to vote either for or to withhold your vote regarding each of the nominees for election as directors; to vote for, against, or abstain on the non-binding advisory vote on the compensation of our named executive officers; to vote for, against or abstain on the proposal to amend the 2018 Incentive Plan to increase the number of shares of Common Stock available for issuance under the Plan; and to vote for, against or abstain on the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. If you sign and return the proxy card to us without indicating how you wish to vote, we will vote your shares FOR each of the director nominees, FOR the non-binding advisory vote on the compensation of our named executive officers, FOR the amendment to the 2018 Incentive Plan to increase the number of shares of Common Stock available for issuance under the Plan, and FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. If you hold your WSFS common stock in “street name” through a bank, broker or other nominee, you must direct your bank, broker or other nominee to vote in accordance with the instructions you have received from your bank, broker, or other nominee. “Street name” stockholders who wish to vote at the Annual Meeting will need to obtain a voting instruction form from the institution that is the stockholder of record for their shares.

For those shares for which we have received a proxy, we will have discretionary authority to vote as we see fit on any procedural matters relating to the conduct of the Annual Meeting. Furthermore, in the event that one or more of our nominees is unable to stand for election as the result of an unexpected occurrence, we may vote shares for which we hold a proxy in favor of anyone we select to be a substitute nominee. Alternatively, we may reduce the size of the Board of Directors to eliminate the vacancy.

How do I Vote at the Annual Meeting Virtually?

There will be a voting link displayed on the virtual meeting screen when the Annual Meeting begins. If you are a registered holder, your virtual control number will be on your Notice of Internet Availability of Proxy Materials or proxy card.

If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number in order to vote your shares during the Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the Annual Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at http://viewproxy.com/wsfs/2021/htype.asp. On the day of the Annual Meeting, you may only vote during the meeting by e-mailing a copy of your legal proxy to virtualmeeting@viewproxy.com in advance of the meeting.

If I hold my shares through a broker, will my broker vote my shares without my instructions?

If you fail to instruct your broker how you want your shares voted, your broker may use discretionary authority to vote your shares only on “routine” matters. The election of directors, the amendment to the Plan to increase the number of shares of Common Stock available for issuance under the Plan, and the non-binding advisory vote on the compensation of our named executive officers are not considered “routine” matters. As such, your broker cannot vote your shares with respect to these proposals if you do not give instructions.

If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number in order to vote your shares during the Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the 2021 Annual Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at http://viewproxy.com/wsfs/2021/htype.asp. On the day of the Annual Meeting, you may only vote during the meeting by e-mailing a copy of your legal proxy to virtualmeeting@viewproxy.com in advance of the meeting.

Why did I receive more than one proxy card?

If you hold your shares of WSFS common stock in more than one account or name, you will receive multiple proxy cards and you must return a proxy card for each account or name in order to vote all of your shares.

Why did I receive a “Notice of Internet Availability of Proxy Materials” but no proxy materials?

We are distributing our proxy materials to stockholders via the Internet under the “Notice and Access” approach permitted by rules of the Securities and Exchange Commission (“SEC”). This approach benefits the environment, while providing a timely and convenient method of accessing the materials and voting. On March 23, 2021, we will begin mailing a Notice of Internet Availability of Proxy Materials to stockholders. The Notice of Internet Availability of Proxy Materials includes instructions on how to access our proxy statement and our 2020 Annual Report and how to vote your shares. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive a paper copy of the proxy materials and our 2020 Annual Report, if you prefer.

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Can I revoke my proxy or change my vote?

Yes. If you are a registered holder of WSFS common stock, you can change your vote at any time before the Annual Meeting by completing and returning a new proxy card before the Annual Meeting to WSFS Financial Corporation, Attention: Corporate Secretary, WSFS Bank Center, 500 Delaware Avenue, Wilmington, Delaware 19801, or providing notice at the meeting. If you vote by proxy and then attend the Annual Meeting, you do not need to vote again unless you want to change your prior vote. Attending the Annual Meeting will not cancel your proxy unless you vote at the Annual Meeting. Please note that if your shares are not registered in your own name, you will need additional documentation from your bank, broker or other nominee that is the stockholder of record for your shares in order to vote at the Annual Meeting.

What constitutes a “quorum” for the Annual Meeting?

A quorum is necessary to conduct business at the Annual Meeting. We require the presence, whether in person, by participation at the virtual meeting or through the prior submission of a proxy, of the holders of shares of WSFS common stock representing a majority of the shares outstanding and entitled to vote on the record date. Because there were 47,503,067 shares of WSFS common stock issued and outstanding as of the record date, at least 23,751,534 shares must be present or represented by proxy at the Annual Meeting for a quorum to exist.

How many votes does a nominee need in order to be elected?

Directors are elected by plurality vote, meaning that the nominees who receive the greatest number of votes are elected. You may vote for a nominee or you may withhold your vote for a nominee. In a contested election, the number of seats up for election is less than the number of persons nominated. The winning nominees are the ones who receive more votes than the other nominees. In an uncontested election, there are enough seats up for election for all the nominees, so all will be elected regardless of the number of votes they each receive. In an uncontested election, it is our policy that nominees who receive a number of votes in favor of their election which is less than a majority of total votes cast should promptly offer to resign from the Board of Directors and request the Board of Directors to accept or reject their resignation offer at the discretion of the Board of Directors. The Corporate Governance and Nominating Committee of the Board of Directors will consider resignation offers and make its recommendation to the entire Board of Directors. Our policy provides that the Board of Directors will accept or reject each director’s resignation offer within 90 days of the date the resignation offer is submitted to the Board of Directors.

How many votes do I have?

Each share of WSFS common stock is entitled to one vote. We do, however, permit cumulative voting for the election of directors, meaning that if, for example, there are three seats up for election in a given class, if you own 100 shares, you have 300 votes to distribute among the nominees as you see fit. You can distribute them equally and cast 100 votes for each nominee or you may give more votes to certain nominees, even giving all 300 votes to a single nominee if you wish.

If you give us a proxy to vote your shares at the Annual Meeting, we will distribute your votes among the nominees as we see fit. If you do not want us to use cumulative voting for your shares, you may state that on your proxy card.

How many votes are required to approve the amendment to the 2018 Incentive Plan?

To be approved, the amendment to the 2018 Incentive Plan must receive a favorable vote of a majority of the shares present in person by participation at the virtual meeting or represented by proxy and entitled to vote on the proposal.

How can I exercise my cumulative voting rights?

A stockholder of record may exercise cumulative voting rights by indicating on the proxy card the manner in which such votes should be allocated. A shareholder who holds shares beneficially through a bank, broker, trustee or other nominee and wishes to cumulate votes, should contact his, her or its bank, broker, trustee or other nominee. Internet and telephone voting cannot accommodate cumulative voting. To cumulate your votes, you must follow the instructions on the Notice of Internet Availability of Proxy Materials to obtain a paper copy of the proxy materials and indicate the manner in which such votes should be allocated.

How many votes are required to approve the ratification of the independent registered public accounting firm?

The appointment of KPMG LLP as our independent registered public accounting firm must receive a favorable vote of a majority of the shares present in person by participation at the virtual meeting or represented by proxy and entitled to vote on the proposal to be ratified.

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What are stockholders being asked to approve regarding executive compensation?

Stockholders are being asked to approve the following resolution:

“Resolved, that the stockholders approve the compensation of WSFS Financial Corporation’s named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the compensation discussion and analysis, the compensation tables and any related material) in this proxy statement.”

To be approved, the advisory proposal must receive a favorable vote of a majority of the shares present in person by participation at the virtual meeting or represented by proxy and entitled to vote on the proposal.

Is the stockholder vote on executive compensation binding on the Company?

No, this is an advisory vote only. Neither we, nor the Board of Directors, will be bound to take action based upon the outcome. The Personnel and Compensation Committee (“P&C Committee”) of the Board of Directors will consider the advisory vote of the stockholders when considering executive compensation.

What is the effect of an abstention or broker non-vote?

Abstentions and broker non-votes are treated as present for quorum purposes only. They will not affect the outcome of the vote on any of the proposals.

Will members of management and the Board of Directors be at the Annual Meeting?

Yes. Our board principles and guidelines provide that directors are expected to attend annual meetings of stockholders unless they are unable to attend due to causes beyond their reasonable control. All of our Directors attended our 2020 Annual Meeting of stockholders.

Who is paying for this proxy solicitation?

The accompanying proxy is being solicited by the Board of Directors. We will pay the costs of soliciting proxies from our stockholders.

Can I ask questions at the Annual Meeting?

Yes. We consider the Annual Meeting an opportunity for stockholders to have access to the Board of Directors and senior management in a public forum, and we invite stockholders to submit questions or comments in advance of the Annual Meeting. This is an important part of the process, and we have established a procedure for stockholders to send communications to the Board of Directors as well as to management. While legal considerations and timing issues may prevent us from answering all questions or addressing all comments, we believe this dialogue is helpful in increasing communication with our stockholders.

Please send questions to:	WSFS Financial Corporation
Investor Relations WSFS Bank Center 500 Delaware Avenue
Wilmington, Delaware 19801

or:	stockholderrelations@wsfsbank.com

Stockholders may also submit questions while attending the Annual Meeting via live webcast. Please follow the instructions at to type your questions into the questions/chat box on the screen in order to ask questions during the Annual Meeting.

At the Annual Meeting, we will attempt to respond to as many of the questions and comments we receive as possible. Any questions, comments and responses deemed relevant to the larger stockholder base will be posted on our website at www.wsfsbank.com.

The Board of Directors strongly encourages communications from stockholders. Stockholders who wish to send communications to the Board of Directors during the year may do so by writing to the attention of Rodger Levenson, Chairman, WSFS Bank Center, 500 Delaware Avenue, Wilmington, Delaware 19801 or to chairman@wsfsbank.com. In addition, all written communications from stockholders received by management are shared with the Board of Directors.

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Can I obtain copies of the proxy statement and related materials over the Internet?

Yes. Copies of this proxy statement and our Annual Report on Form 10-K (without exhibits) are available on the Internet at www.wsfsbank.com. Stockholders can elect to receive future proxy statements and annual reports over the Internet rather than in printed form. Stockholders of record can make this election either by calling (888) WSFSBANK or (888) 973-7226, by sending an email to stockholderrelations@wsfsbank.com, or by following the instructions at: investors.wsfsbank.com. Stockholders may request copies of any exhibits to the Annual Report on Form 10-K through our telephone number and email address as well. If you hold your shares in street name, please refer to the information provided by your broker, bank or other nominee for instructions on how to elect to access future proxy materials over the Internet.

If I have a proposal that I want stockholders to vote on, how do I get it on the agenda for the Annual Meeting?

The deadline has passed for you to give us notice of a proposal to be brought before the stockholders for a vote at the 2021 Annual Meeting of Stockholders. We expect to hold the 2022 Annual Meeting of Stockholders in May 2022 and to make our proxy statement available during March 2022. To get your proposal on the agenda for the 2022 Annual Meeting of Stockholders, you must give us notice no earlier than November 23, 2021 and no later than December 23, 2021. All notices of stockholder proposals should be addressed to the attention of the Corporate Secretary, WSFS Financial Corporation, WSFS Bank Center, 500 Delaware Avenue, Wilmington, Delaware 19801. For additional information, see the section entitled “Stockholder Nominations and Stockholder Proposals.”

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PROPOSAL NUMBER 1: Election of Directors

The Board of Directors is divided into three “classes” and each class serves for a term of three years. Four directors have terms that expire at the 2021 Annual Meeting. The Board of Directors has nominated the following persons for membership on our Board of Directors:

For a three-year term expiring on the date of our Annual Meeting of Stockholders to be held in 2024:

•	Ms. Anat Bird
•	Ms. Jennifer W. Davis
•	Mr. Michael J. Donahue

For a two-year term expiring on the date of our Annual Meeting of Stockholders to be held in 2023:

•	Ms. Nancy J. Foster

Mr. Marvin N. Schoenhals will retire from the Board effective at the conclusion of our 2021 Annual Meeting and is not standing for reelection, thereby reducing the Board to 11 directors.

The election of each nominee requires the affirmative vote of a plurality of the votes cast, meaning that the nominees who receive the greatest number of votes are elected. Executed proxies received from holders of WSFS common stock will be voted for the election of such nominees unless marked to the contrary. All of the nominees have consented to be named and have indicated their intent to serve if elected. If any nominee becomes unable to serve, which is not anticipated, the proxy will be voted for a substitute nominee to be designated by the Board of Directors or the number of directors will be reduced. Abstentions and broker non-votes will not be counted as either an affirmative vote or a negative vote regarding the election of directors, and therefore, will have no effect on the election of directors. The proxies cannot be voted for a greater number of persons than the number of nominees named.

Biographical information about our Directors, director nominees and executive officers is provided on the following page. The listed age of each individual is as of March 12, 2021. Currently, all directors of WSFS also serve as directors of our subsidiary, Wilmington Savings Fund Society, FSB (“WSFS Bank” or “the Bank”). Each director was selected to be a member of the Board of Directors based on his or her particular background and expertise. Immediately following the biographical information about each person director nominee and director is a description of the particular experience, skills and qualifications that were instrumental in the determination by the Corporate Governance and Nominating Committee that he or she should serve as a director. For additional information, see the section entitled “Our Director Nomination and Selection Process” and “Diversity.”

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Director Nominees

Anat Bird, 69, has been a director of WSFS Financial Corporation since 2010. Her current term expires at the 2021 Annual Meeting of Stockholders. Ms. Bird is President and Chief Executive Officer of SCB Forums, LTD, which she founded in 1994. Her banking background includes being President and CEO of California Community Bancshares; Executive Vice President of Wells Fargo Bank; Group Head and Executive Vice President of Norwest Bank; Senior Executive Vice President, Chief Operating Officer and Board Member of Roosevelt Financial Group; and Managing Director in charge of Strategic Planning, Product Development and Management, the Balance Sheet Advisory Group of Marine Midland Bank. She also founded the Financial Institutions Consulting Group at BDO Seidman. Ms. Bird has taught Financial Markets and Institutions at the University of California at Davis and MBA courses at Temple University. She has spoken at over 400 national and regional forums in banking and other industries. In addition to her contribution as a columnist for the American Banker, she contributes articles to other leading industry publications. She serves on the board of directors for MidFirst Bank in Oklahoma City, Oklahoma. She also has served on the Boards of Sterling Bank (2002-2011), Sun Bancorp, Inc. (2008-2009), First Indiana Bank (2002-2007) and AmTrust Bank (2008-2009). Ms. Bird received a BA in International Relations and an MA in International Relations and Psychology from Hebrew University in Jerusalem. She also received an MBA in Finance from American University and a Diploma in Corporate Strategic Planning from the University of Pennsylvania’s Wharton School of Business. Ms. Bird brings a broad range of banking experience as well as strategic planning, mergers and acquisitions, regulatory, risk, financial, and executive management experience from a national and global perspective to the Board of Director.

Jennifer W. Davis, 50, has been a director of WSFS Financial Corporation since 2009. Her current term expires at the 2021 Annual Meeting of Stockholders. Ms. Davis is Executive Vice President and Chief Operating Officer at the University of Virginia. Her portfolio includes the areas of finance, human resources, accounting, treasury, facilities, audit, compliance, Enterprise Risk Management, technology, public safety, and auxiliary services. Ms. Davis’ previous appointment was as the Senior Vice President and Chief Financial Officer at George Mason University from 2013 to 2018. From 2008 to 2013, she was employed by the University of Delaware as Vice President for Finance and Administration. Prior to that, Ms. Davis served as Cabinet Secretary-Director of the Office of Management and Budget for the State of Delaware. She also served the State of Delaware as Budget Director, Deputy Secretary of Education and Associate Secretary of Education for policy and administrative services. Ms. Davis earned her undergraduate degree in political science and her master’s degree in policy analysis from Pennsylvania State University. Ms. Davis brings knowledge of human resources, technology, finance, risk management and executive leadership expertise to the Board of Directors from both a local and national perspective.

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Michael J. Donahue, 62, has been a director of WSFS Financial Corporation since March 2019. His current term expires at the 2021 Annual Meeting of Stockholders. He served as a trustee and then a director of Beneficial Bancorp, Inc. (“Beneficial”) from 2015 until its merger with WSFS. Mr. Donahue is a retired partner of KPMG LLP, the global audit, tax and advisory firm, where he served as the Managing Partner, Technology Solutions, of its global consulting business and as a member of the Board of Directors of KPMG LLP (US), KPMG Consulting KK (Japan) and as Chairman of the Supervisory Board of KPMG Consulting AG (Germany, Austria and Switzerland). He managed the process to spin-off the consulting division as a $3.6 billion consulting and systems integration firm and served as its Group Executive Vice President and Chief Operating Officer. He led the IPO of KPMG Consulting, Inc. (Nasdaq: KCIN), later renamed BearingPoint, Inc. (NYSE: BE). While Chief Operating Officer, Mr. Donahue led a global expansion program, completing 34 merger and acquisition transactions which added $1.1 billion of annual revenue. Since 2015, Mr. Donahue has operated a business advisory firm, Donahue Consulting, Inc. and serves as an advisor to NewSpring Capital. Mr. Donahue is a member of the Provost’s Board of Villanova University and endowed the Donahue Family Analytics Program at the Villanova School of Business. Mr. Donahue began his career as a Research Associate in Econometrics at the Federal Reserve Bank of Philadelphia. Mr. Donahue has significant board experience having served on the board of directors for a total of 20 public and private corporations. Mr. Donahue’s experience has ranged from large public company boards to emerging growth company boards. Since 2015, Mr. Donahue has served as an independent director of SiteSpect, a marketing and personalization software business. Mr. Donahue served as an independent director of Mobiquity, a privately held, Massachusetts-based technology services company, from 2014 to 2020, until it was acquired by Hexaware, Inc. In February 2021, Mr. Donahue became an independent director of Gluware, a networking and configuration management software company. Mr. Donahue graduated with Bachelor’s Degrees in economics and history from the University of Pennsylvania, and completed the International Management Program at the University’s Wharton School. Mr. Donahue provides the Board of Directors with significant technology strategy and information systems experience across a wide range of industries, and experience mergers and acquisitions at a local and national level. In addition, Mr. Donahue offers the Board of Directors significant risk management and public company oversight experience.

Nancy J. Foster, 59, has been a director of WSFS Financial Corporation since November 2020. Her current term expires at the 2021 Annual Meeting of Stockholders. Since December 2017, she has been President and Chief Executive Officer of The Risk Management Association (RMA), where she has worked with the board, chapters, regulators and institutional members to advance sound risk management practices among financial institutions. From November 2010 to November 2017, Ms. Foster was Executive Vice President, Chief Risk Officer and Head of Personal Financial Services at Park Sterling Bank. From 2007 to 2010, she was Chief Risk Officer of CIT Group, Inc., where she was responsible for global, enterprise-wide risk management. Prior to joining CIT, Ms. Foster was Group Senior Vice President at LaSalle Bank Corporation. During her tenure at LaSalle, she held several roles in middle market lending and credit risk management. Ms. Foster received her master’s degree in business administration in finance and strategy from the University of Chicago Booth School of Business and her bachelor’s degrees in finance and economics from Illinois State University. Ms. Foster brings an extensive knowledge of commercial banking, risk management, commercial lending and business transformation.

The Board of Directors recommends a vote FOR each of these nominees.

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Other Continuing Directors and Executive Management

Other Continuing Directors:

Francis B. Brake, Jr., 57, has been a director of WSFS Financial Corporation in 2014. His current term expires at the 2022 Annual Meeting of Stockholders. Since 2007, he has been President and Co- Founder of Epic Research, LLC, a privately held marketing services firm with principal interests in multiple consumer-facing industries, driving marketing and product innovation in areas such as travel loyalty, consumer electronics, student lending and small business marketing. From 2000 to 2007, he served as Managing Director and Chief Marketing Officer for Juniper Bank/Barclaycard US. Prior to that, he held various positions at First USA Bank from 1994 to 2000 including Executive Vice President, Marketing. Mr. Brake serves on the Board of Directors of Smarter Agent, LLC, a privately held technology firm, The Chester Foundation and is a past director of Barclays Bank Delaware. He received a Bachelor of Arts in Government from The College of William and Mary and a Master of Business Administration from The Darden Graduate School of Business, University of Virginia. Mr. Brake brings expertise in marketing, entrepreneurship, innovation, product development, business partnerships, financial services, and executive leadership to the Board of Directors.

Karen Dougherty Buchholz, 54, has been a director of WSFS Financial Corporation since March 2019. Her current term expires at the 2022 Annual Meeting of Stockholders. Since May 2020, Ms. Buchholz has served as Executive Vice President of Administration for Comcast Corporation, one of the nation’s leading providers of entertainment, information and communications products and services. From March 2014 to May 2020, Ms. Buchholz served as Senior Vice President of Administration of Comcast Corporation. Ms. Buchholz also served as Comcast’s Chief Diversity Officer from December 2019 to October 2020. Ms. Buchholz has served on the board of directors of FS Credit Real Estate Income Trust, Inc. since January 2020. She previously served as a director of Beneficial Bancorp. Inc. (“Beneficial”) from 2014 to 2019 and as Trustee of Beneficial Bank from 2009 to 2014. Ms. Buchholz currently serves on the Board of Trustees of Drexel University; the Global Board of Directors of Women in Cable Telecommunications; the Board of Directors of the Museum of the American Revolution; and the Board of Directors of the Philadelphia Convention and Visitors Bureau. Ms. Buchholz earned her undergraduate degree from Dickinson College and her master’s degree in organizational dynamics from the University of Pennsylvania. As an executive of Comcast Corporation, Ms. Buchholz provides the Board of Directors with extensive public company oversight, leadership experience, knowledge of local and national markets, and technology expertise. In addition, Ms. Buchholz is affiliated with several local civic and charitable organizations and offers the Board of Directors significant business and management level experience from a setting outside the financial services industry.

Eleuthère I. du Pont, 54, has been a director of WSFS Financial Corporation since 2013. His current term expires at the 2023 Annual Meeting of Stockholders. He was appointed Lead Independent Director in 2016. Since 2008, he has been president of the Longwood Foundation, a private foundation principally supporting charitable organizations. He has also been a director of E.I. du Pont de Nemours and Company since 2006 (serving as an ex-officio member of the board during the merger of equals with Dow). In 2007 and 2008, he served as Senior Vice President, Operations and Chief Financial Officer of drugstore.com. Prior to that, Mr. du Pont served as President and Chief Financial Officer of Wawa, Inc., a chain of food markets in the mid-Atlantic region. He received a Bachelor of Science degree in Mechanical Engineering and a Master’s in Business Administration from Stanford University. Mr. du Pont brings significant expertise in corporate governance, accounting, finance, operations, retail, information technology and investment management to the Board of Directors.

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Christopher T. Gheysens, 49, has been a director of WSFS Financial Corporation since 2017. His current term expires at the 2022 Annual Meeting of Stockholders. Since 2013, Mr. Gheysens has served as President & Chief Executive Officer of Wawa, Inc., a family- and associate-owned, privately held company. Wawa is a chain of more than 920 convenience stores located in six states and Washington, D.C. and known for their fresh food and beverage and legendary customer service. Mr. Gheysens has served Wawa associates for more than twenty years and previously held the position of Chief Financial and Administrative Officer from January 2007 to December 2012, with responsibility for all financial, legal and human resource functions. Prior to joining Wawa, Mr. Gheysens worked in the audit practice at Deloitte and Touche, LLP in Philadelphia, Pennsylvania. Mr. Gheysens graduated from the Villanova University School of Business with a Bachelor of Science in Accountancy. He obtained his Master of Business Administration from Saint Joseph’s University and was a Certified Public Accountant in New Jersey. Mr. Gheysens was previously on the Board of Directors for the National Association of Convenience Stores (NACS). He also is a Trustee on Villanova University’s Board of Trustees, previously serving as the chairperson of the Dean’s Advisory Council for the Villanova School of Business. He was previously a member of the Economic and Community Advisory Committee for the Federal Reserve Bank of Philadelphia. He joined The Children’s Hospital of Philadelphia Board of Overseers in 2014 and led the formation of their first Corporate Council. He now serves as Chairman of the Children’s Hospital of Philadelphia’s Board of Trustees. Mr. Gheysens brings finance, auditing, strategic planning, retail operations, local and national market, and executive leadership expertise to the Board of Directors.

Rodger Levenson, 60, was appointed Chairman of the Board of Directors effective January 1, 2020 and has served as President and Chief Executive Officer of WSFS since January 2019. His term expires at the 2022 Annual Meeting of Stockholders. Prior to assuming this role, he was Executive Vice President and Chief Operating Officer from July 2017 to December 31, 2018, EVP and Chief Corporate Development Officer from June 2016 to July 2017, interim Executive Vice President and Chief Financial Officer from April 2015 to June 2016, and Executive Vice President and Chief Commercial Banking Officer from 2006 to April 2015. From 2003 to 2006, Mr. Levenson was Senior Vice President and Manager at Citizens Bank. He began his banking career in 1986 in Philadelphia at CoreStates Financial (now part of Wells Fargo) where he led several business units over 17 years. An active member of the Greater Delaware Valley community, Mr. Levenson lends his experience and expertise to several local not- for-profit and public-private organizations that promote economic development, affordable housing, and access to quality education for children. His community service includes serving on the Board of Directors of The Chamber of Commerce for Greater Philadelphia and Delaware State Chamber of Commerce. He also serves as a member of the Delaware Business Roundtable. An Executive Board Member of The Wilmington Alliance, Mr. Levenson also champions the revitalization and economic growth of Wilmington, Delaware, where WSFS was founded and remains headquartered. He was the Chairman of the Delaware Bankers Association from 2014 to 2016 and served its Board from 2011-2016. Mr. Levenson received a Bachelor of Business Administration in Finance from Temple University and a Master of Business Administration from Drexel University. He has also participated in leadership development and management courses at the University of Pennsylvania Wharton School, Center for Creative Leadership, and Harvard University School of Business. Mr. Levenson brings extensive banking, finance, lending, risk management, regulatory, mergers and acquisitions, governance, executive management, and local market expertise to the Board of Directors.

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David G. Turner, 56, has been a director of WSFS Financial Corporation since 2013. His current term expires at the 2023 Annual Meeting of Stockholders. Currently, Mr. Turner serves as the Managing Partner for Financial Services for all Consulting in North America for IBM. Since 2010, Mr. Turner has been Vice President & Partner, Service Line Leader for North America Global Business Services. Mr. Turner is a member of IBM’s Industry Academy, a community of IBM’s preeminent industry leaders committed to driving change within and outside of their respective industries. Previously, Mr. Turner was in the role of Global Industry Leader, Financial Services Big Data, Analytics and Cognitive Industry Platforms in the Global Services Division. After retiring from Bank of America, in 2009, Mr. Turner founded Sovereign Partners Consulting, LLC working with key major banking clients worldwide focusing on strategy and IT consulting. Mr. Turner joined MBNA in 2003 as Senior Executive Vice President and, in the following year, was promoted to Group Executive to create their Research and Development Department. He served in various capacities with MBNA and its successor, Bank of America, through 2009 including his role as the Chief Data Officer. Prior to that, Mr. Turner was Executive Vice President and President of the Gateway Companies, San Diego, California. Mr. Turner is the former Chairman of the Board of Trustees of Delaware State University, former director of the US Chamber of Commerce and an adjunct professor at the University of Delaware. He earned his B.S in Computer Science/Mathematics from Delaware State University, a Master of Sciences in MIS from Fairleigh Dickenson University and is an alumnus of the Dartmouth-Amos Tuck Executive MBA Education Program. Mr. Turner brings significant expertise in banking and financial markets with experience in the areas of product development, marketing, sales, analytics, technology, channels and customer experience.

Mark A. Turner, 58, served as Executive Chairman of WSFS Financial Corporation and WSFS Bank from January 2019 to January 2020. His current term expires at the 2022 Annual Meeting of Stockholders. From 2017 to January 2019, he served as Chairman, President and CEO of WSFS after having served from 2007 to 2017 as President and CEO. Prior to that, Mr. Turner served as both Chief Operating Officer and Chief Financial Officer from 1998 to 2007. Currently, Mr. Turner is on the Advisory Board and an investor in Wing Financial Solutions, Inc., a startup Fintech company and is on the Advisory Boards of Altimetrik, a private, digital platform development company. Prior to joining WSFS in 1996, Mr. Turner worked at CoreStates Bank, Meridian Bancorp and at the international professional services firm of KPMG, LLP. Mr. Turner received his MBA from the Wharton School of the University of Pennsylvania, his master’s degree in Executive Leadership from the University of Nebraska-Lincoln, and his bachelor’s degree in Accounting and Management from LaSalle University. Among other executive leadership programs, Mr. Turner has studied at National Training Labs, Aspen Institute, Gallup University, Toyota University, Center for Creative Leadership, Harvard University, UC Berkeley, Stanford University and Buckley School for Public Speaking. Mr. Turner is also a frequent guest speaker at Wharton’s Executive Education programs and serves on its Advisory Board. Among many other activities, he currently serves on the Boards of Directors of Christiana Care Hospital System and First State Educate. Mr. Turner has served as Chairman of the Board of Delaware Business Roundtable; a member of the U.S. Federal Reserve Board’s Advisory Council; Chairman of the Board of Delaware Bankers Association; a member of Executive Committee of the Board of Delaware State Chamber of Commerce; a member of the local Board of Teach For America, Delaware; and a founding member of Wilmington Leaders Alliance. Mr. Turner brings substantial industry, regulatory, finance, strategic planning, mergers and acquisition, executive management, and governance experience, combined with familiarity with our local markets and the operations and long-term business strategy of the Company to the Board of Directors.

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Marvin N. Schoenhals, 74, was Chairman of WSFS Financial Corporation and WSFS Bank from 1992-2017 and has been a director of both since 1990. His current term expires at the 2021 Annual Meeting of Stockholders and he will not seek reelection in conjunction with his planned retirement from the Board after 30 years of service. Mr. Schoenhals served as Chief Executive Officer from 1990 to 2005 and Chairman/Executive Chairman from 1992 to 2017. From 1990 to 2007, he also served as President and Chief Executive Officer. Mr. Schoenhals was a director of the Federal Home Loan Bank of Pittsburgh from 1997 to 2007, serving as their Chairman from 2005 to 2007. He was a member of the Brandywine Mutual Fund’s Board of Directors from 1995 to 2006. He served on the Board of Burris Logistics, a privately owned distributer of frozen and dry foods, from 1998 to 2016, including chairman from 2005 to 2015. Mr. Schoenhals is a former trustee and former Chairman of the Delaware Public Policy Institute. He is a former Chairman of the Delaware State Chamber of Commerce and former Chairman of the Sunday Breakfast Mission. Until 2013, Mr. Schoenhals was Chairman of Vision 2015, a Delaware coalition that created a plan to improve Delaware public education. Mr. Schoenhals received the Josiah Marvel Cup Award from the Delaware State Chamber of Commerce, presented annually to honor a Delawarean who has made an outstanding contribution to the state, community and society. In 2004, he was inducted into the Delaware Business Leaders Hall of Fame. Mr. Schoenhals received his undergraduate degree in business administration from the University of Michigan and a Master of Business Administration from the University of Pennsylvania Wharton School of Finance and Commerce. Mr. Schoenhals brings over 40 years of banking experience, finance, risk management, lending, and executive management expertise to the Board of Directors.

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Executive Management:

For information regarding Rodger Levenson, see the preceding table.

Arthur J. Bacci, 61, joined WSFS as Executive Vice President and Chief Wealth Officer in April 2018. Prior to joining WSFS, Mr. Bacci was a Vice President at Principal Financial Group, a diversified global investment management firm, where he most recently served as Head of Principal’s Hong Kong business from 2013 to 2018. He joined Principal in 2002 as chief financial officer of Principal Trust Company (in Delaware). He subsequently was named CEO/President of the trust company and Principal Bank. Mr. Bacci received his BS in Finance from San Jose State and an MBA from Santa Clara University. He has also participated in leadership and management programs at the University of Pennsylvania’s Wharton School.

Lisa Brubaker, 57, has served as Executive Vice President and Chief Information Officer of WSFS Financial Corporation since August 2020. From May 2018 to August 2020, Ms. Brubaker served as Executive Vice President and Chief Technology Officer. She joined WSFS in 1987 and has held a variety of leadership roles with increasing responsibilities throughout her WSFS career. Ms. Brubaker serves on the Board of the Brandywine Red Clay Alliance, a watershed conservation organization in Southeastern Pennsylvania and New Castle County, Delaware, and volunteers for the Delaware Nature Society, Girls Inc. of Delaware and the Delaware Humane Association. She is a graduate of the University of Delaware and a current Aresty Scholar at the Wharton School’s Aresty Institute of Executive Education where she is completing a Certificate of Professional Development.

Dominic C. Canuso, C.F.A., 46, joined WSFS in June 2016 as Executive Vice President and Chief Financial Officer. In 2019, he assumed Executive Leadership of Cash Connect®. From 2006 to 2016, he was Finance Director at Barclays’ US Credit Card Business, most recently serving as Line of Business CFO. Prior to Barclays, he was at Advanta Bank and Arthur Andersen Consulting. Mr. Canuso earned his Bachelor of Science Degree in Finance and Executive MBA from Villanova University. He is a charterholder and member of the Chartered Financial Analyst® (CFA) Institute.

Steve Clark, 63, joined WSFS in 2002 and has served as Executive Vice President and Chief Commercial Banking Officer since May 2016. From 2002 until 2006, Mr. Clark led and managed the establishment of the Middle Market lending unit, and in 2007 became Division Manager of the Business Banking and Middle Market Divisions. Prior to 2002, he spent 23 years in various commercial banking positions at PNC Bank and its predecessor companies. Mr. Clark received his MBA in Finance from Widener University and his Bachelor of Science Degree in Business Administration (Marketing) from the University of Delaware.

Michael L. Conklin, 52, joined WSFS in August 2020 as Executive Vice President and Chief Human Resources Officer. From January 2018 to August 2020, Mr. Conklin served as Senior Vice President providing support globally to US Bank’s Strategy & Corporate Affairs, Communications, Marketing and HR, Consumer Business Banking, Legal and Global Payments. From June 2015 to January 2018, Mr. Conklin served as Senior Vice President for Global Human Resources and Global Payment Services. Prior to that, he was Vice President of Global Human Resources for Pentair’s process technologies business unit. Mr. Conklin served in the Marine Corps Reserve and is a Veteran of the Gulf War. Mr. Conklin holds an M.B.A. from Regis University and a B.S. in Political Science and Psychology from Augsburg University.

Peggy H. Eddens, 65, has been Executive Vice President and Chief Customer Officer since August 2020. From May 2018 until August 2020, Ms. Eddens served as Executive Vice President and Chief Associate and Customer Experience Officer. She joined WSFS in 2007 as Executive Vice President and Director of Human Capital Management, later becoming Chief Human Capital Officer in 2012. From 2003 to 2007 she was Senior Vice President for Human Resources and Development for NexTier Bank in Butler, PA. Prior to that, she held several leadership positions with Mellon Bank and Citizens Bank. Mrs. Eddens received a Bachelor of Science in Business Administration from Robert Morris University and a Master of Science in Human Resource Management from LaRoche College.

Paul S. Greenplate, 62, has been Executive Vice President, Enterprise Risk Management since April 2020. From April 2017 to April 2020, Mr. Greenplate served as Executive Vice President and Chief Risk Officer. Mr. Greenplate joined WSFS in 1999 and prior to his leadership role in the Risk Division, he served as Senior Vice President and Treasurer. Mr. Greenplate graduated from the University of Delaware with a Bachelor of Science in Economics.

Michael P. Reed, 49, joined WSFS in April 2020 as Executive Vice President and Chief Risk Officer. From February 2014 to April 2020, Mr. Reed served as a partner in the financial services and corporate groups at the global law firm of Covington & Burling LLP. Prior to Covington & Burling, Mr. Reed was a partner at DLA Piper (US) LLP. Mr. Reed holds a Masters of Law degree in banking and securities from Boston University, a Law degree from the University of Western Ontario and an undergraduate degree from Wilfrid Laurier University.

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Patrick J. Ward, 65, has been Executive Vice President, Pennsylvania Market President of WSFS Bank since 2016. He served on our Board of Directors from August 2016 until April 2020. Mr. Ward has over 32 years of banking industry experience, previously serving as Chairman and Chief Executive Officer of Penn Liberty Bank, Executive Vice President of Citizens Bank of Pennsylvania and President and Chief Executive of Commonwealth Bancorp, Inc., the holding company for Commonwealth Bank from 1992 until its acquisition by Citizens Bank in January 2003, after joining Commonwealth in 1992 as Senior Vice President and Chief Financial Officer. Mr. Ward is a graduate of Carnegie Mellon University with a Bachelor of Science degree in Economics and earned an MBA from the University of Notre Dame.

Richard M. Wright, 68, has been Executive Vice President and Chief Retail Banking Officer for WSFS Bank since 2006. From 2003 to 2006 Mr. Wright was Executive Vice President, Retail Banking and Marketing for DNB First in Downingtown, PA. Mr. Wright received a Bachelor of Arts in Marketing and Economics from California State University, Fullerton and a Master’s in Business Administration from the University of Southern California.

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CORPORATE GOVERNANCE

This year, for the ninth year in a row, our Board of Directors addressed stockholders through their letter, “A View from the Boardroom”, included in our Annual Report and available on our website www.wsfsbank.com (select “Investor Relations” on the menu found under “About” and click on “Corporate Governance” on the right side of our web page, then click on “2020 Annual Report”). This letter provides additional insight on corporate governance and key philosophies that guide the Board of Directors’ oversight of the Company.

Board of Directors’ Principles and Guidelines

In addition to directives laid out through the various committee charters, the Board of Directors has adopted a set of principles and guidelines, which guide the actions and direction of the Board of Directors. The Corporate Governance and Nominating Committee reviews these principles and guidelines regularly. A full copy of the Board Principles and Guidelines are available on the Company’s website www.wsfsbank.com (select “Investor Relations” on the menu found under “About WSFS” and click on “Corporate Governance”).

Board of Directors’ Mission

The Board of Directors is committed to being a high-performance board and to providing oversight and accountability for management. The Board of Directors recognizes it must exercise its fiduciary duty to act in the best interest of WSFS and all of its stockholders while also recognizing its responsibilities to WSFS’ regulators. The Board of Directors also recognizes its responsibilities to the Customers and Associates of WSFS, as well as the communities in which WSFS operates.

The Board of Directors is responsible for working with management to establish the strategic priorities of the Company. Within the current strategic priorities, the Board of Directors must establish the appropriate “tone at the top” regarding the Company’s core principles:

•	Operating with the highest ethical values;
•	Focusing on performance over the long term;
•	Maintaining a culture that encourages actively engaged Associates;
•	The truth of the brand, “We Stand For Service;” and
•	Earning the right to remain independent.

Annually, the Board of Directors conducts a self-evaluation to assess the performance of the Board of Directors, evaluating the members of the Board of Directors collectively and individually. In most years, this is a self-directed process; however, every third year, the Board of Directors engages a third-party consultant to conduct the evaluation, which provides an outside global perspective and insights on the performance and functioning of the Board of Directors. This third-party evaluation occurred in 2018 as part of the every third year cycle.

The Board of Directors’ primary responsibilities are to:

•	Select, employ, motivate, set compensation for and regularly evaluate a highly qualified President and Chief Executive Officer when appropriate;
•	In conjunction with Management; and, as appropriate, help set sound strategic direction and hold the Company accountable to that;
•	Ensure that an effective internal control system is established and maintained and oversee senior management’s implementation of such system;
•	Establish appropriate policies for WSFS’ safe and sound management, including regulatory compliance and risk identification and management;
•	Review regularly the effectiveness of the corporate governance structure and the performance of the Board of Directors;
•	Assure that governance and performance of WSFS are appropriately transparent to its Associates, stockholders, regulators and Customers; and
•	Encourage dialogue and even disagreement, while ultimately respecting the opinions and perspective of each person and the decision and decision-making process of the full Board of Directors.
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Our Director Nomination and Selection Process

We believe it is important to have a strong Board of Directors comprised of a majority of independent directors that is accountable to our stockholders. The Corporate Governance and Nominating Committee is responsible for identifying qualified individuals as candidates for membership on the Board of Directors. The Corporate Governance and Nominating Committee considers the Board of Directors’ current makeup to assure director candidates possess a wide range of leadership accomplishments; skills, knowledge and experience sought by the Board of Directors; cultural fit and diversity. The Board of Directors believes directors should be knowledgeable about the business activities and market areas in which we and our subsidiaries engage. A candidate’s breadth of knowledge and experience should also enable that person to make a meaningful contribution to the governance of a complex, multi-billion dollar financial institution. The Board of Directors aims to establish diverse perspectives, experiences, and backgrounds, such as geographic, age, gender, race and ethnicity in all decisions. The Board of Directors evaluates candidates who achieved prominence in their fields and ideally possess strong management experience.

We believe that one of the most important responsibilities of a high-performing board of directors is ensuring that it actively plans for and accomplishes its own succession. Our Board of Directors actively participates in the succession planning process by reviewing the board structure and board needs annually or more as the need arises, so that we continue to build a diverse Board of Directors with expertise and talents that will continue to contribute to the success of WSFS.

The Corporate Governance and Nominating Committee solicits recommendations from our officers and directors, and also considers and evaluates any candidates recommended by our stockholders. The candidates are then evaluated against the anticipated skills and experience needed on the Board of Directors.

In the past, it had not been our practice to pay fees to any third party to identify potential director nominees. However, due to our growth in size and sophistication, beginning in 2018, we engaged a third-party firm to assist in identifying future nominees. In addition, we use a consultant to assist with evaluating, interviewing and performing reference checks on potential nominees to the Board of Directors. Our consultant receives compensation for this service depending on the parameters of the research and the number of nominees.

Stockholder Nominations and Stockholder Proposals

To be considered in the Corporate Governance and Nominating Committee’s selection of nominees for the Board of Directors for the 2022 Annual Meeting of Stockholders, recommendations or other proposals requested by stockholders must be received by us in writing no earlier than November 23, 2021 and no later than December 23, 2021.

As required by our Bylaws, a recommendation for nomination must provide the following information for each person the stockholder proposes to recommend as a nominee to the Board: (1) the name and age of such person; (2) any information required to be disclosed in solicitations of proxies with respect to nominees for election of directors by Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and related rules and regulations (including the written consent of the person proposed as a director nominee); (3) a description of all direct and indirect compensation, economic interests and other material monetary arrangements during the past three years, and any other material relationships, between or among such stockholder and each recommended nominee, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination were the “registrant” for purposes of such rule and the recommended nominee were a director or executive officer of such registrant; (4) a description of all relationships between the proposed nominee and the recommending stockholder, and of any agreements, arrangements and understandings between the recommending stockholder and the recommended nominee regarding the nomination; and (5) a description of all relationships between the recommended nominee and any of the Company’s competitors, customers, suppliers, labor unions and any other persons with special interests regarding the Company.

For any proposals other than a recommendation for director nomination, our Bylaws require such proposal include: (1) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business, (2) a description of all contracts, arrangements, understandings and relationships between such stockholder and beneficial owner, if any, on the one hand, and any other person or persons (including their names), on the other hand, in connection with the proposal and (3) the text of the proposal (including the text of any resolutions proposed for consideration).

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In addition, our Bylaws require such a recommendation for nomination or proposal to provide specified information with respect to the stockholder recommending a nominee, as well as the beneficial owner, if any, on whose behalf the recommendation for nomination is made. Such information includes, among other things:

1.	the name, address and telephone number of such stockholder, and the name, address and telephone number of such beneficial owner;

2.	A.	the class or series and number of shares of the Company owned of record by such stockholder and beneficially by such beneficial owner and the time period such shares have been held,
B.	any derivative instruments with respect to Company shares owned by such stockholder or beneficial owner,
C.	any proxy or similar arrangement pursuant to which such stockholder or beneficial owner has a right to vote any shares of any security of the Company or has granted any such right to any person or persons,
D.	any short interest in any security of the Company, and
E.	any other information relating to such stockholder and beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and related rules and regulations.

Such notice must also contain certain representations by the stockholder and beneficial owner, as well as certain other information as provided in the Bylaws.

For additional details regarding the requirements with respect to such notices, please see our Amended and Restated Bylaws, which were filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 21, 2014.

Director Independence

Consistent with Nasdaq Stock Market (“Nasdaq”) director independence listing standards, our Board of Directors carefully evaluates any circumstances, transactions or relationships that we believe could have an impact on whether or not the members of our Board of Directors are independent of us and our subsidiaries, including WSFS Bank, and are able to conduct their duties and responsibilities as directors without any personal interests that would interfere or conflict with those duties and responsibilities.

The Board of Directors has determined that other than Mr. Levenson and Mr. Turner, all of our current directors are independent under Nasdaq’s director independence listing standards. Mr. Turner is not an independent director because he was a WSFS executive until December 2018 and the Executive Chairman of the Board in 2019. Mr. Levenson is not considered independent because he is an executive officer of the Company.

Executive Sessions

Our independent directors have the opportunity to meet in executive session at each Board of Directors committee meeting and each Board of Directors meeting without non-independent directors or management present. These sessions are presided over by the Lead Independent Director and include discussions about CEO performance, compensation for non-independent directors, and other relevant board and committee matters. In addition, at least twice per year, independent directors have regularly scheduled meetings at which only independent directors are present and all independent directors are able to request additional independent directors’ sessions or meetings throughout the year.

Director Service on Other Boards

Our Directors do not serve on the boards of other public companies if the service impedes the director’s ability to effectively serve on WSFS’ Board of Directors or creates any potential material conflicts. Directors need written approval from the Board of Directors before serving on the boards of other public companies. Including the WSFS Board, no director may serve on the boards of more than three public companies or no more than two public companies for a director who is also the CEO. Any such service shall be subject to any required regulatory approval or waivers.

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Board of Directors Leadership Structure

The leadership of our Board of Directors is comprised of: (1) our Chairman, (2) our Lead Independent Director, and (3) Committee Chairs. The Board of Directors determines whether the Chairman and Chief Executive Officer roles will be held by the same person based on what is in the best interests of the Company and its stockholders at a given point in time, the leadership qualities and experience of the individual, and the composition of the Board. The Board also recognizes the need for strong independent perspectives. Therefore, when the Chairman and CEO roles are combined, the Board requires that the appointment of the Lead Independent Director be approved by a majority vote from all independent directors. The Board reviews its leadership structure annually.

Effective January 1, 2020, Mark A. Turner stepped down as Executive Chairman of the Board of Directors. Concurrently, Rodger Levenson, WSFS’ President and Chief Executive Officer, was elected by the Board of Directors to serve as Chairman. At the time of the transition, the Board considered whether to combine the roles of Chairman and CEO, and ultimately determined that a combined role was the best way to implement WSFS’ strategic plan. Furthermore, the Board also considered the continued integration following its merger with Beneficial and the technological evolution of WSFS and determined that, during this period of change, a single point of leadership was in the best interests of WSFS. Mr. Levenson’s election reflects his strategic vision and leadership of WSFS through a period of strong performance and highly disciplined growth. Eleuthère I. du Pont continues to serve as Lead Independent Director. Effective July 2021, Ms. Davis will become the Lead Independent Director.

Rodger Levenson was elected Chairman of the Board of Directors effective January 1, 2020 and has served as our President and Chief Executive Officer since January 2019. He was elected Chairman because of his unique experience and extensive knowledge of WSFS and local markets, leadership qualities, business acumen and standing in the community.

Responsibilities of the Chairman include:

•	Participate in other Committees of the Board in an advisory manner as determined by the Board;
•	Recommend the appointment of Committee Chairs and Committee members of the Board after consultation with Directors, management and the Governance Committee;
•	Ensure rotation on Committee assignments, especially Chairs;
•	Determine the date, time and location as well as develop the agenda of the Annual Meeting of Stockholders;
•	Chair meetings of Stockholders;
•	Community relations/representation; and
•	Take an active role communicating with stockholders on board level matters.

The responsibilities of the President and CEO include:

•	Having general power over the strategic planning, management and oversight of the administration and operation of the Company’s business, and general supervisory power and authority over its policies and affairs;
•	Ensuring all orders and resolutions of the Board of Directors and any committee are carried into effect; and
•	With the Lead Independent Director, helping to set Board of Directors agendas and providing input for committee meeting agendas.
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Eleuthère I. du Pont has been our Lead Independent Director since August 2016. He is an independent director and has been designated by our Board of Directors to lead the Board of Directors in fulfilling its duties effectively, efficiently and independently of management. Effective July 2021, Ms. Davis will become the Lead Independent Director.

The responsibilities of the Lead Independent Director include:

•	Presiding at meetings of the Board at which the Chairman is not present, including executive sessions;
•	Serving as a liaison between the Chairman and the independent directors;
•	Ensuring that independent directors have adequate opportunities to meet to discuss issues without management present, and to provide feedback to management;
•	Exercising authority to call meetings of the independent directors;
•	Providing input to the CEO and Chair on preparation of agendas for Board and Committee meetings;
•	Approving meeting agendas and previewing information to be provided to the Board;
•	Ensuring delegated committee functions are carried out and reported to the Board, including CEO performance assessment, CEO and Board succession planning, and strategic planning;
•	Regularly assessing the effectiveness of the Board and its Committees, including oversight of the annual Board self-evaluation process; and
•	Making himself available, as requested, for consultation and/or direct communication with major stockholders.

Our Chairman and Lead Independent Director are jointly responsible for certain important Board functions as follows:

•	Acting as a liaison between management and the Board;
•	Ensuring that the Board works as a cohesive team and help to resolve any conflicts;
•	Ensuring that the Board has adequate resources, especially by way of full, timely, and relevant information to support its decision-making;
•	Ensuring Board members receive appropriate continuing education both from within the Company and from outside sources;
•	Ensuring new directors receive adequate orientation about their roles and responsibilities, the Company’s organization, business and the industry;
•	Meeting with Board members to determine their continued commitment to the Board and interest in continuing to serve on the Board;
•	Ensuring a process is in place to monitor legislation and best practices which relate to the responsibilities of the Board;
•	Encouraging Board members to refer new business opportunities to the Company;
•	Recommending to the Board and Board Committees the retention of advisers and consultants who report directly to the Board; and
•	Ensuring that Committee members have appropriate input to the proxy statement relating to their Committees.

Our Committee Chairs, as governed by their individual Committee charters, are responsible for the development, management, effective performance of their individual Committees, and to provide leadership to the Board of Directors regarding all aspects related to their Committee’s work.

Each Director has certain responsibilities, which include:

•	Having basic knowledge of the banking industry, financial regulatory system, and laws and regulations that govern the Company’s operation;
•	Possessing a background, knowledge, and experience in business or another discipline to facilitate Company oversight;
•	Being willing and able to exercise independent judgment and to provide credible challenge to management’s decisions and recommendations;
•	Accepting fiduciary duties and obligations, including a firm commitment to put the Company’s interests ahead of personal interests and to avoid conflicts of interest;
•	Having a firm commitment to regularly attend and be prepared for Board and Committee meetings;
•	Having knowledge of the communities that the Company serves; and
•	Assisting, as appropriate, with the development of new business.
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Board Refreshment Philosophy

WSFS has no mandatory age or tenure limits for Board members. On an annual basis, however, we actively evaluate the efficacy of the entire Board and individual members. The goal is the continual refreshment of the Board of Directors and a rough balancing of shorter-tenured members (approximately less than 6 years, or two 3-year terms), medium-tenured members (between approximately 6 and 12 years, or between two and four 3-year terms), and longer-tenured members (approximately more than 12 years, or four 3-year terms). In all cases, individual directors are evaluated on their fit to strategy and culture, preparation, professionalism, and their likely ability to complement the rest of the directorate and make meaningful contributions to the Board of Directors for the next cycle. As a result, directors of any tenure may volunteer or can be asked to retire, not stand for re-election, or even relinquish their seats early to serve the greater needs of the Board and the Company.

Diversity

The Board of Directors takes a broad and thoughtful view of diversity, believing that it must understand the diversity of the Associates, Customers and the communities WSFS serves and that our Board of Directors itself should reflect that diversity. In addition to gender and ethnic diversity, the Board of Directors also recognizes the value of diversity in background, education, culture and experience, generations, geographies, faiths, career experiences, individual talents, and Board tenure, among others. We strive to achieve diversity among our Board members that mirrors our current marketplace and our desired markets. As we have become a larger organization with broader reach, this naturally includes better reflecting U.S. society as a whole. Our Corporate Governance and Nominating Committee implements this philosophy as part of its nomination process and assesses its implementation during both the nomination process and as part of the Corporate Governance and Nominating Committee’s self- assessment process.

Board Size

Upon expiration of Mr. Schoenhals’ term at the 2021 Annual Meeting, the WSFS Board will be comprised of 11 members. After a thorough review of the correlation between the size of a board of directors and its effectiveness, the Board of Directors concluded that relatively smaller boards (while still of ample size and diversity) are generally more effective than relatively larger boards. The Board of Directors also believes that a relatively smaller board of directors sets the organizational tone for a lower internal cost structure in an industry that is continuously challenged by growing cost burdens and significant pricing competition, and fits with one of our key strategic advantages, namely, faster and more entrepreneurial decision-making. Our continual refreshment of the Board membership may result in short-term increases above what the Board has identified as the optimal long-term size range, which is 10 to 12 directors.

Term Limits

The Board of Directors does not believe in setting term limits for directors because directors who still meet the qualifications for Board membership and still possess industry knowledge and expertise are valuable to WSFS and the Board of Directors. Each Board member understands that the rest of the Board of Directors will actively consider his or her reappointment at the end of his or her current term. Through this performance-based process, the Board of Directors will ensure it retains active, independent, and knowledgeable directors who retain a collegial perspective. In addition, directors will be assessed annually to ensure they still meet the qualifications for Board membership.

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Board Skills, Knowledge, and Experience

We engaged a third-party firm in 2018 to assist in identifying future director candidates and to help build a more diverse Board with the appropriate expertise and talents that will continue to contribute to the success of WSFS. The following matrix summarizes the tenure and select key skills, knowledge, and experience of the Board’s continuing members. We believe these are the appropriate areas to measure because they align with our business model and our strategic plan. We combine a strong local presence in our core geographic markets with national capabilities and global reach. Our growth strategy includes both organic and acquisition growth and improving our overall customer experience through innovation and leveraging new technologies.

Director	Tenure on Board (Years)	Banking/ Financial Services Industry	Executive Leadership	Finance & Accounting	Regulatory/ Risk Mgmt.	Technology	Local Market	National/ Global	M&A
Anat Bird	11	✓	✓	✓	✓			✓	✓
Karen D. Buchholz	3		✓			✓	✓	✓
Francis “Ben” Brake	7	✓	✓			✓	✓	✓
Jennifer W. Davis	12		✓	✓	✓	✓	✓	✓
Michael J. Donahue	3		✓	✓	✓	✓	✓	✓	✓
Eleuthère I. du Pont	8		✓	✓		✓	✓
Nancy J. Foster	—	✓	✓		✓	✓	✓	✓
Christopher T. Gheysens	4		✓	✓	✓		✓	✓
Rodger Levenson	3	✓	✓	✓	✓		✓		✓
Marvin N. Schoenhals(1)	29	✓	✓	✓	✓		✓		✓
David G. Turner	7	✓	✓			✓	✓	✓
Mark A. Turner	14	✓	✓	✓	✓		✓		✓

(1)  Mr. Schoenhals’ current term expires at the 2021 Annual Meeting of Stockholders and he will not seek reelection.

Onboarding and Continuing Education

Upon election to the Board of Directors, all new directors are required to participate in a comprehensive orientation program aimed at familiarizing them with WSFS’ industry, strategic plans, significant risk management issues, director compliance issues and financial standing. New directors are assigned a board mentor to assist them with acclimating to WSFS. Further, each director is strongly encouraged to participate in continuing education throughout their tenure as a director. Executive management may prepare educational programs for directors on relevant WSFS matters during Board meetings and other briefings. Additional educational programs for committee members are undertaken as necessary.

Board of Directors Role in Risk Oversight

The Board of Directors is responsible for the oversight of the management of our risk exposures to help ensure that the Company is operating within the Board approved risk appetites. The Board of Directors is actively involved in the Strategic Planning process and oversight of our Enterprise Risk Management (“ERM”) function. Comprehensive discussions regarding our appetite for risk and our risk exposures are held with the Board of Directors and Executive Management. As a result of this involvement, the Board of Directors has concluded that the risk implicit in our strategic plan is appropriate and that expected risks are commensurate with the expected rewards. The Board of Directors oversees and reviews management’s implementation of systems to manage these risks. Effective January 2021, the Board of Directors delegated certain responsibilities for risk oversight to the Executive and Risk Committee of the Board of Directors. The Executive and Risk Committee is responsible for: review and approval of the ERM Policy and Risk Appetite Framework; overseeing the ERM program and activities; understanding the nature and magnitude of significant risks to which the Company is exposed; reviewing reports on the evaluation of risk levels compared to established strategic risk targets to ensure that risk exposures remain appropriate and prudent. The Executive and Risk Committee is also responsible for establishing executive performance objectives aligned with the Company’s risk management objectives. The Executive and Risk Committee reports regularly to the Board of Directors on its activities with respect to oversight of risk.

The risk management system is designed to inform the Board of Directors of material risks and create an appropriate enterprise- wide culture of risk awareness. The Board of Directors periodically receives reports and other information on areas of material risk to the Company, including credit, liquidity, market/interest rate, compliance, operational, technology, cybersecurity, strategic, financial and reputational risks, and these reports enable the Board of Directors to understand the risk identification, risk management and risk mitigation strategies employed by Management and the ERM function.

The ERM function assists management by establishing a unified and strategic approach to identifying and managing current and future risks. ERM helps monitor, measure, manage and report these risks while continually evaluating our risk/reward dynamic.

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The ERM activities include:

•	Conduct an Enterprise Risk Assessment Summary (“RAS”) in accordance with the Office of the Comptroller of the Currency’s RAS matrix and industry best practices and update the RAS quarterly;
•	Establish risk appetite statements and key risk indicators by risk area as approved by the Executive and Risk Committee;
•	Monitor risk metrics (“Key Risk Indicators” or “KRIs”) and report to Executive Management and the Board of Directors quarterly;
•	Oversee model risk management;
•	Ensure that stress testing and contingency planning on critical business risks are performed;
•	Key involvement with significant new products, services or activities, as well as conduct resolution and “lessons learned” on major risk events, as needed; and
•	Continual learning on emerging risks and risk management best practices.

Each committee of the Board of Directors has a role in risk oversight as described in greater detail below in the description of each committee’s role and responsibilities.

Committees of the Board of Directors

The Board of Directors has established three core committees: the Corporate Governance and Nominating Committee, the Audit Committee, and the Personnel & Compensation Committee. In addition, WSFS has established an Executive Committee, a Corporate Development Committee and, for WSFS Bank only, a Wealth Management Fiduciary Committee and a Wealth Management Fiduciary Audit Committee. In November 2018, WSFS established the Integration and Delivery Transformation Subcommittee, a subcommittee of the Corporate Development Committee. In December 2020, the subcommittee’s name was changed to the Delivery Transformation Subcommittee to reflect the completion of the Beneficial Bank integration. Effective January 2021, the Executive Committee was renamed the Executive and Risk Committee to reflect the delegation to it of certain Board and Committee risk oversight responsibilities. All committees of the Board of Directors should have a majority of independent directors. The Board of Directors has the authority to establish or eliminate existing committees, and the committee structure is reviewed annually by the Corporate Governance and Nominating Committee. Each committee of the Board of Directors has the authority and responsibilities set forth in WSFS’ Bylaws, the Board of Directors resolutions, and any applicable charter. Each committee has a written charter that sets forth the purposes and responsibilities of the committee as well as qualifications for committee membership. All committees must be comprised of at least three directors, and directors may serve on more than one committee. All committees must give regular reports to the Board with details of their activities.

The Corporate Governance and Nominating Committee makes recommendations to the Board of Directors for appointments to the Board committees. The Board makes a final appointment after a majority decision is reached. The Board of Directors also designates the Chair and alternate standing committee members. Generally, independent directors should serve on a balanced number of committees. All directors should rotate and serve on all committees (except that non-independent directors may not sit on the Corporate Governance and Nominating Committee, the Audit Committee, and the Personnel & Compensation Committee), including at least one to two years on the Executive and Risk Committee. However, the Corporate Governance and Nominating Committee may rotate standing committee members periodically to expand upon a director’s experience and interests or to further a committee’s continuity and needs. Committee members should serve no more than seven consecutive years on a particular committee.

Each committee elects its Chair and Vice Chair, in a process overseen by the Corporate Governance and Nominating Committee. Committee Chairs are responsible for leading committee meetings and reporting all relevant activities to the Board. Committee Chairs determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter and develop the agenda for each committee meeting. Committee Chairs should serve for no more than six years. Each Committee, in concert with the Chair and Lead Independent Director, should plan for Chair rotation and replacement several years in advance in order to groom successors. Committee Chairs should be included in deliberations regarding proposed new and concluding committee members and in planning for future Chairs.

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The following chart shows the current committee membership and the number of meetings each committee held in 2020.

Director	Executive and Risk Committee(1)	Corporate Governance and Nominating Committee	Audit Committee	Personnel and Compensation Committee	Wealth Management Fiduciary Committee(2)	Wealth Management Fiduciary Audit Committee(2)	Corporate Development Committee	Delivery Transformation Subcommittee
Anat Bird	✓		✓		✓	✓	✓	✓
Francis “Ben” Brake		✓		✓			✓	C
Karen D. Buchholz	✓	✓		✓	✓
Jennifer W. Davis		✓	✓	✓		✓
Michael J. Donahue			✓		✓	✓	✓
Eleuthère I. du Pont	✓	C	✓		C	✓	✓
Nancy J. Foster(3)	✓
Christopher T. Gheysens	✓		C	✓		C	✓	✓
Rodger Levenson(4)	C						C	✓
Marvin N. Schoenhals(5)	✓						✓
David G. Turner		✓	✓	C		✓		✓
Mark A. Turner	✓				✓		✓	✓
2020 Meetings (#)	26	5	6	6	6	4	4	12

C = Chair

(1)	Effective January 2021, the Executive Committee was renamed the Executive and Risk Committee.
(2)	The Wealth Management Fiduciary Committee and Wealth Management Fiduciary Audit Committee are committees of the Bank Board of Directors.
(3)	Ms. Foster joined the Board in November 2020.
(4)	During 2020, Mr. Levenson routinely attended Corporate Governance and Nominating, Audit, Wealth Management Fiduciary Audit, and P&C Committee meetings at the discretion and invitation of the Committee Chairs for the purpose of providing his institutional knowledge and insight. He did not attend executive sessions or discussions that were related to him and does not have voting rights.
(5)	Mr. Schoenhals’ current term expires at the 2021 Annual Meeting of Stockholders and he will not seek reelection.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee responsibilities include recommending to the Board of Directors the corporate governance guidelines and policies applicable to the Company, identifying, evaluating and recommending qualified individuals as nominees for election or re-election to the Board and its committees, reviewing Board compensation, overseeing the evaluation of the Board and management, and actively managing Board succession to ensure the continued future leadership of the Company. In addition to the aforementioned responsibilities, the Corporate Governance and Nominating Committee is responsible for reviewing and providing oversight over all related party transactions to ensure that no conflict of interests exists. Each member of the Corporate Governance and Nominating Committee is “independent” as defined in the listing standards of Nasdaq. A copy of the Corporate Governance and Nominating Committee Charter as well as our other corporate governance documents can be found on the investor relations page of our website www.wsfsbank.com (select “Investor Relations” on the menu found under “About” and click on “Corporate Governance”).

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Audit Committee

Each member of the Audit Committee is “independent” as defined in the listing standards of Nasdaq and also meets the independence criteria set forth in Rule 10A-3 under the Exchange Act. Christopher T. Gheysens meets the SEC’s definition of “audit committee financial expert” for the Audit Committee. For bank regulatory purposes, David G. Turner is also considered a banking and financial expert. A copy of the Audit Committee Charter can be found on the investor relations page of our website www.wsfsbank.com (select “Investor Relations” on the menu found under “About” and click on “Corporate Governance”).

The Audit Committee’s role and responsibilities include the following:

•	Assisting the Board in fulfilling its fiduciary responsibilities relating to overseeing the quality and integrity of internal control over financial reporting, disclosure controls and procedures, and other internal controls of the Company, WSFS Bank, and all related subsidiaries;
•	Overseeing and appraising the quality of the audit effort of the Company’s Internal Audit function and that of its independent registered public accounting firm (“independent accounting firm”);
•	Reviewing the Company’s earnings and financial statements prior to their release to the public;
•	Reviewing periodic reports of Internal Audit, Loan Review, and the independent accounting firm, as well as other matters relating to these areas;
•	Establishing procedures for the receipt, retention, and treatment of confidential, anonymous complaints regarding accounting, internal control or auditing matters;
•	Reviewing the process for the selection of the Company’s lead external audit partner pursuant to the rotation policy (five years); and
•	Approving the selection of the independent registered public accounting firm and recommend their appointment to the full Board of Directors.

The members of our Audit Committee also serve as members of the Bank’s Wealth Fiduciary Audit Committee, which provides oversight of the financial accounting and internal control aspects of our Wealth management initiatives.

It is the policy of the Audit Committee to approve all audit and non-audit services prior to the engagement of the independent registered public accounting firm to perform any service, subject to the following operating procedures: Each year in connection with the execution of the audit engagement letter, the Audit Committee pre-approves a retainer for additional services that are either audit or audit-related in nature. These additional services may not exceed 5% of the annual audit fee amount. For any additional audit or audit-related services to be provided by the independent registered public accounting firm that were not pre- approved in accordance with this procedure, and for which the fees are expected to not exceed 10% of the annual audit fee, the Chair of the Audit Committee can provide pre-approval of the services. For any additional services where the fees are expected to exceed 10% of the annual audit fee, the pre-approval of the entire Audit Committee is required. In addition, a retainer for tax consulting services is pre-approved by the Audit Committee. Any tax consulting services exceeding the retainer amount are approved in accordance with the above procedure. All fees paid to the independent registered public accounting firm are reported to the Audit Committee in a timely manner.

In connection with the audit of the 2020 financial statements, we entered into engagement letters with KPMG LLP that set the terms by which KPMG LLP performed services for us.

All of the services listed below for 2020 were approved by the Audit Committee prior to the service being rendered as described in the operating procedures above. The Audit Committee has determined that the non-audit services performed during 2020 were compatible with maintaining the independent registered public accounting firm’s independence.

Audit Fees. The aggregate fees earned by KPMG LLP for professional services rendered for the audit of our consolidated financial statements included in our annual report on Form 10-K and for the review of the consolidated financial statements included in our quarterly reports on Form 10-Q for the fiscal years ended December 31, 2020 and 2019 were $2,774,054 and $2,100,726, respectively.

Audit Related Fees. The aggregate fees earned by KPMG LLP for audits of employee benefit plans, due diligence activities on proposed transactions, and research, consultation and attestation services on financial accounting and reporting matters for the years ended December 31, 2020 and 2019 were $403,650 and $66,466, respectively.

Tax Fees. The aggregate fees earned by KPMG LLP for professional services rendered for tax compliance, tax advice and tax planning for the years ended December 31, 2020 and 2019 were $210,250 and $201,313, respectively.

All Other Fees. There were no fees earned by KPMG LLP for professional services rendered other than those listed under the captions “Audit Fees,” “Audit Related Fees,” and “Tax Fees” for the years ended December 31, 2020 and 2019.

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Audit Committee Report

The Audit Committee has prepared the following report for inclusion in this proxy statement:

As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with management the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2020;
•	Discussed with the Company’s independent registered public accounting firm the matters required to be discussed under relevant guidance of the Public Company Accounting Oversight Board (“PCAOB”), including Auditing Standard No. 1301 - Communications with Audit Committees; and
•	Received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Audit Committee Members
Christopher T. Gheysens, Chair	Jennifer W. Davis
David G. Turner	Michael J. Donahue
Anat Bird	Eleuthère I. du Pont

Personnel and Compensation Committee

The Personnel and Compensation Committee (the “P&C Committee”) provides oversight and guidance with respect to personnel and compensation policies and practices. The Committee provides oversight to Company management to enable the Company to create and maintain competitive programs which attract, develop, motivate, rewards and retain Associates committed to superior performance and the highest professional and ethical standards. The P&C Committee is also responsible for ensuring that personnel and compensation policies support the Company’s strategic mission and comply with all applicable legal and regulatory requirements. Among other responsibilities, the P&C Committee has the authority to approve the compensation for all executive officers other than the CEO. The P&C Committee reviews and makes recommendations to the Board with respect to the CEO’s compensation. The CEO is not present during the deliberations or voting on his compensation by the P&C Committee. In its evaluation and recommendations of executive compensation, the P&C Committee looks to the Company’s overall strategy and the results on the most recent “Say on Pay.” The P&C Committee also reviews the Compensation Discussion and Analysis (“CD&A”), the compensation risk assessment and the Compensation Committee report and recommends to the Board of Directors their approval and inclusion in this proxy.

The P&C Committee oversees the executive compensation programs, and reviews and approves an annual report on executive compensation and Associate incentive compensation plans prepared by our risk officers. The purpose of this review is to: (1)   determine that executive officer compensation plans do not encourage those executive officers to take actions that pose an unnecessary and excessive risk that would threaten our value, and (2) determine that Associate incentive compensation plans do not unnecessarily expose us to risks or encourage the manipulation of reported earnings to enhance the compensation of Associates. The P&C Committee is also responsible for overseeing management’s implementation of compensation programs that comply with applicable regulatory guidance and requirements. During 2020, the P&C Committee reviewed these reports prepared by our risk officers and determined that our compensation plans and practices do not create risks that are reasonably likely to have a material adverse effect on us.

Our Board of Directors has determined that the members of our P&C Committee are “independent” as defined by the listing standards of Nasdaq. In addition, the members of the P&C Committee each qualify as independent under Rule 10C-1 under the Exchange Act. A copy of the P&C Committee Charter can be found on the investor relations page of our website www.wsfsbank.com (select “Investor Relations” on the menu found under “About WSFS” and click on “Corporate Governance”).

Compensation Committee Internal Interlocks and Insider Participation

No member of our P&C Committee is, or formerly was, an officer or Associate of ours. During 2020, none of our executive officers served on the P&C Committee (or equivalent), or the Board of Directors, of another entity whose executive officer or officers served on our P&C Committee or Board of Directors.

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Executive and Risk Committee

In December 2020, the Board of Directors approved the transition of certain risk oversight responsibilities to the Executive Committee and renamed it the Executive and Risk Committee effective January 1, 2021. The Executive and Risk Committee’s purpose is to (1) to exercise the powers of the Board in the oversight of the management of the business and affairs of the Company when the Board of Directors is not in session, except as limited by law or by the Company’s governance documents, and (2)   to assist the Board of Directors in fulfilling its responsibility to the Company’s stockholders with respect to its oversight of the Company’s Enterprise Risk Management (“ERM”) function, including, among other things, the identification, assessment, measurement, monitoring, and management of key risks to the Company and its subsidiaries. Additionally, the Executive and Risk Committee has regular responsibilities related to risk management and meets twice a month to review routine items such as large lending relationships needing the approval of the Board of Directors, summary credit quality reports, and to review and approve for submission to the Board of Directors for its approval of the Company’s key risk policies. Management also provides the Executive and Risk Committee with regular updates on capital planning, including stress testing, to ascertain the Bank’s ability to withstand adverse economic developments.

Key Responsibilities of the Executive and Risk Committee include:

•	Overseeing the operation of the Company’s ERM framework commensurate with the Company’s structure, risk profile, complexity, activities and size, and approve such ERM framework and recommend to the Board of Directors for approval;
•	Overseeing the operation of the Company’s risk appetite statement and the alignment of the Company’s risk appetite with the Company’s strategic, capital and financial plans, and approve such risk appetite statement and recommend to the Board for approval;
•	Receiving and reviewing reports on selected risk topics, including emerging risks and cybersecurity, as management or the Executive and Risk Committee deems appropriate from time to time; and
•	Reviewing and discussing with management significant regulatory reports and reported risk management deficiencies of the Company related to risk management and remediation plans related to risk management.

Under our written policy, the Executive and Risk Committee reviews and approves all insider loans or lending relationships. Any loan granted to an insider in excess of $500,000 requires pre-approval by the Board of Directors, with the interested party (if a director) abstaining from participating directly or indirectly in the voting. All loans granted to insiders, regardless of the amount, are reported to the Board of Directors. A copy of the Executive and Risk Committee Charter can be found on the investor relations page of our website www.wsfsbank.com (select “Investor Relations” on the menu found under “About WSFS” and click on “Corporate Governance”).

Wealth Management Fiduciary Committee

The Wealth Management Fiduciary Committee is a Bank board committee that is comprised of members of the Board of Directors of the Bank. It provides oversight of our trust and investment activities provided by Christiana Trust, the trust division of the Bank. A copy of the Wealth Management Fiduciary Committee Charter can be found on the investor relations page of our website www.wsfsbank.com (select “Investor Relations” on the menu found under “About WSFS” and click on “Corporate Governance”).

The primary goal of the Wealth Management Fiduciary Committee is to assist the Board of Directors in fulfilling its fiduciary responsibilities regarding trust activities. The Wealth Management Fiduciary Committee does the following:

•	Oversees the Wealth Management division in providing trust administration and investment management services;
•	Adopts appropriate policies and procedures to be observed in offering such services;
•	Enforces sound risk management practices calculated to minimize risk of loss to WSFS Bank and its customers; and
•	Reports to the Board of Directors on the activities of Christiana Trust in the conduct of its business.

In addition, the Wealth Management Fiduciary Committee’s roles and responsibilities include the following:

•	Adopt and review administrative policies and procedures to be observed in the administration of trust and investment management accounts;
•	Appoint Subcommittees to oversee specific regulatory functions of Christiana Trust, such Subcommittees to include Investment Management Committee, Trust Management Committee and Monarch Entity Service Committee;
•	Oversee the acceptance of new business; the investment standards applicable to each account; discretionary distributions of trust funds; termination of accounts; Associate qualifications and training; compliance with all WSFS and regulatory mandates; and adoption and application of fee schedules; and
•	Report to the Board of Directors all instances in which litigation is either initiated or threatened.
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Corporate Development Committee

The Corporate Development Committee assists the Board of Directors and management in reviewing and assessing potential acquisitions, strategic investments, joint ventures and divestitures. It meets as frequently as necessary, but at least four times annually. A copy of the Corporate Development Committee Charter can be found on the investor relations page of our website www.wsfsbank.com (select “Investor Relations” on the menu found under “About WSFS” and click on “Corporate Governance”).

As part of its ongoing activities, the Corporate Development Committee responsibilities and duties include the following:

•	Review and provide guidance to management and the Board of Directors with respect to the Company’s transaction strategies;
•	Provide advice to management in connection with the identification and evaluation of transactions, and the engagement of counsel and advisors;
•	Authorize management to execute binding and non-binding offers, proposals, letters of intent, definitive agreements and similar offers and documents with respect to proposed transactions. Any such authorization shall be promptly reported to the entire Board of Directors at no later than the next full Board of Directors meeting;
•	Provide advice regarding management’s due diligence and integration efforts with respect to proposed transactions and review summary due diligence results;
•	Cause appropriate periodic evaluations of recent transactions completed by the Company to be conducted, if and as deemed necessary; and
•	Provide a report of its meetings and activities to the Board of Directors on a regular basis, and report regularly to the Board of Directors on such issues as the Corporate Development Committee may determine are appropriate.

Delivery Transformation Subcommittee

In November 2018, due to the Beneficial merger and our concurrent Delivery Transformation initiative, WSFS established the Integration and Delivery Transformation Subcommittee, a subcommittee of the Corporate Development Committee. In December 2020, in recognition of the completion of the integration and conversion of the Beneficial Bank business, the name of the subcommittee was amended to the Delivery Transformation Subcommittee. The Delivery Transformation Subcommittee includes members of the Board of Directors and meets at least six times per year. The subcommittee’s core responsibilities are to:

•	Review and provide guidance to management and the Board of Directors with respect to the Company’s Delivery Transformation strategy;
•	Provide advice to management in connection with the identification and evaluation of major delivery channel investments, and the engagement of implementation partners and advisors;
•	Cause appropriate periodic evaluations of recent investments completed by the Company to be conducted, if and as deemed necessary; and
•	Provide a report of its meetings and activities to the Board of Directors on a regular basis, and report regularly to the Board of Directors on such issues as the Delivery Transformation Subcommittee may determine are appropriate.

Attendance at Board of Directors and Committee Meetings, Annual Meeting

All directors are expected to attend the Annual Meeting except for absences due to causes beyond their reasonable control. All directors were present at last year’s Annual Meeting.

In addition to the 2020 Annual Meeting of Stockholders, during the year ended December 31, 2020, the Board of Directors held 11 meetings. All of the directors attended more than 75% of the total meetings of the Board of Directors (reflecting partial year attendance for Ms. Foster who joined the Board in late November 2020). All of our Directors attended at least 75% of their total committee meetings during the year.

Environmental, Social and Governance Matters

For a detailed description of the Company’s Environmental, Social and Governance (“ESG”) Report, go to the website www.wsfsbank.com (select “Investor Relations” on the menu found under “About WSFS” and click on “Corporate Governance”).

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Other Corporate Governance Matters

CEO and Management Succession Planning

Management believes our Associates are the core of our strategy, the lifeblood of our culture, and our greatest competitive advantage. Overseeing talent is a serious responsibility and one that receives our ongoing, focused attention. Planning leadership succession is of critical importance and is a shared responsibility among our executive leadership team with oversight from our Board of Directors. Quarterly, our executive team conducts an extensive assessment of our Associates to identify internal talent, plan for their development, and identify potential successors to ensure the continued, smooth operations of WSFS and to transfer institutional knowledge.

The Corporate Governance and Nominating Committee and the entire Board of Directors annually reviews, evaluates and provides governance comments and advice for our CEO and Executive Management talent and leadership development and succession planning program. Our Board of Directors directly oversees CEO succession planning, most recently culminating in the transition of Mr. Levenson to President and CEO in 2019, pursuant to a disciplined and well-executed succession plan executed over a five- year period.

Classified Board Structure

The Board of Directors regularly reviews the subject of a classified Board of Directors. In considering a classified board, our Corporate Governance and Nominating Committee and full Board of Directors weigh various stockholders’ issues with the high engagement and institutional knowledge of the Board of Directors that provides continuity of a high-performing engagement model for our management team. We believe that a classified board creates alignment between our corporate governance principles and guidelines and the stated philosophy of managing our company for the long-term benefit of all stakeholders.

While we believe that the evaluation of a board and management should be ultimately based on the performance of the Company, we also recognize that our classified board structure can create the appearance of entrenchment on the part of a board and management team. As a result, we have cumulative voting of shares in the election of directors, which affords stockholders the ability to concentrate their votes on a single director nominee, thereby providing a means to have their voice(s) heard directly at the board table after a director election.

The success of our long-term outlook is manifested by our outperformance of our peers over the last generation, based on total stockholder return performance discussed in the Compensation Discussion and Analysis section of this proxy statement, which indicates that we have generally outperformed peer metrics and broader indices in three, five, seven and ten-year horizons. We are proud of our performance and believe this record reflects the attention that management and the Board of Directors brings to the subject of creating value for its stockholders. Finally, if there is a need for a stockholder-initiated change to the Board of Directors, there is an opportunity to change approximately one-third of the Board of Directors at each election. If those new directors for some reason cannot make the case clear to the “old board,” then at the next election, stockholders can change another third of the Board of Directors. That would give a majority of the Board of Directors to new representation. We think this kind of change, in much less than a two-year period, appropriately balances stockholders’ interests in the ability to send a clear signal of a need for change with the need to maintain the stability and the continuity of the Company.

Access to and Communication with the Board of Directors

The Board of Directors provides access and outreach to stockholders through a number of forums. Stockholders are provided regular updates through press releases and other filings with the SEC. The Board of Directors also solicits dialogue and responds to questions from stockholders at the Annual Meeting. Questions can be asked in person or submitted through email at stockholderrelations@wsfsbank.com. The Board of Directors provides their perspective on selected topics of interest to our stockholders through their “View from the Boardroom” letter in our Annual Report. Additionally, the Chairman of the Board and/or Lead Independent Director periodically attends investor conferences and other roadshows to solicit feedback on corporate governance from institutional stockholders.

Stock Ownership and Retention Guidelines

Our Bylaws require each of our Directors to be a stockholder and own a minimum amount of our common stock as determined from time to time in a guideline approved by the Board of Directors. This guideline is designed to encourage our Directors to increase and maintain their equity stake in WSFS, and thereby to more closely align their interests with those of our other stockholders.

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The Board of Directors has established a guideline that each director own 5,000 shares of vested common stock either directly or held in trust for other family members. Members of the Board of Directors should accumulate the minimum ownership amount within five years after assuming his or her position. In addition, the Board of Directors established a guideline for Executive Management such that the CEO should own 60,000 shares of vested common stock and all Executive Vice Presidents own 15,000 shares of vested common stock, each to be accumulated within five years of assuming his or her executive position. These ownership guidelines are evaluated periodically for appropriate adjustments.

Stock Trading Plans

Our Insider Trading Policy allows for purchases or sales of WSFS’ stock made in compliance with a written plan established by a director, officer or other Associate that meets the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934 (a “Plan”) if: (1) the Plan was established in good faith, in compliance with the requirements of Rule 10b5-1, at a time when the individual was not in possession of material non-public information about WSFS, and, for WSFS Insiders, was established during an open window period for trading in WSFS’ stock and not during any trading “blackout” period; and (2) the Plan was reviewed by the Company’s Legal Department prior to its establishment to confirm compliance with the Insider Trading Policy and its related procedures. No amendments to such Plans are permitted during blackout periods.

From time to time, other WSFS insiders may enter into similar trading plans in accordance with Rule 10b5-1.

Policy Prohibiting Hedging

Our Insider Trading Policy specifically prohibits WSFS insiders, which are defined as directors, officers holding the title of Senior Vice President or higher and any other Associates with access to material non-public information, from hedging the risk associated with the ownership of our common stock.

Transactions with Related Parties

The Company also has a Related Party Transaction Policy pursuant to which the Corporate Governance and Nominating Committee conducts a review and provides oversight over all related party transactions for potential conflict of interest situations. A related party transaction is generally any transaction in which WSFS or its subsidiaries is or will be a participant, in which the amount involved exceeds $120,000, and a director (or nominee), executive officer, immediate family member, or any beneficial owner of more than 5% of our common stock, has or will have a direct or indirect material interest.

In the ordinary course of its business, WSFS Bank makes loans to our Directors, Officers and Associates. These loans are subject to limitations and restrictions under federal banking laws and regulations and are made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to WSFS Bank. These loans do not involve more than the normal risk of collectability or present other unfavorable features to WSFS Bank. In 2020, management concluded that the transactions between WSFS and its related persons involved normal credit risk to the Company and did not include any unfavorable features to the Company. Any related party loans exceeding $500,000 require review and approval by the Board of Directors. During 2020, there were two loan transactions to executive officers exceeding $500,000, which were reviewed and approved by the Board of Directors.

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PROPOSAL NUMBER 2: Advisory (Non-Binding) Vote on the Compensation of our Named Executive Officers

Our stockholders have the opportunity to vote to approve, on an advisory basis, the compensation of the named executive officers, as described in the CD&A, the compensation tables and the related material in this proxy statement.

The following proposed resolution, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to endorse or not endorse our executive compensation program:

“Resolved, that the stockholders approve the compensation of WSFS Financial Corporation’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the compensation discussion and analysis, the compensation tables and any related material) in this proxy statement.”

This proposal will be considered approved if it receives a favorable vote of a majority of the shares present in person by participation at the virtual meeting or represented by proxy and entitled to vote on the proposal. Because this vote is advisory, it will not be binding upon the Board of Directors. Moreover, this vote will not be construed as overruling a decision by the Board, creating or implying any additional fiduciary duty by the Board of Directors, or restricting or limiting the ability of our stockholders to make proposals for inclusion in proxy materials related to executive compensation. However, the Personnel and Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends a vote “FOR” approval of this advisory (non-binding) resolution relating to the compensation of WSFS Financial Corporation’s named executive officers.

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PROPOSAL NUMBER 3: Amendment of the 2018 Incentive Plan to increase the number of shares of Common Stock available for issuance under the Plan

As a result of the Company’s 2019 acquisition of Beneficial Bank and related growth in the number of Associates, as well as other factors, the Board of Directors deemed it desirable and in the best interests of the Company and its stockholders to amend the WSFS Financial Corporation 2018 Incentive Plan (the “2018 Plan”) in order to increase the number of authorized shares under the Plan to ensure the Company’s ongoing ability to retain, attract, and motivate officers, Associates, consultants, independent contractors, advisors, and/or directors. On February 25, 2021, the Board of Directors approved, subject to stockholder approval, the amendment of the 2018 Incentive Plan to increase the number of shares authorized thereunder by an additional 1,500,000 shares of Common Stock of the Company provided that no more than 1,500,000 of such shares may be issued pursuant to Incentive Stock Options. If approved by stockholders, the amendment to the 2018 Plan to increase the number of shares of Common Stock available for issuance under the 2018 Plan will become effective as of May 6, 2021. To be approved, the amendment to the 2018 Plan must receive a favorable vote of a majority of the shares present in person by participation at the virtual meeting or represented by proxy and entitled to vote on this proposal. Abstentions and broker non-votes are treated as present for quorum purposes only and therefore have no effect on the outcome of the proposal.

The primary purpose of the 2018 Plan is to support the Company’s efforts to retain, attract, and motivate their officers, Associates, and consultants, independent contractors, advisors, and directors, as well as to provide incentives linked to the growth and success of the Company’s businesses and stockholder value.

The Board of Directors recommends that stockholders approve the amendment to the 2018 Plan to increase shares of Common Stock available for issuance under the Plan. As discussed in the “Compensation Discussion and Analysis” section of this proxy statement, equity awards are a principal element of the compensation plan for our executive officers. These awards emphasize long- term company performance, as measured by creation of stockholder value, and foster a common interest between stockholders and Associates. We believe an equity incentive plan is critical in enabling us to attract and retain key Associates and create effective incentives for those Associates who contribute to our growth and financial success. In addition, an equity incentive plan reflects our continuing commitment to preserving and growing stockholder value and promoting corporate responsibility, as evidenced by the design features described below.

In determining the number of additional shares needed for new awards under the 2018 Plan, we took into consideration our stock price, business performance, competitive pay-for-performance philosophy, regulatory requirements, historical experience, and expected use of equity-based awards in future years. Based on these expectations, the Board of Directors approved the amendment to the 2018 Plan to increase shares of Common Stock available for issuance under the Plan by an additional 1,500,000 shares. As of March 12, 2021, there were 75,775 shares available for new awards of the original 1,500,000 authorized under the 2018 Plan. These 75,775 remaining available shares combined with the proposed 1,500,000 proposed additional shares would represent the estimated number of awards to be granted during the next two to three years, assuming continued growth of the Company. The proposed additional 1,500,000 shares represent 3.1% of our outstanding common stock as of December 31, 2020. Overhang, when including our original 2018 plan which authorized 1,500,000 shares and the 158,078 remaining exercisable shares under the 2013 plan would represent approximately 6.6% of our outstanding common stock as of December 31, 2020. For the purpose of calculating the maximum number of shares that may be issued under the 2018 Plan, each share issued pursuant to stock options or stock appreciation rights (“SARs”) counts as one share. Each share issued pursuant to restricted stock, restricted stock units (“RSUs”), and all other stock-based awards counts as three shares.

“Burn rate” is a common measure used in assessing a company’s equity compensation program. We calculate our annual burn rate by adding the number of stock options granted plus the number of full value shares awarded and dividing the total by the number of weighted average common shares outstanding. Full value shares represent each share issued pursuant to restricted stock, RSUs, and all other stock-based awards multiplied by three. Our burn rate for the fiscal years ended 2020, 2019, and 2018 was 1.29%, 0.76%, and 0.48%, respectively. Our average burn rate for the three years ended December 31, 2020 was 0.85%. These burn rates are well below industry benchmarks and demonstrate our prudent use of shares for equity compensation purposes.

As of December 31, 2020, the aggregate number of unexercised stock options outstanding under existing plans was 449,761, with a weighted average exercise price of $34.62.

Below is a summary of the material terms of the 2018 Plan. This summary is qualified in its entirety by the actual text of the 2018 Plan, which is attached as Appendix A to this proxy statement. We will not grant any awards using the proposed additional 1,500,000 shares under the 2018 Plan prior to obtaining stockholder approval.

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Key Stockholder Protection in 2018 Plan

•	Prohibition against discounted stock options and SARs. Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.
•	Prohibition against stock option or SAR repricing. The 2018 Plan generally prohibits the reduction of the purchase price of a stock option or SAR, or the exchange of a stock option or SAR for a stock option or SAR with a lower purchase price, without stockholder approval.
•	Prohibition against liberal share recycling. Shares that are delivered upon the exercise of stock options or stock-settled SARs, tendered or held back to satisfy tax withholding obligations with respect to stock options or stock-settled SARs, reacquired by WSFS or otherwise repurchased by WSFS using proceeds from the exercise of stock options, or not issued or delivered as a result of net settlement or “cashless” exercise of stock options may not be recycled back into the 2018 Plan’s share reserve.
•	No dividend equivalents paid on unexercised stock options or unvested RSUs. The 2018 Plan does not permit the payment of dividends (or dividend equivalent rights) on unexercised stock options or unvested RSUs.
•	Minimum vesting schedules on awards. Stock options, restricted stock, RSUs, performance awards, and SARs are subject to a minimum vesting schedule of at least 12 months; provided that, up to five percent of the available shares of common stock authorized for issuance may provide for vesting of awards, partially or in full, in less than one year. In addition, the default vesting schedule for participants, including the named executive officers, provides for vesting over four years, such that twenty-five percent of the award shall vest on each anniversary of the date the award is granted.
•	No “evergreen” provision. The 2018 Plan does not contain an “evergreen” provision pursuant to which shares authorized for issuance may be automatically replenished.
•	Awards subject to clawback. Awards granted under the 2018 Plan may be subject to any clawback or recoupment policy adopted by WSFS, including any clawback and recoupment provisions set forth in award agreements.
•	Independent committee. Subject to its right to delegate certain authority, the 2018 Plan is administered by the Personnel and Compensation Committee, which is comprised of independent directors.

Summary of Material Plan Terms

Purpose. The purpose of the 2018 Plan is to help the Company and its Affiliates retain, attract, and motivate their officers, Associates, consultants, independent contractors, advisors, and/or directors, and provide incentives linked to the growth and success of the Company’s businesses and to increases in Company stockholder value.

Administration. The 2018 Plan is administered by the Personnel and Compensation Committee, which is comprised of independent directors. Among other powers described in Section 3(b) of the 2018 Plan, the Personnel and Compensation Committee has the discretionary authority to:

•	Grant awards;
•	Determine eligible participants;
•	Determine the types of awards to be granted to each participant and designate the number, terms and conditions;
•	Establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2018 Plan; and
•	Make all other decisions and determinations that may be required under the 2018 Plan.

Delegations. The Personnel and Compensation Committee has delegated administrative responsibilities with respect to the Plan to the WSFS Human Capital Management Department. Additionally, the WSFS Human Capital Management Department has authority to make recommendations to the Personnel and Compensation Committee regarding the number, type, and terms of awards.

Shares Available for Awards. If the proposed amendment is approved by stockholders, the aggregate number of additional shares of our common stock that will be reserved for issuance pursuant to new awards granted under the 2018 Plan will be 1,500,000 shares. Each share issued under the 2018 Plan pursuant to an award other than a stock option or SAR reduces the number of available shares under the 2018 Plan by three shares.

Individual Limitations on Awards. During any single calendar year, no one person may be granted more than 100,000 shares of common stock subject to each type of award under the plan (e.g., in a given year, an individual can receive no more than 100,000 shares of common stock subject to stock options, no more than 100,000 shares of common stock subject to RSUs, and no more than 100,000 shares of common stock subject to performance awards). In addition, during any single calendar year, no one person may be granted more than 100,000 shares of restricted stock. The 2018 Plan limits the aggregate value of any awards under the 2018 Plan that may be paid to any one person during any single calendar year to $4 million. The limit for outside directors is $500,000.

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Eligibility and Award Types. Officers, Associates, consultants, independent contractors, advisors (including members of any advisory boards), and directors are eligible to receive awards under the 2018 Plan. The 2018 Plan authorizes the granting of awards in any of the following forms:

•	Options to purchase shares of our common stock;
•	SARs, which equal the increase in the fair market value of a share of our common stock between the date of the grant and the date that the SAR is exercised;
•	Performance awards, which are payable in cash or shares of our common stock upon the attainment of performance goals set by the Personnel and Compensation Committee;
•	Restricted stock and RSUs that are subject to a vesting period and subject to forfeiture in accordance with terms set by the Personnel and Compensation Committee;
•	Other stock-based awards in the discretion of the Personnel and Compensation Committee, including grants of shares of our common stock that are not subject to a vesting period or forfeiture; and
•	Other cash incentive awards.

The stock options granted under the 2018 Plan may be either non-statutory stock options or incentive stock options. The difference in the tax treatment of nonstatutory stock options and incentive stock options is explained below under “Certain Federal Income Tax Consequences”.

Performance Awards. The Personnel and Compensation Committee is authorized to grant performance awards to participants on terms and conditions selected by the Personnel and Compensation Committee and as set forth in the 2018 Plan. Performance awards may be payable in cash, shares, or a combination thereof, as determined by the Personnel and Compensation Committee. Participants will be entitled to receive an award if the performance goals established by the Personnel and Compensation Committee are achieved and the other terms and conditions of the award are satisfied.

Limitations on Transfer. Generally, no award under the 2018 Plan may be assigned or transferred other than by will or the laws of descent and distribution.

Acceleration upon Certain Events. Generally, if the service of a participant terminates by reason of death or disability:

•	All of the participant’s outstanding stock options become fully vested and exercisable;
•	All of the participant’s outstanding RSUs become fully vested and non-forfeitable;
•	All time-based vesting restrictions on the participant’s outstanding awards lapse;
•	The target payout opportunities attainable under all outstanding performance-based awards are deemed to have been fully earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the “target” level; and
•	The participant or his or her estate shall receive a pro-rata payout of such performance based award based upon the length of time within the performance period that has elapsed prior to the date of termination.

Generally, if the service of a participant terminates due to retirement, the Personnel and Compensation Committee may, in its discretion, permit the accelerated vesting of stock options and RSUs, subject to the participant executing and abiding by a non- competition and non-solicitation agreement.

Generally, upon the occurrence of a “change in control” (as such term is defined in the 2018 Plan), if a participant’s employment is terminated without cause or if the participant resigns for good reason, in either case, within two years after the effective date of a change in control, then:

•	All of the participant’s outstanding stock options, SARs, RSUs, or other stock-based or cash awards become fully vested
•	All of the participant’s performance-based awards will be considered to be earned and payable in full at the target level, and any deferral or other restriction shall lapse and such performance-based awards shall be settled in cash as promptly as is practicable.

In addition to the acceleration events described above, the Personnel and Compensation Committee may accelerate awards for any other reason in its discretion; provided that the Personnel and Compensation Committee may not delegate its discretionary authority to accelerate awards. The Personnel and Compensation Committee may discriminate among individuals or among awards in exercising such discretion.

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Adjustments. Upon the occurrence of certain events described in Section 4(c) of the 2018 Plan that generally cause the per share value of WSFS common stock to change, the Personnel and Compensation Committee is authorized to make substitutions or adjustments in (1) the aggregate number and kind of shares reserved for issuance under the 2018 Plan, (2) the maximum limitations of shares underlying awards to be granted to any participant, (3) the number, kind, and exercise price of shares subject to outstanding stock options and SARs, (4) the number and kind of shares subject to other outstanding awards granted under the 2018 Plan, and/or (5) such other equitable substitution or adjustments as it may determine to be appropriate.

Termination and Amendment. The Board of Directors may amend, alter, or discontinue the 2018 Plan, but no amendment, alteration, or discontinuation may be made which would impair the rights of a recipient of an award without the recipient’s consent, except such an amendment may be made to comply with applicable law, stock exchange rules, or accounting rules. In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or stock exchange rules or by Section 6(c)(2) or Section 7(b) of the 2018 Plan.

Certain Federal Income Tax Consequences

The following is a brief summary of the principal United States federal income tax consequences applicable to 2018 Plan participants and WSFS. This summary is based upon an interpretation of present federal tax laws and regulations and may be inapplicable if such laws and regulations are changed. This summary is not intended to be exhaustive or constitute tax advice, nor does it describe state, local or foreign tax consequences. The 2018 Plan is not subject the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of Internal Revenue Code of 1986, as amended (the “Code”).

Incentive Stock Options. Incentive stock options are stock options that meet the requirements set forth in Section 422 of the Code. Generally, and in addition to other requirements, an incentive stock option can be granted only to employees, and the aggregate value of shares subject to the award cannot be in excess of $100,000 in the year in which the incentive stock option is first exercisable. Typically, there will be no federal income tax consequences to us or to an individual upon the grant or exercise of an incentive stock option. If the individual holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the individual disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and we will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the individual’s alternative minimum taxable income.

Non-statutory Stock Options. A non-statutory stock option is one that does not qualify as an incentive stock option. There will be no federal income tax consequences to us or to an individual upon the granting of a non-statutory stock option. When an individual exercises a non-statutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price, and we will be allowed a corresponding deduction. Any gain that the individual realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

SARs. An individual receiving a SAR under the 2018 Plan will not recognize income, and we will not be allowed a tax deduction, at the time the award is granted. When the individual exercises the SAR, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the individual, and we will be allowed as a corresponding federal income tax deduction at that time.

Restricted Stock. Provided that the award is nontransferable and is subject to a substantial risk of forfeiture, an individual will not recognize income upon the grant of a restricted stock award, and we will not be allowed a tax deduction if the individual does not elect to accelerate recognition of the income to the date of grant. When the restrictions lapse, the individual will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under the federal tax laws. If the individual elects to accelerate recognition of the income to the date of grant, he or she will recognize ordinary income at the time of the grant in an amount equal to the fair market value of the stock on that date (less any amount paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under the federal tax laws. Any future appreciation in the stock will be taxable to the individual at capital gains rates. However, if the stock is later forfeited, the individual will not be able to recover the tax previously paid pursuant to the acceleration.

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Restricted Stock Units. An individual will not recognize income upon the grant of a RSU and we will not be allowed a tax deduction. Upon receipt of shares of common stock (or the equivalent value in cash or other property) in settlement of a stock unit award, an individual will recognize ordinary income equal to the fair market value of the common stock or other property as of that date (less any amount he or she paid for the stock or property), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under federal tax law.

Performance Awards. An individual generally will not recognize income upon the grant of a performance award and we will not be allowed a tax deduction. Upon receipt of shares of cash, stock or other property in settlement of a performance award, the cash amount or the fair market value of the stock or other property will be ordinary income to the individual, and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under federal tax laws.

Awards under the 2018 Plan have been and will continue to be granted under the discretion of the Personnel and Compensation Committee. Accordingly, future awards are not yet determinable. In addition, benefits under the 2018 Plan, including performance awards, will depend on a number of factors, including the fair market value of our common stock on future dates, actual performance measured against performance goals and decisions made by the participants. Consequently, it is not possible to determine the benefits that might be received by participants under the 2018 Plan going forward.

The Board of Directors recommends a vote “FOR” approval of Amendment of the 2018 Incentive Plan to increase the number of shares of Common Stock available for issuance under the Plan.

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PROPOSAL NUMBER 4: Ratification of the Appointment of Independent Registered Public Accounting Firm

KPMG LLP has served as our independent registered public accounting firm since 1994. The Board of Directors has appointed KPMG LLP to continue to be our independent registered public accounting firm for the current fiscal year ending December 31, 2021. The Audit Committee evaluated the selection of KPMG LLP and gave a recommendation to the Board of Directors in favor of KPMG LLP. We are asking the stockholders to ratify the decision of the Board of Directors to appoint KPMG LLP for the 2021 fiscal year.

Representatives of KPMG LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

To be ratified, the appointment of KPMG LLP as our independent registered public accounting firm must receive a favorable vote of a majority of the shares present in person by participation at the virtual meeting or represented by proxy and entitled to vote on that proposal. Abstentions and broker non-votes are treated as present for quorum purposes only and therefore have no effect on the outcome of the proposal.

The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2021.

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EXECUTIVE COMPENSATION

Forward-Looking Statements

The Compensation Discussion and Analysis that follows, contains estimates, predictions, opinions, projections and other “forward-looking statements” as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to our predictions or expectations of future business or financial performance, as well as our goals and objectives for future operations, financial and business trends, business prospects, and management’s outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (some of which may be beyond our control) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated.

Such risks and uncertainties include, but are not limited to, those related to difficult market conditions and unfavorable economic trends in the United States (U.S.) generally, and particularly in the markets in which we operate and in which its loans are concentrated, including possible declines in housing markets, an increase in unemployment levels and slowdowns in economic growth, including as a result of the novel coronavirus, or COVID-19, pandemic; our level of non-performing assets and the costs associated with resolving problem loans including litigation and other costs and complying with government-imposed foreclosure moratoriums; possible additional loan losses and impairment of the collectability of loans particularly as a result of the COVID-19 pandemic and the policies and programs implemented by the Coronavirus Aid, Relief, and Economic Security Act, as amended, or “CARES Act,” including its automatic loan forbearance provisions and the Company’s Paycheck Protection Program (“PPP”) lending activities; additional credit, fraud and litigation risks associated with our PPP lending activities; the economic and financial impact of federal, state and local emergency orders and other actions taken in response to the COVID-19 pandemic; changes in market interest rates, which may increase funding costs and reduce earning asset yields and thus reduce margin; the impact of changes in interest rates and the credit quality and strength of underlying collateral and the effect of such changes on the market value of our investment securities portfolio; the credit risk associated with the substantial amount of commercial real estate, construction and land development and commercial and industrial loans in our loan portfolio; the extensive federal and state regulation, supervision and examination governing almost every aspect of our operations and potential expenses associated with complying with such regulations; our ability to comply with applicable capital and liquidity requirements (including the transition to the Current Expected Credit Losses methodology for allowances and related adjustments), including our ability to generate liquidity internally or raise capital on favorable terms; possible changes in trade, monetary and fiscal policies and stimulus programs, laws and regulations and other activities of governments, agencies, and similar organizations, and the uncertainty of the short- and long-term impacts of such changes; impairments of our goodwill and other intangible assets; conditions in the financial markets that may limit our access to additional funding to meet its liquidity needs including the destabilized economic environment caused by the COVID-19 pandemic; the intention of the United Kingdom’s Financial Conduct Authority to cease support of the London Inter-Bank Offered Rate (LIBOR) and the transition to an alternative reference interest rate, such as the Secured Overnight Funding Rate, including methodologies for calculating the rate that are different from the LIBOR methodology and changed language for existing and new floating or adjustable rate contracts; the success of our growth plans, including our plans to grow the commercial small business leasing portfolio and residential mortgage, small business and Small Business Administration portfolios; the successful integration of acquisitions, including the pending acquisition of Bryn Mawr Bank Corporation which is subject to customary closing conditions including regulatory and stockholder approvals; our ability to fully realize the cost savings and other benefits of our acquisitions, manage risks related to business disruption following those acquisitions, and post-acquisition customer acceptance of our products and services and related customer disintermediation; negative perceptions or publicity with respect to the Company generally and, in particular, our trust and wealth management business; failure of the financial and operational controls of our Cash Connect ® division; adverse judgments or other resolution of pending and future legal proceedings, and costs incurred in defending such proceedings; our reliance on third parties for certain important functions, including the operation of our core systems, and any failures by such third parties; system failures or cybersecurity incidents or other breaches of our network security; our ability to recruit and retain key employees; the effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally; the effects of weather and natural disasters, such as floods, droughts, wind, tornadoes and hurricanes, as well as effects from geopolitical instability, public health crises and man-made disasters including terrorist attacks; the effects of regional or national civil unrest (including any resulting branch or ATM closures or damage); possible changes in the speed of loan prepayments by our customers and loan origination or sales volumes; possible changes in the speed of prepayments of mortgage-backed securities due to changes in the interest rate environment, particularly as a result of the COVID-19 pandemic, and the related acceleration of premium amortization on prepayments in the event that prepayments accelerate; regulatory limits on our ability to receive dividends from our subsidiaries and pay dividends to our stockholders; the effects of any reputation, credit, interest rate, market, operational, legal, liquidity, regulatory and compliance risk resulting from developments related to any of the risks discussed above; and the costs associated with resolving any problem loans, litigation and other risks and uncertainties, including those discussed in other documents filed by us with the Securities and Exchange Commission from time to time.

We caution readers not to place undue reliance on such forward-looking statements, which speak only as of the date they are made. We disclaim any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of us for any reason, except as specifically required by law. Forward-looking statements should be evaluated together with the many uncertainties that may affect our business, particularly those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020 (“Annual Report”) and in our subsequent periodic reports on Form 10-Q and current reports on Form 8-K, if any, filed with the SEC.

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our Personnel and Compensation Committee (the “P&C Committee”) provides Board of Directors oversight and guidance for executive compensation and related benefits. To assist with its responsibilities, the P&C Committee regularly receives reports and recommendations from its independent compensation consultant, Pearl Meyer & Partners, LLC (“Pearl Meyer”). Our executive compensation program reflects our pay-for-performance philosophy and is designed to align the interests of senior management with our stockholders and our long-term success.

Our executive compensation philosophy is as follows:

•	We strive to be competitive in base pay, taking into consideration salaries of similar positions at comparable banks in our peer group, allowing for exceptions in exceptional circumstances;
•	We structure our incentive compensation system to provide rewards for performance that reflect our strategic plan and balance executives’ focus on both annual goals and our long-term success, without creating undue risk; and
•	Our total compensation for expected performance levels is targeted at levels similar to those of our peer group of comparable banks. For superior performance, we provide total compensation reflecting that superior performance.

Our executive compensation practices support good governance and mitigate excessive risk-taking. Among other things, they:

•	Require significant stock ownership for senior executives;
•	Establish multiple performance metrics under the Management Incentive Program (“MIP”) which discourage excessive risk-taking by executives by removing incentives that focus on single performance goals which may be a detriment to the Company;
•	Balance executives’ short-term and long-term compensation to discourage short-term risk taking at the expense of long-term results;
•	Impose a double-trigger for time-based equity awards which do not vest solely upon a change in control, but also require a qualifying termination following a change in control;
•	Engage an independent compensation consultant who performs no other work for the Company other than as an advisor on executive leadership compensation matters;
•	Include a clawback policy permitting the P&C Committee to recoup certain incentives paid resulting from fraudulent activity, inaccurate performance criteria or reporting, or financial restatements;
•	Permit no employment contracts with executives which contain special severance payments such as golden parachutes or multi-year guaranteed bonuses;
•	Permit no special executive retirement programs;
•	Permit no gross-up payments to cover personal income or excise taxes that pertain to executive or severance benefits;
•	Permit no excessive perquisites for executives;
•	Permit no hedging, collars, short sales or other derivative transactions or pledging transactions involving our common stock by our executives;
•	Permit no cash buyout, re-pricing or backdating of stock options or restricted shares; and
•	Prescribe a standard vesting period of four years for awards of stock options and restricted shares, unless accelerated vesting is requested, which would require approval by the P&C Committee. Board of Directors approval is required for any accelerated vesting of awards issued to the CEO.

Our objective is to be a high-performing company, and we have designed our compensation practices toward attracting and retaining high-quality individuals, and motivating and rewarding them for strong performance.

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Our 2020 compensation practices were consistent with our long-term focus, which over the past several years has produced a positive return to our stockholders. The graph and table which follow show the yearly percentage change in the cumulative total shareholder return on our common stock over the last five years compared with the cumulative total return of the Dow Jones Total Market Index, the Nasdaq Bank Index and KBW Bank Index over the same period as obtained from Bloomberg L.P. Cumulative total shareholder return on our common stock or the indices equals the total increase in value since December 31, 2015, assuming reinvestment of all dividends paid into the common stock or the index, respectively. The graph and table were prepared assuming $100 was invested on December 31, 2015 in our common stock and in each of the indices. There can be no assurance that our future stock performance will be the same or similar to the historical stock performance shown in the graph below. We neither make nor endorse any predictions as to stock performance.

Cumulative Total Shareholder Return
Compared with Performance of Selected Indices
December 31, 2015 through December 31, 2020
$250
$200
$150
$100
$50
$-
Dollars
2015
2016
2017
2018
2019
2020
WSFS Financial
Dow Jones Total Market
Nasdaq Bank Index
KBW Bank Index

	December 31, 2015 through December 31, 2020 Cumulative Total Return
	2015	2016	2017	2018	2019	2020
WSFS Financial Corporation	$100	$144	$150	$120	$141	$146
Dow Jones Total Market Index	100	113	136	129	169	204
Nasdaq Bank Index	100	138	146	122	152	140
KBW Bank Index	100	129	152	125	171	153
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Consistent with our long-term focus, we set aggressive, measurable goals. We are accountable for achieving those goals as demonstrated in our competitive “pay-for-performance” philosophy. Our executive incentive compensation plans, which include our MIP, covering our named executive officers (“NEOs”):

(1)	focus on performance measures that are important to stockholders,
(2)	do not promote inappropriate risk,
(3)	use fundamental indicators of our performance, growth and health, and
(4)	take into consideration industry peer comparisons.

The performance measures we use in our MIP are Return on Average Assets (“ROA”), Return on Average Tangible Common Equity (“ROTCE”) and Earnings per Share (“EPS”) growth. ROTCE is computed by dividing net earnings allocable to common stockholders by average tangible common stockholders’ equity. ROTCE is a non-GAAP financial measure and may not be comparable to similar non-GAAP financial measures used by other companies. Where appropriate, individual goals may be tied to asset quality or other operational metrics. The P&C Committee reserves the right to recover (“clawback”) any incentives that were paid due to fraudulent activity, inaccurate performance criteria or reporting, or errors in financial statements that are required to be restated.

Through the MIP, executive management earns restricted stock and stock option awards by reaching the annual ROA, ROTCE and EPS targets, using a sliding scale for achieving threshold, target and superior results. Awards vest over a minimum of four years.

The Role of the Personnel and Compensation Committee of the Board of Directors in Executive Compensation

The P&C Committee serves the entire Board of Directors by providing oversight and guidance with respect to personnel and compensation policies and practices. In addition, the P&C Committee provides oversight to management so that we can create and maintain competitive programs that attract, develop, motivate, reward and retain Associates committed to superior performance and the highest professional and ethical standards. The P&C Committee ensures that personnel and compensation policies support our strategic plan and comply with all applicable legal and regulatory requirements. It also reviews and considers the results of stockholders’ advisory votes on executive compensation. See the section entitled “Corporate Governance - Personnel and Compensation Committee” for a complete description of the role of the P&C Committee.

The Role of Management in Executive Compensation

Our CEO and our Chief Human Resources Officer provide recommendations for the P&C Committee’s consideration and oversee our compensation programs and policies. Their activities include:

•	Assisting the P&C Committee and its independent compensation consultant, as requested, with executive compensation reviews, incentive program designs, risk assessments of compensation programs and preparation for meetings;
•	Based on data provided by the P&C Committee, reviewing compensation programs for competitiveness and aligning compensation programs with our strategic goals;
•	Recommending changes to compensation programs to the P&C Committee, where appropriate; and
•	Recommending pay levels and incentive plan payments for NEOs, except for the CEO.

The CEO excuses himself from all P&C Committee and Board of Director discussions of his compensation. As a practical matter, he may discuss the formula by which his and other executives’ incentive compensation is structured but does not participate in decisions regarding their awards or changes to their compensation.

The Role of Stockholder Say-on-Pay Votes

Our Board of Directors, P&C Committee and management value the opinions of our stockholders, including their advisory votes regarding the compensation paid to our named executive officers (“Say-on-Pay votes”), and as such, we conduct Say-on-Pay votes annually. We revisit the frequency of Say-on-Pay votes every six years. The next required vote on the frequency of advisory Say-on-Pay votes will occur during the 2023 Annual Meeting. Our 2020 Say-on-Pay vote was approved by 99.0% of the votes cast. Although the advisory Say-on-Pay vote is non-binding, our P&C Committee has considered the outcome of previous votes when making compensation decisions for named executive officers. Our P&C Committee believes that these votes evidence our stockholders’ support for our approach to executive compensation and considered this support in deciding not to alter the overall compensation plan and program for 2020. Our P&C Committee will continue to consider the outcome of the Say-on-Pay votes when making future compensation decisions for our named executive officers.

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The Role of Consultants

For 2020, the P&C Committee has retained Pearl Meyer as the Committee’s independent compensation consulting firm. For 2020, the Committee engaged Pearl Meyer to review our Executive Severance Policy, 2020 MIP metrics, Beneficial Acquisition Success RSU Plan as well as to implement compensation related changes that resulted from their December 2019 executive compensation analysis. Additionally, Pearl Meyer helped the Committee to benchmark 2020 compensation considerations that were impacted because of COVID-19.

Pearl Meyer reported directly to the Chair of the P&C Committee. Pearl Meyer consultants do not have a personal or business relationship with any member of the P&C Committee. Pearl Meyer was retained solely by the P&C Committee and provided no other services to us that are not specifically authorized by the P&C Committee.

The P&C Committee assessed the independence of Pearl Meyer in light of SEC rules regarding compensation consultant independence. As part of this assessment, the P&C Committee reviewed Pearl Meyer’s letter addressing factors related to its independence and concluded that the services provided by Pearl Meyer to the P&C Committee do not raise any conflict of interest issues.

2020 Financial Performance Overview

In 2020, the COVID-19 pandemic adversely affected economic conditions nationally and within our region resulting in a disruption of economic activity, increased unemployment, reductions in consumer and business spending, and a sharp reduction in interest rates. Our results in 2020 were significantly impacted by the COVID-19 pandemic and its impact on the economic forecasts that drive the estimates we use to determine the allowance for credit losses. The P&C Committee considered the state of the economy, the competitive environment in our marketplace, the demand for seasoned talent and the retention of our executive leadership team when making 2020 executive compensation determinations.

Notable items in 2020 include the following:

•	As of January 1, 2020, we adopted the Current Expected Credit Losses (“CECL”) method of accounting, which considers forward-looking information when establishing reserves for credit losses. The COVID-19 pandemic resulted in acute deterioration in the economic forecast used in our CECL modeling, resulting in additional provision for credit losses of $153.2 million for the year ended December 31, 2020. Including the impact of our adoption of CECL, the allowance for credit losses increased by $181.2 million during the year ended December 31, 2020. The COVID-19 pandemic has also contributed to a lower interest rate environment, adversely impacting our net interest income and earnings per share (“EPS”) in 2020;
•	We participated in some of the regulatory relief programs implemented pursuant to the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act, including the Paycheck Protection Program (“PPP”). We have provided nearly $1.0 billion in PPP loans to more than 5,400 new and existing WSFS Customers, which resulted in $21.7 million of additional interest income from PPP loans and $3.3 million of PPP related costs during the year ended December 31, 2020;
•	During 2020, WSFS made a $3.0 million grant to the WSFS Community Foundation to address the impacts of COVID-19 on the communities we serve and provide long-term support for education, health and human services, and economic development in our communities;
•	In June 2020, WSFS recorded net realized gains on our equity investments of $22.1 million from the sale of 360,000 Visa Class B shares. Since our adoption of ASU 2016-01 in the first quarter of 2018, cumulative realized and unrealized gains and dividends on Visa Class B shares have totaled $78.1 million;
•	During 2020, we repurchased 3,950,855 shares of WSFS common stock totaling $155.1 million; and
•	In December 2020, WSFS issued $150.0 million of fixed-to-floating rate senior notes due 2030 with a fixed interest rate of 2.75% for the first five years, and afterwards at an annual floating rate equal to a benchmark rate expected to be three-month term SOFR (as defined in the senior notes) plus 2.485%.

Despite the economic challenges presented during 2020, we continued to generate market share gains and maintain appropriate balance sheet positioning in a changing interest rate environment. Customers continue to see the benefits that WSFS has to offer with local decision making and delivering stellar service experiences. WSFS ranked seventh in our market (which includes portions of Pennsylvania, New Jersey, Delaware and Maryland and is referred to as the “Philadelphia-Camden-Wilmington MSA”) in total deposits and had more than twice the market share of the next largest community bank in that market. With $14.3 billion in assets and $24.2 billion in assets under management (“AUM”) and assets under administration (“AUA”) at December 31, 2020, we have created the largest, premier, locally-headquartered community bank in the Delaware and greater Philadelphia region and fill a long-standing service gap in our market between larger regional/national banks and smaller community banks. At December 31, 2020, we operated from 112 locations, including 89 banking offices.

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We continue to have success in strengthening our culture of engaged Associates that bring to life WSFS’ mission of We Stand for Service in our daily delivery of stellar Customer experiences. In 2020, we were once again honored on several occasions with various awards and honors. We value such recognition as it validates our business model and tells us that our strategy is working. The following are some of the awards we earned:

•	2020 Gallup Culture Transformation Award;
•	Top Workplace in Delaware for the 15th year in a row and Top Bank in Delaware for the 9th year in a row by The News Journal;
•	Top Workplace in Philadelphia and southeastern PA by Inquirer.com for the 6th year in a row;
•	Ranked Best Board and Technology Strategy and 4th Best overall Bank in Bank Director’s 2021 RankingBanking study;
•	Ranked #10 in the United States on the Forbes World’s Best Banks Listing; and
•	Fast growing company in the Greater Philadelphia region “Soaring 76” for the fourth year in a row by the Philadelphia Business Journal.

For 2020, we reported net income attributable to WSFS under U.S generally accepted accounting principles (“GAAP”) of $114.8 million, ROA of 0.87%, return on equity of 6.25%, and diluted EPS of $2.27. For 2020, we reported ROTCE, a non-GAAP measure, of 9.68%. Several non-recurring items impacted our 2020 GAAP results, including the following:

•	$22.8 million (pre-tax), or $19.1 million and $0.38 per share (after-tax), of unrealized valuation gains on our equity investments, including our investment in Visa Class B shares;
•	$9.1 million (pre-tax), or $7.0 million and $0.14 per share (after-tax), in net gains on sales of other securities;
•	$4.8 million (pre-tax), or $3.7 million and $0.07 per share (after-tax), of corporate development and restructuring expenses related to the merger with Beneficial Bank;
•	$3.0 million (pre-tax), or $2.3 million and $0.05 per share (after-tax), of expense related to the WSFS Community Foundation grant; and
•	$2.3 million (pre-tax), or $1.9 million and $0.04 per share (after-tax), of loss associated with prepayment fees from the termination of fixed rate FHLB term advances as part of routine balance sheet and liquidity management.

Our 2020 core results exclude the impact of these non-recurring items, resulting in adjusted net income (non-GAAP) of $96.6 million, core ROA of 0.74%, core ROTCE of 8.26%, and a core EPS decrease of (49%) compared to 2019 adjusted and core results. Adjusted net income (non-GAAP), ROTCE, core ROA, core ROTCE and core EPS are non-GAAP financial measures that exclude certain unusual, one-time items. See Item 1 and Item 6 of our 2020 Annual Report on Form 10-K for the definition of these terms and reconciliations of adjusted net income (non-GAAP), ROTCE, core ROA, core ROTCE and core EPS to their comparable metrics in accordance with GAAP.

Peer Group and Benchmarking

Every two to three years, the P&C Committee engages its third-party compensation consultant to conduct a formal review of our executive compensation program. A comprehensive executive review was conducted in the fourth quarter of 2019 by Pearl Meyer. The P&C Committee requested these reviews to assess competitive compensation levels for its executives. When benchmarking compensation, the P&C Committee uses a compensation peer group (“CPG”) that is representative of those companies with whom we compete for talent. Using this CPG provides a targeted assessment of the compensation practices for publicly traded peer companies, as we cannot readily obtain compensation data from private companies. The CPG allows us to compare our compensation to other companies that have a similar business model, size and geographic locations and helps us align base compensation, incentives and equity awards with our compensation philosophy.

For 2020, Pearl Meyer reviewed our compensation peer group and removed two peers from the 2019 group based on their merger and added OceanFirst Financial as they now meet our criteria based on size, business model and geographic location with headquarters in New Jersey. All other peers from the 2019 group were deemed to fit our benchmarking criteria and remained in the group The companies in the CPG comprise a set of peers comparable to us in size, business model and location and reflected the following:

•	Located within our geographic area, including MD, NJ, NY, PA, and VA, as well as the midwest and central states;
•	Total assets as of December 31, 2020 were between $10.9 billion and $25.9 billion;
•	Median total assets were approximately $14.8 billion, which is within 3% of our own asset size; and
•	Like WSFS, peers have several subsidiaries and multiple lines of business in addition to banking.

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Listed below are the companies included in our CPG and their total assets as of December 31, 2020.

Rank	Company Name	Ticker	State	Total Assets at December 31, 2020 ($000)	Return on Average Assets 2020 (%)
1	Fulton Financial Corporation	FULT	PA	25,906,733	0.73
2	BancorpSouth Bank	BXS	MS	24,081,194	1.00
3	Simmons First National Corporation	SFNC	AR	22,359,752	1.18
4	First Midwest Bancorp, Inc.	FMBI	IL	20,838,678	0.53
5	Ameris Bancorp	ABCB	GA	20,438,638	1.36
6	Atlantic Union Bankshares Corporation	AUB	VA	19,628,449	0.83
7	Customers Bancorp, Inc.	CUBI	PA	18,439,248	0.85
8	United Bankshares, Inc.	UBSI	WV	17,794,374	1.06
9	Hilltop Holdings, Inc.	HTH	TX	16,944,264	2.88
10	First Financial Bancorp	FFBC	OH	15,973,134	1.00
11	Renasant Corporation	RNST	MS	14,929,666	0.58
12	TowneBank	TOWN	VA	14,626,444	1.20
13	First Merchants Corporation	FRME	IN	14,067,210	1.10
14	Community Bank System, Inc.	CBU	NY	13,931,094	1.28
15	Northwest Bancshares, Inc.	NWBI	PA	13,806,268	0.58
16	International Bancshares Corporation	IBOC	TX	13,591,774	1.22
17	Independent Bank Corp.	INDB	MA	13,204,301	0.96
18	Provident Financial Services, Inc.	PFS	NJ	12,919,741	0.86
19	Berkshire Hills Bancorp, Inc.	BHLB	MA	12,838,013	-4.14
20	OceanFirst Financial Corporation	OCFC	NJ	11,448,313	0.56
21	NBT Bancorp Inc.	NBTB	NY	10,932,906	0.99
	Average			16,501,550	0.79
	25th Percentile			13,645,398	0.76
	50th Percentile			14,778,055	0.98
	75th Percentile			19,331,149	1.16
	WSFS Financial Corporation	WSFS	DE	14,333,914	0.87

	Percentile Rank of WSFS Financial Corporation			41st%	41st%

WSFS reported a GAAP ROA that exceeded 41% of companies in the updated CPG. As previously described in the section entitled “2020 Financial Performance Overview”, the COVID-19 pandemic resulted in acute deterioration in the economic forecast used in our CECL modeling, resulting in additional provision for credit losses of $153.2 million for the year ended December 31, 2020. Including our “quality of earnings” adjustment discussed in the section entitled “Quality of Earnings Review”, WSFS recorded Pre- Provision Net Revenue (“PPNR”) as a percentage of assets of 2.14% for the year ended December 31, 2020, which would have put us in the 82nd percentile rank in the CPG, based on the reported full-year 2020 PPNRs of the CPG companies obtained from S&P Global. PPNR is a non- GAAP financial measure. See “Non-GAAP Reconciliation” in our 4th Quarter 2020 Earnings Release dated January 25, 2021 and filed at Exhibit 99.1 on Form 8-K for a reconciliation of PPNR to its comparable GAAP measure.

Financial performance is one factor in selecting our CPG, as well as market and asset size. While we set goals for our incentive plans based on our internal financial plan, we note that our target goals for 2020 were generally well above the median of the companies in our CPG on several criteria. We discuss our performance against our 2020 incentive plan further under the section entitled “Management Incentive Plan.”

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2020 Compensation Actions

The components of 2020 executive compensation were base salary, annual cash and equity incentive compensation, long-term incentive compensation and benefits. Due to the ongoing risks to our organization with regard to motivating and retaining our executive team, the P&C Committee considers discretionary bonuses, on a case-by-case basis, after review of Company and individual performance at the end of a year.

During 2020, the P&C Committee reviewed an analysis of all incentive plans conducted by our Chief Risk Officer and concluded that our compensation program is balanced and does not encourage imprudent risk taking. The findings were taken into consideration when setting 2020 executive base salaries. We also evaluate whether our compensation programs reflect the interests of our stockholders through their annual non-binding vote, which we take into careful consideration for future executive compensation decisions. In 2020, by their advisory (non-binding) vote, 99.0% of voting stockholders approved the compensation of, and compensation arrangement for, our named executive officers.

Our 2020 results reflected strong performance relative to our peers as well as against WSFS’ strategic objectives. When excluding provision for credit losses, WSFS had a strong year financially, and in sustaining and growing our franchise value by supporting our Associates, Customers, and Communities through the COVID-19 pandemic. Our executives’ 2020 compensation reflects these results, and considering the total mix of compensation, we believe 2020 executive compensation is: (1) consistent with our pre-established pay-for-performance plans, (2) reasonable in light of payment levels for companies in our Compensation Peer Group (“CPG”) and (3) consistent with our 2020 results, both in absolute terms, and in comparison to prior years’ results and incentives after consideration of the impacts of COVID-19 in 2020.

Named Executive Officers (NEOs)

The table below shows our NEOs for 2020.

Name	Title
Rodger Levenson(1)	Chairman, President and Chief Executive Officer
Dominic C. Canuso	Executive Vice President and Chief Financial Officer
Steve Clark	Executive Vice President and Chief Commercial Banking Officer
Peggy H. Eddens	Executive Vice President and Chief Customer Officer
Michael P. Reed(2)	Executive Vice President and Chief Risk Officer

(1)  Mr. Levenson was elected Chairman of the Board of Directors effective January 1, 2020.

(2)  Mr. Reed’s employment with the Company began May 1, 2020.

Elements of Compensation

In the following section, we describe the elements of our NEO compensation, including how we determine the amounts for each element, why each element is included in our NEO compensation program and the actual payments resulting from our pay-for- performance incentive programs.

Base Salaries

Why We Provide Base Salaries:

We offer base salaries to provide a stable source of income to our NEOs. Base salaries also serve as a base amount for the determination of our pay-for-performance programs and serve as a significant tool for recruiting, motivation and retention.

How We Determine Base Salary Amounts:

We establish base salaries and assess market competitiveness by comparing our executives’ qualifications, experience and responsibilities, as well as their individual performance and value to similar positions at companies in the CPG. Additional factors that play a role in setting the final base salary amount for NEOs are as follows:

•	Special circumstances related to staffing needs and market situations;
•	Levels of compensation provided from other compensation components; and
•	Additional responsibilities assumed by the executives.

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When determining base salary amounts for a newly hired NEO, we incorporate the following additional factors:

•	Current compensation of peer executives at WSFS;
•	Any market-based data provided by the external recruiter retained for the search;
•	Any market-based data provided by the Committee’s compensation consulting firm; and
•	The salary requirements of other candidates being considered for the position who have a similar level of experience.

Merit increases for our NEOs over the past two years have been consistent with national survey data and similar CPG positions and also consistent with merit increases across the organization. Our compensation philosophy has been to review base salaries using the 50th percentile and consider individual performance, skills and experience to determine an appropriate base salary.

The changes in our NEOs base salaries over the past two years reflect their increased responsibilities, our performance during that period, the growth of our Company, the Beneficial merger, and the change to our compensation policy described above. Mr. Levenson’s 2020 and 2021 base salary represents approximately the 50th percentile of an equal blend of the CPG and national survey data of similarly sized banking institutions based on the bi-annual compensation review.

The Board of Directors approved NEO base salary changes as shown in the following table:

BASE SALARY
Name and Principal Position	2021	2021 to 2020 % Increase	2020	2020 to 2019 % Increase	2019
Rodger Levenson Chairman, President and Chief Executive Officer	$800,000	3%	$775,000	6%	$731,000
Dominic C. Canuso Executive Vice President and Chief Financial Officer	451,500	5%	430,000	11%	387,000
Steve Clark Executive Vice President and Chief Commercial Banking Officer	417,250	3%	407,000	9%	375,000
Peggy H. Eddens Executive Vice President and Chief Customer Officer	430,500	3%	420,000	8%	390,000
Michael P. Reed Executive Vice President and Chief Risk Officer(1)	423,500	2%	415,000	—	—

(1)  Mr. Reed’s employment with the Company began May 1, 2020.

Annual Incentives

Why We Provide Annual Incentives

Our compensation program includes an annual performance-based award. The objective is to compensate executives based on achievement of Company-wide and individual goals related to building franchise and stockholder value. These goals are the same performance goals described in the “Management Incentive Plan” section. The award is intended to reward current performance that is also in line with our long-term goals and to motivate the executive to achieve high-performing results. Below is the table which reflects the value of the annual incentive opportunity under the MIP as a percent of the CEO’s and NEOs’ base salaries.

MIP 2020 Annual Non-Equity Award Opportunity as a Percent of Base Salary
Name and Principal Position	Minimum	Target	Maximum or Stretch
Rodger Levenson(1) Chairman, President and Chief Executive Officer	37.5%	75%	150%
Dominic C. Canuso Executive Vice President and Chief Financial Officer	25%	50%	100%
Steve Clark Executive Vice President and Chief Commercial Banking Officer	25%	50%	100%
Peggy H. Eddens Executive Vice President and Chief Customer Officer	25%	50%	100%
Michael P. Reed(2) Executive Vice President and Chief Risk Officer	25%	50%	100%

(1)	Mr. Levenson was named President and CEO and elected to the Board of Directors effective January 1, 2019. He was elected Chairman the Board of Directors effective January 1, 2020.
(2)	Mr. Reed’s employment with the Company began May 1, 2020. For 2020, he was guaranteed a minimum $260,000 non-equity incentive award. Beginning in 2021, he will have the same award opportunity percentages as the other non-CEO NEOs.

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Equity/Long-Term Incentives

Consistent with our long-term focus, we set aggressive, measurable goals, and we are accountable for achieving those goals as demonstrated in our competitive “pay-for-performance” philosophy. The objective of our long-term equity incentive is to, combined with our annual incentive compensation, incentivize and compensate executives based on achievement of Company-wide and individual goals related to building franchise and stockholder value. Our executive incentive compensation plans, which include our MIP and cover our named executive officers (“NEOs”):

•	focus on performance measures that are important to stockholders;
•	do not promote inappropriate risk;
•	use fundamental indicators of our performance, growth and health; and
•	take into consideration industry peer comparisons.

Our equity-based long-term compensation plan, which is part of the MIP, is the primary method by which we provide long-term incentives to our executives, however, certain of our executives are eligible to receive awards under the Integration RSU Plan and the Beneficial Acquisition Success Plan, each of which is described in greater detail below. Pursuant to our 2018 Incentive Plan, we offer equity awards as a performance incentive to encourage ownership of our common stock by our executives and to further align the interests of management with those of our stockholders. Equity awards also provide value by attracting, motivating, and retaining executives and provide appropriate and meaningful rewards to NEOs for our long-term success.

In early 2020, based on the findings of Pearl Meyer’s executive compensation review, we adjusted our equity/long-term incentives to align with our peer group, which was updated to reflect our over $10 billion asset size. Effective in 2020, we adjusted our threshold, target and stretch levels under the MIP to 50%, 60% and 70%, respectively, for our NEOs and 85%, 100% and 115%, respectively, for our CEO, which reflect more market-competitive positions as compared to our peers. These updated equity incentives reflect the broadened scope of responsibilities assumed by each executive resulting from the Beneficial merger and take into consideration our expanded footprint in Philadelphia and New Jersey. The 2020 equity/long-term incentive awards reflect the changes that were adopted for 2020 for both the CEO and NEOs.

Long-Term Incentive Awards Under the MIP

The amount of each executive’s equity award under the MIP is based on achievement against the same performance goals described in the “Management Incentive Plan” section. Through the MIP, executive management earns restricted stock and stock option awards by reaching the annual targets, using a sliding scale for achieving threshold, target and superior results. Awards vest over a minimum of four years.

Our MIP is designed so that, in 2020, our CEO had the potential to earn 85%, 100% or 115% of his salary in equity awards at threshold, target and stretch performance levels, and all other NEOs had the potential to earn 50%, 60% or 70% of their salary in equity awards at threshold, target and stretch performance levels for the same four Company-wide goals. Half of the value of the equity awards is in the form of stock options with four-year vesting and a seven-year life, and half of the value of the equity awards is in the form of restricted stock units (RSUs) with four-year vesting. Further, to improve pay-for-performance and alignment, the P&C Committee has the discretion to grant NEOs other performance-based equity awards from time to time.

Based on the Company’s achievement in 2019 against the three performance measures of ROA, ROTCE, and EPS Growth, in 2020 the P&C Committee granted awards of stock options and RSUs under the long-term incentive plan to our CEO in an amount equal to 69.1% of base salary and to EVP-level in an amount equal to 49.1% of base salary. The total value of the equity awards granted to our NEOs in 2020 for 2019 performance under the MIP was $1,257,828. These awards have a four-year vesting schedule and are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Management Incentive Plan

Our executives are eligible for both annual and long-term incentive awards under our Management Incentive Plan (“MIP”). As described in greater detail below, annual incentives under the MIP are usually granted in cash and long-term incentive awards are granted in equity. We designed the MIP to reward executives for excellence in performance on key financial metrics determined by the Board of Directors and its P&C Committee, as well as each executive’s performance and contribution in his or her area of responsibility. The P&C Committee also has the discretion to provide special recognition bonuses outside the MIP to take into consideration special performance events or other performance-based circumstances.

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Our MIP design contemplates the following:

•	a proportional approach (interpolation) will be used to calculate incentive payouts for the performance results that fall between threshold, target and stretch levels;
•	the Company will conduct a “quality of earnings review” to consider adjustments from GAAP reported earnings to MIP earnings; and
•	award opportunities will be based on specified percentages of base salary for Threshold, Target and Stretch achievement by NEOs.

The structure of our MIP includes: setting Company-wide goals; setting individual performance goals; weighting the goals; providing incentive opportunities to NEOs; and calculating incentive awards based on actual performance.

Setting Company performance goals

Each year the P&C Committee reviews our metrics and establishes Company-wide targets on the chosen metrics. In selecting the metrics, the P&C Committee considers our short-term and long-term business strategy, the current business environment and the interests of stockholders.

The Company reviews and adjusts, as necessary, performance metrics at the onset of a new performance period to ensure they continue to reflect our business strategy and market best practices. This review process helps ensure that Company-wide goals used for incentive plans support the Company’s overall strategy, accommodate any shifts in strategy from year-to-year or during market changes and reflect past experiences and best practices. The P&C Committee has discretion to modify awards downward if some other threshold level is not achieved. Examples of potential events or factors that the P&C Committee may consider in reducing or eliminating awards include but are not limited to: downgrading of the Bank’s CAMELS rating, imposition of regulatory enforcement actions, or excessive non-performing assets.

Setting individual performance goals

At the beginning of the year, each NEO develops individual performance goals for the year consistent with that year’s financial plan and the current three-year strategic plan, as well as for personal professional growth. These goals are submitted to the CEO for review, amendment and approval. Through an iterative, collaborative process, these NEOs and the CEO agree to the final individual performance goals. Individual performance goals are tailored to each NEO’s function and particular area of responsibility, and may cover a wide variety of performance measures, including, but not limited to, financial performance, customer engagement, operational milestones and other matters.

The MIP measures the performance of the CEO solely on Company-wide goals. However, the Board of Directors also establishes individual performance expectations for the CEO in addition to those associated with the MIP. These performance expectations are established by the P&C Committee after review, discussion and approval of recommendations submitted by the CEO. The P&C Committee assesses the performance of the CEO compared to these performance expectations when annual salary adjustments are being considered.

Weighting the goals

The P&C Committee believes that the more senior the rank of the executive, the more responsibility that executive has for Company-wide performance. As a result, for the more senior executives, Company-wide performance measurement criteria play a larger role in determining the amount of incentive awards. Individual and business unit performance goals play a larger role in determining the amount of the incentive award for less senior executives.

MIP awards are calculated using these percentage allocations. The P&C Committee has final discretion to determine the amounts of final award payouts to all our NEOs, with the exception of the CEO, which is at the recommendation of the P&C Committee and at the final discretion of the full Board of Directors.

Providing incentive opportunities to NEOs

The table under “Annual Incentives” shows NEO annual non-equity (cash) incentive opportunities for 2020 under the MIP as a percentage of base salary. When setting MIP goals, the P&C Committee took into consideration the opportunity levels for similar positions within the CPG companies, along with our philosophy of linking pay to performance. A proportional approach (interpolation) is used to calculate incentive payouts for the performance results that fall between threshold, target and stretch levels. The Committee believes the greater the alignment of performance weightings with Company-wide goals, and the more objectivity that exists in plan administration, the more likely it will be that incentive payments will align with an overall improvement in our performance.

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2020 MIP Determinations

In February 2020, the P&C Committee selected ROA, ROTCE and EPS growth as performance measures for the MIP for 2020. For 2020, the weighting percentage for the CEO was 100% for Company-wide performance. For 2020, the weighting percentage for each of the EVPs was also 100% for Company-wide performance due to the unique circumstances of COVID-19. Historically, the weighting percentage for each of the EVPs has been a 75% Company-wide performance and 25% for individual performance. For 2021, we anticipate that the weighting for the CEO will remain at 100% Company-wide performance and EVPs will be 75% for Company-wide performance and 25% for individual performance.

The performance measures we use in our MIP are Return on Average Assets (“ROA”), Return on Average Tangible Common Equity (“ROTCE”) and Earnings per Share (“EPS”) growth. ROTCE is computed by dividing net earnings allocable to common stockholders by average tangible common stockholders’ equity. ROTCE is a non-GAAP financial measure and may not be comparable to similar non-GAAP financial measures used by other companies. Where appropriate, individual goals may be tied to asset quality or other operational metrics. The P&C Committee reserves the right to recover (“clawback”) any incentives that were paid due to fraudulent activity, inaccurate performance criteria or reporting, or errors in financial statements that are required to be restated.

Quality of Earnings Review

The P&C Committee conducts a “quality of earnings” review under which it evaluates any unusual, one-time items generally greater than $2.0 million, after tax, which impact cash, equity and earnings, and considers them for adjustments for the purposes of calculating relevant performance measures for the MIP. Any “quality of earnings” evaluations are made with a strong bias towards ensuring that management is accountable for reported results. For 2020, the P&C Committee’s review concluded that the following items should be excluded from the calculation of ROA, ROTCE, and EPS growth for the purposes of MIP:

•	$25.1 million (pre-tax), or $19.6 million and $0.39 per share (after-tax), of unrealized and realized gains on our investment in Visa Class B shares;
•	$4.8 million (pre-tax), or $3.8 million and $0.07 per share (after-tax), of corporate development and restructuring expenses related to the merger with Beneficial Bank; and
•	$3.0 million (pre-tax), or $2.3 million and $0.04 per share (after-tax), of expense related to the WSFS Community Foundation grant.

As a result, solely for the purpose of determining achievement in 2020 of certain of the performance measures under the MIP, our adjusted ROA was 0.77%, adjusted ROTCE was 7.96% and the decrease in adjusted 2020 EPS compared to adjusted 2019 EPS was 46.52%.

2020 MIP Results

The following table shows our 2020 actual results for ROA, ROTCE and EPS growth under the 2020 MIP. Our score is calculated by determining the average of scoring for our performance against ROA, ROTCE and EPS growth (for 2020, adjusted upward for “quality of earnings” adjustments) versus pre-established performance targets. A numerical value is interpolated based on a score of 1 for “threshold,” 2 for “target” and 3 for “stretch.” This score is applied to the payout percentages, and a payout is calculated. The individual performance score is calculated similarly. However, individual performance scores were not considered in the 2020 MIP payout calculation. The significant impact of the COVID-19 pandemic on our financial performance resulted in an aggregate MIP score of below threshold and no incentive awards were granted under the MIP in 2021 for 2020 performance. In March 2021 and as described under “2020 Incentive Award Determinations”, the P&C Committee exercised discretion and approved supplemental metrics outside of the MIP to take into consideration the special circumstances resulting from the COVID-19 pandemic and the Company’s strong performance in 2020.

2020 MIP Company-Wide Performance Goals and Results (1)
Goal	Threshold	Target	Maximum or Stretch	WSFS Results	Result
Return on Assets (ROA)	1.24%	1.44%	1.58%	0.77%	Below Threshold
Return on Average Tangible Common Equity (ROTCE)	13.12%	14.83%	16.02%	7.96%	Below Threshold
Earnings Per Share (EPS) Growth	(19.03)%	(6.17)%	3.39%	(46.52%)	Below Threshold
				Aggregate Result	Below Threshold

(1)  This table reflects non-GAAP financial measures calculated for purposes of the MIP that exclude certain unusual, one-time items.

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2020 Incentive Award Determinations

In our 2020 Proxy Statement we disclosed that it was anticipated that the Board of Directors and P&C Committee would re-evaluate performance goals and incentives associated with our MIP in 2020 related to the effects of the COVID-19 pandemic on the economy, our operations, and our financial results. By March 2020, the P&C Committee determined the need to consider supplemental performance metrics to reward executive performance with respect to leading the Company through the COVID-19 pandemic, and began working with management and Pearl Meyer throughout 2020 to identify supplemental metrics that were consistent with the Company’s long-term growth and strategic objectives. In March 2021, the P&C Committee and Board of Directors approved supplemental 2020 performance metrics including PPNR as a percentage of assets (PPNR %) compared to our $10-$20 billion asset size peer group, Customer Engagement (“Gallup CE3”), Associate Engagement (“Gallup Q12”), and Community Efforts. PPNR is a non-GAAP financial measure calculated as pre-tax net revenue before provision for credit losses less pre- tax noninterest expense. See “Non-GAAP Reconciliation” in our 4th Quarter 2020 Earnings Release dated January 25, 2021 and filed at Exhibit 99.1 on Form 8-K for a reconciliation of PPNR to its comparable GAAP measure.

The P&C Committee and Board of Directors exercised discretion and selected these supplemental performance metrics because they measure absolute financial performance as well as qualitative performance on measures important to the long-term sustainability of the Company. In addition, the P&C Committee determined that annual non-equity (cash) incentive opportunities for 2020 would be awarded 50% in cash and 50% in RSUs with a two-year ratable vesting period.

The use of supplemental performance metrics was supported by the Company’s top quintile PPNR % compared to a peer group consisting of 39 banks, including WSFS, across the U.S. with total assets between $10 billion and $20 billion peers and the Company’s stock performance in 2020. WSFS common stock outperformed the Nasdaq and KBW Bank Indices in 2020 and we were only one of five banks within the 39 bank peer group to have a positive stock return in 2020.

2020 Supplemental Performance Metrics and Results

1.	PPNR % compared to our $10-$20 billion asset size peer group: Adjusted PPNR % (adjusted for quality of earnings) was 2.14% compared to unadjusted PPNR% of 2.27%. Using adjusted PPNR % we performed at the 80th percentile compared to our $10-$20 billion asset size peer group.

2.	Customer Engagement (“Gallup CE3”): The Gallup CE3 is a concise survey comprised of three actionable items with the most conclusive links to crucial customer outcomes. The Gallup CE3 categorizes customers into three distinct groups: fully engaged, indifferent, and actively disengaged. Highlights of our 2020 Customer Engagement impact include the following:

•	Companywide support of the CARES Act PPP program including generating over 5,000 loans, almost $1 billion in funding, and supporting approximately 100,000 jobs in our community;
•	Supporting our Customers with over 5,000 short-term loan modifications to ensure sustainability during the pandemic;
•	Serving our Customers by keeping our Drive-thru access open at our branches and opening our retail lobbies when safe; and
•	The Bank’s Net Promoter Score (NPS) increased from 61.8 to 78.9 including feedback from approximately 35,000 Customers.

3.	Associate Engagement (“Gallup Q12’’): The Gallup Q12 represents a survey of 12 questions that measure the most important elements of Associate engagement. Highlights of our 2020 Associate Engagement include the following:

•	Established a COVID-19 Task Force to engage Associates across the organization;
•	WSFS was the first bank in our region to close all branch lobbies and establish flexible work schedules;
•	14-day PTO relief benefit for personal illness and day care issues;
•	Late fee waivers and a low-rate loan offer;
•	“First Responders” pay for essential Retail Associates and second job relief pay; and
•	Company coverage for co-pay and out-of-pocket expenses related to COVID-19.

4.	Community Efforts: The Community Efforts metric is based on the Company’s giving, volunteering, and overall Community impact. Highlights of our 2020 Community Efforts include the following:

•	$3 million contribution to the WSFS Community Foundation;
•	$2.5 million of giving and relief funding;
•	Over 13,000 total volunteer hours by WSFS Associates in 2020; and
•	Over 57,000 pounds of food collected for those in need.
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The following table shows our 2020 actual results for the supplemental performance metrics . Our score is calculated by determining the weighted average of scoring for our actual performance versus performance targets for each metric . A numerical value is interpolated based on a score of 1 for “threshold,” 2 for “target” and 3 for “stretch.” This score was applied to our MIP payout percentages, and a payout was calculated.

Supplemental 2020 Company-Wide Performance Goals and Results(1)
Goal	Threshold	Target	Maximum or Stretch	WSFS Results	Weighting	Result
PPNR % (Percentile Rank vs Asset Size Peers)	50%	80%	90%	80%	70%	Target
Customer Engagement (“Gallup CE3”)	4.30%	4.32%	4.35%	4.43%	10%	Stretch
Associate Engagement (“Gallup Q12”)	4.16%	4.21%	4.26%	4.35%	10%	Stretch
Community Efforts	1.00	2.00	3.00	3.00	10%	Stretch
					Aggregate Result	Target +

(1)  This table reflects non-GAAP financial measures that exclude certain unusual, one-time items.

Based on the Company’s achievement in 2020 against the four supplemental performance metrics noted above, in March 2021, the P&C Committee granted an annual award (50% cash and 50% RSUs with a two-year ratable vesting period) to our CEO in an amount equal to 111.0% of base salary and to EVP-level NEOs in an amount equal to 74.0% of base salary, with the exception of Mr. Reed, who was granted a cash award of 49.3% of his base salary per his agreement with the Company upon his hire on May 1, 2020.

Based on the Company’s achievement in 2020 against the four supplemental performance metrics noted above, in March 2021, the P&C Committee granted annual equity awards of stock options and RSUs to our CEO in an amount equal to 107.2% of base salary and to EVP- level NEOs in an amount equal to 64.8% of base salary. Mr. Reed’s award was prorated to reflect his May 1, 2020 hire date. Stock option awards are valued using the Black- Scholes valuation model.

The total value of equity awards with a four-year vesting schedule granted to our NEOs in 2021 for 2020 performance against the supplemental performance metrics was $1,824,616. The total value of equity awards with a two-year vesting schedule granted to our NEOs in 2021 for 2020 performance against the supplemental performance metrics was $984,737. In evaluating the amount of the equity awards for each NEO, the P&C Committee and Board of Directors considered the impact on the Company’s stock price of the Company’s entry into the S&P 600 Index effective March 1, 2021. Equity awards granted in 2021 for 2020 performance will be reflected in the Summary Compensation Table for 2021, which will be included in our 2022 proxy statement.

Integration Performance RSU Plan

In February 2019, the Board of Directors approved the Integration Performance RSU Plan (“the Integration Plan”). The Integration Plan is a performance incentive plan intended to incent and reward our executive management and certain other members of senior leadership for the successful integration of Beneficial and execution of our strategic goals over the five-year period ending 2023. Awards earned under the Integration Plan (“Performance RSUs”) are issued under the Company’s 2018 Incentive Plan. The table below shows the performance metrics, target goals, and weighting assigned to each metric.

Metric	Goal	% Weighting
Core ROA(1)	1.75%	80%
Gallup CE3(2)	4.34 / 80th Percentile(4)	10%
Gallup Q12(3)	4.18 / 90th Percentile(4)	10%

(1)	Core ROA is a non-GAAP financial measure that excludes certain unusual, one-time items.
(2)	The Gallup CE3 is a concise survey comprised of three actionable items with the most conclusive links to crucial customer outcomes. The Gallup CE3 categorizes customers into three distinct groups: fully engaged, indifferent, and actively disengaged.
(3)	The Gallup Q12 represents a survey of 12 questions that measure the most important elements of Associate engagement.
(4)	Percentiles represent ranking against Gallup overall database.

The Integration Plan provides for a three-year performance achievement period beginning in fiscal year 2021 and ending in fiscal year 2023. Each of the three goals will be separately measured and can be achieved in different years. If a goal is achieved during a fiscal year, the Integration Plan’s eligible participants will vest in a portion of the Performance RSU award, which will ultimately settle in the form of common stock, at the applicable weighting for each goal. For example, if WSFS were to achieve a Core ROA of 1.75% during fiscal year 2021, but did not achieve either of the Gallup goals during 2021, performance RSUs would vest in the first quarter of 2022 at 80% of the total grant date fair value, and only the Gallup goals would be measured for achievement through the duration of the Integration Plan ending in fiscal year 2023. If any or all of a portion of the RSUs vest early, prior to 2023, there will be an additional time based vesting requirement though the end of fiscal year 2023. The table below shows the vesting period of the Performance RSUs, if earned. The vesting period is dependent upon the annual period in which the awards performance vest and ranges from one to three years.

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Performance Vesting Year	Additional Time-Based Vesting
2021	3 years
2022	2 years
2023	1 year

Eligible participants in the Integration Plan include executives in our MIP and a select group of additional senior leaders who play an instrumental role in the overall success of the Beneficial integration. The table below shows the total potential dollar value of Performance RSUs earned under the Integration Plan. If earned, the number of RSUs granted are determined by dividing the dollar value earned by the Company’s stock price on February 28, 2019.

On January 1, 2020, Mark A. Turner stepped down from his position as Executive Chairman of our Board of Directors pursuant to the Company’s long-term succession plan. In accordance with the terms of his transition agreement, he received a payment of $1.0 million, a portion of which represented foregone shares available to him under the Integration Plan. For further information about the terms of Mr. Turner’s transition, please refer to the section entitled “Employment Agreements.”

Eligible Plan Participant Group	Total Potential Value of Performance RSUs
MIP Participants(1)	$4,283,000
Other Senior Leaders	1,300,000
Total Plan	$5,583,000
(1)	Calculated based on two times the base salary of our President and CEO and one times all other eligible participant’s base salary as of March 1, 2019.

The $5,583,000 total potential value represents less than 1% of proforma projected core net income for the total Integration Plan period (fiscal years ending 2019 to 2023) and approximately 2% of proforma projected core net income for the fiscal year ending 2023.

Pursuant to our 2018 Incentive Plan, at the expiration of the award cycle, the P&C Committee will evaluate the Participant’s and/or the Company’s performance in light of the performance goals, and will recommend the number of Performance RSUs which have been earned. In the case of a goal not being met, the Board of Directors will have sole discretion to determine if any awards are earned. All other terms of the Integration Plan, including potential acceleration upon certain events, will be subject to the provisions of our 2018 Incentive Plan.

Beneficial Acquisition Success RSU Plan

In December 2020, the P&C Committee and the Board of Directors approved the Beneficial Acquisition Success RSU Plan (the “Success Plan”). The Success Plan was designed to recognize and reward the Company’s achievement of certain key measures of near-term success related to the acquisition of Beneficial and the efforts of the Company’s senior leaders and the value of such success to the Company’s longer term performance. The measures of success related to Beneficial, consistent with the key performance metrics and targets publicly disclosed by the Company in 2018, are as follows:

Metric	Target
Acquisition Economics	Tangible Book Value Dilution of less than or equal to 4.3% with an Earnback period of less than or equal to 3.7 years
One-Time Acquisition Costs	Less than or equal to $146 million with $117 million of operating costs and $29 million of capitalized expenses
Banking Location / Integration and Optimization	Timely execution of systems and rebranding integration and consolidation of 25% of combined WSFS and Beneficial banking locations by December 31, 2020
Customer Deposit Retention	Attrition of 12% or less of Beneficial ending 2018 Customer deposits, or $522 million, through December 31, 2020
Cost Synergies	45% cost savings, or $67.5 million, from traditional synergies and delivery transformation phased in at 50% for 2019 and 90% for 2020

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Awards under the Success Plan were awarded pursuant to the 2018 Incentive Plan as RSUs vesting in equal annual installments over three years in December 2021, 2022, and 2023. The aggregate grant date fair value of RSUs granted to our NEOs in 2020 under the Success Plan was as follows: Mr. Levenson, $730,000; Mr. Canuso, $194,000; Mr. Clark, $188,000; and Ms. Eddens, $195,000. Mr. Reed was not eligible for this award based on his employment start date in May 2020.

Timing and Pricing of Equity Awards

The P&C Committee awards equity grants annually, generally at its February meeting. Grants may be recommended at other times during the year for special circumstances, such as the hiring of a new executive. In June 2020, management was granted the discretion to approve such awards valued up to $100,000. Awards valued more than $100,000 are subject to Committee approval. Stock option awards are granted with an exercise price not less than the fair market value of our common stock on the date of grant. The grant date fair value of stock option awards is determined using the Black-Scholes option-pricing model. The fair value of RSUs is equal to the grant date fair value of the Company’s common stock.

Timing of MIP Annual Awards and IRS Section 409A Requirements

Payment of annual incentive awards under the MIP occurs no later than March 15th of the year following the performance period. This timing usually provides ample opportunity for the finalization of year-end performance results, as well as maintaining compliance with the short-term deferral exception under Section 409A requirements of the Internal Revenue Code of 1986, as amended (the “Code”).

Clawback Policy

The P&C Committee approved a Compensation Clawback Policy in February 2019 in general alignment with proposed Security and Exchange Commission clawback rules. The Board of Directors has the sole authority to interpret, apply, and implement the Policy. Pursuant to the policy, the P&C Committee may require NEOs to forfeit and reimburse any bonus, award or incentive compensation paid under a benefit plan to the extent that such bonus, award or incentive compensation was due to or was based on statements of earnings, revenues, gains, the performance metric criteria of a benefit plan or other criteria that were later found to be materially inaccurate by the P&C Committee. NEOs are subject to clawback provisions in the event the Company is required to prepare an accounting restatement due to the material noncompliance by the Company during the three completed fiscal years preceding the date the restatement is determined to be filed. In addition, if an NEO engages in misconduct that, in the Board of Directors’ discretion, directly or indirectly causes a material adverse effect to the Company, the Board of Directors may require forfeiture or reimbursement of awards during the three-year period preceding the commission of the act of misconduct.

Associate Service Bonus Plan

Our NEOs also participate in an Associate Service Bonus Plan that is offered to all our Associates. Historically, the two primary components of this plan are our ROA and our Customer Engagement Survey score (“CE3”) administered by the Gallup Organization. Specific payouts are determined by management and are based on reaching specific ROA and CE3 scores. The following criteria assist in objective accountability and discourage unnecessary and excessive risk-taking or manipulation of earnings:

An ROA factor is one component of the calculation of incentive payouts. If our ROA is less than 1%, there is no score given for that component of the Associate Service Bonus Plan calculation;

•	The CE3 factor is the other component of the calculation of the incentive payout and is determined based upon the results of an independently administered Customer Engagement Survey. This factor is not impacted by our earnings; and
•	The incentive payouts are capped at $2,000 per Associate.

In 2020, however, it was decided to replace ROA with PPNR % with appropriate levels at the threshold, target, and stretch levels.

The earned bonus amount under the plan for performance in 2020 was $1,800 per Associate; however, management increased the payout to $2,000 per Associate in recognition of the challenging year and hard work, dedication and perseverance demonstrated by our Associates.

Measuring 2021 Performance and Calculating Incentive Payments

ROA, ROTCE and EPS growth, with equal weightings, were established as the metrics to be used in 2021. We believe that other essential goals, such as growth, infrastructure investment, efficiency, operational excellence, and asset quality are adequately represented in these goals and the individual performance goals of each NEO. This is consistent with our recent historical approach notwithstanding the adoption of supplemental metrics for 2020 as described above.

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Company-wide performance goals for 2021 are shown below. These goals were set after taking into consideration a number of factors, including our 2021 financial plan, our 2019-2021 three-year strategic plan, the Company’s updated CPG, and industry performance of high-performing banks. These goals reflect an expected uneven economic recovery combined with uncertainty on the overall impact of COVID-19 in 2021 and are set at levels consistent with our strategic plan goal of remaining a high- performing company.

Performance Metric	Threshold 2021	Target 2021	Maximum or Stretch 2021
Return on Average Assets (“ROA”)	0.98%	1.16%	1.30%
Return on Average Tangible Common Equity (“ROTCE”)	11.35%	13.19%	14.59%
Earnings Per Share (“EPS”) Growth	47.56%	75.00%	96.30%

The target levels for ROA and ROTCE for 2021 are well above the median of publicly disclosed expectations of companies in the CPG and reflect our goal of remaining a high-performing company while also making significant investments to support our organic growth opportunity. The expected significant increase in EPS, ROA, and ROTCE from 2020 reflects an expected significant decline in provision for credit losses compared to 2020 partially offset by the full-year impact of the lower interest rate environment and the Durbin Amendment, and accelerated Delivery Transformation investment. After a thorough review and discussion, the P&C Committee approved the MIP Plan for 2021.

Benefits

401(k) Employer Contribution

We provide a 401(k) program that allows Associates to contribute a portion of their pre-tax earnings towards retirement savings. We offer a Company match to all Associates enrolled in our 401(k) plan as a component of total compensation and to encourage them to participate in the 401(k) program. We match the first 5% of an Associate’s contribution dollar-for-dollar up to IRS limitations.

Director and Executive Non-Qualified Deferred Compensation Plan

We offer a non-qualified deferred compensation plan for our executives and Board of Directors. For executives, this program allows for base compensation to be deferred, as well as for deferment of cash awards. For directors, this program allows for retainer and meeting fees to be deferred. It offers pre-tax, voluntary contributions, tax deferred earnings, investment choices and flexible payment options. The plan is solely funded by the participant and there is no matching contribution made by the Company. The plan was reviewed and approved by our P&C Committee and our Board of Directors. The following table provides information relating to deferrals of compensation by our named executive officers under our non-qualified deferred compensation plan.

2020 Nonqualified Deferred Compensation
Name and Principal Position	Executive Contributions in 2020(1)	Aggregate Earnings in 2020(2)	Aggregate Withdrawals/ Distributions in 2020	Aggregate Balance at December 31, 2020
Rodger Levenson(3)
Chairman, President and Chief Executive Officer	$—	$—	$—	$—
Dominic C. Canuso
Executive Vice President and Chief Financial Officer	—	—	—	—
Steve Clark
Executive Vice President and Chief Commercial
Banking Officer	67,758	26,707	—	267,969
Peggy H. Eddens
Executive Vice President and Chief Customer Officer	98,831	76,941	—	632,002
Michael P. Reed(4)
Executive Vice President and Chief Risk Officer	—	—	—	—

(1)	Amounts in this column are included in the Summary Compensation Table.
(2)	Amounts in this column are not included in the Summary Compensation Table.
(3)	Mr. Levenson was named President and CEO and elected to the Board of Directors effective January 1, 2019 and was elected Chairman of the Board of Directors effective January 1, 2020.
(4)	Mr. Reed’s employment with the Company began May 1, 2020.
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Development Allowance

We provide a Development Allowance to our NEOs that provides up to $35,000 per year for the CEO and up to $12,500 per year for Executive Vice Presidents. These amounts reflect our growth and executive involvement in expanded markets. Allowable expenses under the Development Allowance Policy include items that improve an executive’s networking and business development prospects, personal health, time management and general well-being in a way that can reasonably be expected to result in improvements to their productivity as one of our executives. CEO expenditures must be approved by the Lead Independent Director. Expenditures by EVPs must be approved by the CEO.

Separate from the above allowance, executives who are recruited from outside our market may be reimbursed for costs associated with their transitional relocation.

Employment Agreements

Because of our corporate philosophy which emphasizes commitment based on performance, we do not have employment agreements for our NEOs. We have a formal severance policy which provides payments to NEOs if their employment is terminated without cause or under certain conditions following a change in control. Further details concerning the severance policy are provided in the section entitled “Potential Payments upon Termination or Change in Control.”

Pursuant to the Company’s long-term succession plan, and in connection with Mark A. Turner’s stepping down as Executive Chairman effective January 1, 2020 (the “Transition Date”), the Company, the Bank and Mr. Turner entered into a Transition Agreement (the “Agreement”). Under the terms of the Agreement, during the remainder of his term as a director, Mr. Turner will assist in the transition of duties to Mr. Levenson, the new Chairman of the Boards and the Bank Board of Directors (together, the “WSFS Boards”), and provide strategic and other support to Mr. Levenson when requested. Mr. Turner received his salary of $600,000 until the Transition Date and thereafter, is entitled to receive fees as are generally paid to other members of the WSFS Boards. Additionally, Mr. Turner received a payment of $1.0 million, reflecting the negotiated value of his foregone salary and shares available to him under the Company’s Integration Performance RSU Plan, his entering into the Agreement which contains non-solicitation, non-competition and non-disparagement provisions; and his added transition and support duties. Also pursuant to the Agreement, the vesting of Mr. Turner’s RSU awards and stock options that were outstanding as of the Transition Date were accelerated, with his stock options to be exercisable within one year of the Transition Date. As a condition to receipt of the payments to Mr. Turner set forth in the Agreement, Mr. Turner was required to execute and deliver a general waiver and release in favor of the Company and the Bank.

Tax Considerations Related to Our Executive Compensation

Prior to the changes made by the Tax Reform Act discussed below, Section 162(m) of the Code (“162(m)”) provided that certain compensation paid in excess of $1.0 million to the Chief Executive Officer or any of the other three most highly compensated executive officers of a public company (but not including the Chief Financial Officer), as of the last day of a taxable year, would not be deductible for federal income tax purposes, unless such compensation was paid in accordance with one of the listed exceptions described in 162(m). However, certain forms of performance-based compensation were excluded from the $1.0 million deduction limitation, if certain requirements were met.

The P&C Committee generally seeks, where feasible and consistent with its overall compensation philosophy and objectives, to structure incentive compensation granted to our executive officers in a manner that is intended to minimize or eliminate the impact of the 162 (m) deduction limitation. The deductibility of some types of compensation payments, however, can depend upon numerous factors, including plan design, the timing of the vesting of compensation awards or the exercise of previously granted rights. In addition, tax deductibility is not the sole factor used by the P&C Committee in setting compensation. Corporate objectives may not necessarily align with the requirements for full deductibility under 162(m). Accordingly, the P&C Committee may grant awards such as time-based restricted stock awards and/or enter into compensation arrangements under which payments are not deductible under 162(m) if the P&C Committee determines that such non-deductible arrangements are otherwise in the best interests of our stockholders. Interpretations of, and changes in, applicable tax laws and regulations, as well as other factors beyond our control, also can affect deductibility of certain compensation. As a result of these various factors, and in order that the P&C Committee retains flexibility in awarding compensation, there may be situations when compensation paid will not be tax deductible in accordance with 162(m).

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Sections 280G and 4999 of the Code (“Code Sections 280G and 4999”) limit our ability to take a tax deduction for certain compensation that could be paid to NEOs resulting from a change in control transaction affecting us. In the event we pay any “excess parachute payments” as it is defined under Code Section 280G, we would have compensation payments that are not tax deductible and executives would have excise taxes due on the receipt of such “excess parachute payments.” The P&C Committee considers the adverse tax liabilities imposed by Code Sections 280G and 4999, as well as other competitive factors when it structures certain compensation to our NEOs.

The Tax Reform Act

The Tax Reform Act became law in December 2017, and most provisions of the Tax Reform Act took effect as of January 1, 2018, including two key changes to 162(m). First, the Tax Reform Act repeals the performance-based compensation exception to the $1.0 million deduction limit under 162(m). As discussed above, prior to the Tax Reform Act, performance-based compensation did not count toward the $1.0 million deduction limit under 162(m) and thus generally could be deducted. The Tax Reform Act eliminated this exception, such that all compensation paid to a covered employee will be subject to the $1.0 million deduction limit.

Second, the Tax Reform Act expanded the number of individuals who are subject to the 162(m) deduction limit to include the Chief Financial Officer. In addition, in contrast to prior law, the Tax Reform Act provides that for any year beginning in 2017, once an employee becomes subject to the 162(m) deduction, the employee shall remain subject to the deduction limit for all future years, including after termination of employment or death.

The Tax Reform Act’s changes to 162(m), however, do not apply to compensation paid pursuant to a written binding contract that was in effect as of November 2, 2017, and which is not materially modified or renewed on or after November 2, 2017. Accordingly, compensation paid under those arrangements generally is still deductible.

In summary, the Tax Reform Act substantially changed 162(m) in ways that generally reduces the amount of compensation that WSFS can deduct beginning in 2018. Although the P&C Committee will continue to seek, where feasible and consistent with its overall compensation philosophy and objectives, to structure incentive compensation granted to our executive officers in a manner that is intended to minimize or eliminate the impact of the 162(m) deduction limitation, it will become more difficult to achieve this goal over time in light of the Tax Reform Act’s changes to 162(m).

Summary

The CEO, the Chief Human Resources Officer, the Chief Risk Officer, and the P&C Committee, with advice from its consultant, have reviewed all compensation components for each NEO, including base salary, incentive compensation, and all of our incentive compensation plans. They have determined that the compensation packages awarded to our NEOs, and others, are consistent with our goals to provide compensation that is competitive with our peers, that drives financial performance without undue risk, and aligns the interests of our NEOs, and others, with those of our stockholders. In August 2020, Michael Conklin joined the Company as Executive Vice President, Chief Human Resources Officer and succeeded Peggy Eddens in that role. At that time, Ms. Eddens assumed the role of Executive Vice President, Chief Customer Officer.

Accordingly, we believe our executive and management compensation plans are reasonable, pay-for-performance-based, competitive, not excessive, and do not encourage our executives or any of our Associates to take actions that pose an unnecessary or excessive risk that would threaten the value of the institution and do not unnecessarily expose the institution to risks or encourage the manipulation of reported earnings to enhance the compensation of management.

Summary Compensation Table

The Summary Compensation Table shows the compensation of our Chairman and Chief Executive Officer, our Chief Financial Officer, and the next three highest paid executive officers in 2020, 2019, and 2018. As described in the section entitled “2020 Incentive Award Determinations”, non-equity incentive awards paid in 2021 for 2020 performance were determined based on the Company’s performance in 2020 against the supplemental performance metrics approved by the P&C Committee at its discretion. These non-equity awards recognize the Company’s strong performance in unprecedented times, and are reflected in the column labeled “Bonus.” The RSU awards granted in 2020 for performance under the Beneficial Integration Success Plan are disclosed in the “Stock Awards” column.

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Summary Compensation Table

Name and Principal Position	Year	Salary(1)	Bonus(2)		Stock Awards(3)		Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Rodger Levenson	2020	$767,667	$430,125		$1,062,561	(7)	$252,561	$2,000	$48,488	$2,563,402
Chairman, President and	2019	731,000			205,785		133,155	774,905	57,747	1,902,592
Chief Executive Officer(6)	2018	471,572			85,937		85,937	463,991	33,706	1,141,143
Dominic C. Canuso	2020	422,475	239,100	(8)	289,009		95,009	2,000	30,897	1,078,490
Executive Vice President and	2019	384,284	50,000	(9)	157,548		101,943	285,812	23,447	1,003,034
Chief Financial Officer	2018	365,083			70,908		70,908	364,413	21,402	892,714
Steve Clark	2020	401,667	175,590	(10)	280,063		92,063	2,000	40,392	991,775
Executive Vice President and	2019	373,184			154,743		100,128	270,913	38,913	937,881
Chief Commercial Banking Officer	2018	358,583			69,645		69,645	340,667	37,480	876,020
Peggy H. Eddens	2020	415,000	155,400		290,745		95,745	2,000	24,685	983,575
Executive Vice President and	2019	386,949			157,969		102,215	285,576	23,715	956,424
Chief Customer Officer	2018	366,575			71,750		71,750	359,806	23,266	893,147
Michael P. Reed	2020	276,667	343,333	(11)	335,000		135,000	2,000	9,977	1,101,977
Executive Vice President and	2019
Chief Risk Officer	2018

(1)	The amounts shown as salaries in this table may be different from the amounts shown in the Base Salary table because this table represents the amount actually paid during the year and the Base Salary table represents actual base salary level.
(2)	Amounts in this column for 2020 include the cash component of the annual incentive awards , which were paid 50% in cash and 50% in RSUs that vest over two years and will be included in our 2022 Summary Compensation Table. Given the extraordinary circumstances of 2020, the P&C Committee believed it was appropriate to recognize strong Company-wide performance by establishing four supplemental metrics under a quantitative framework . For additional context related to the P&C Committee’s considerations, see the sections entitled “2020 MIP Determinations ” and “2020 Incentive Award Determinations”.
(3)	Represents the aggregate fair value of awards on the date they were granted in accordance with ASC Topic 718. See the Notes to the Consolidated Financial Statements included in our 2020 Annual Report on Form 10-K for the assumptions used to calculate grant date fair value.
(4)	For 2020, amounts represent cash awards to NEOs in connection with our All Associate Bonus Plan. For 2018 and 2019, amounts represent cash awards to NEOs in connection with our MIP Plan and our All Associate Bonus Plan.
(5)	All Other Compensation includes contributions made by us to the 401(k) plans of each of our NEOs, health benefits paid directly by the Company, and a development allowance. The health benefits provided to our NEO’s are under a non-discriminatory group plan, and disclosure of this benefit is included on a voluntary basis.
(6)	Mr. Levenson was named President and CEO and elected to the Board of Directors effective January 1, 2019 and was elected Chairman of the Board of Directors effective January 1, 2020.
(7)	Includes a one-time RSU award that fully vested at time of grant in August 2020 and was made to Mr. Levenson in recognition of his key role in the Company’s Visa Class B shares investment strategy.
(8)	Includes a one-time cash bonus payment made to Mr. Canuso in August 2020 in recognition of his key role during 2020 in the Company’s Visa Class B shares investment strategy.
(9)	Represents a one-time cash bonus payment made to Mr. Canuso in March 2020 for performance through December 31, 2019 in recognition of his key role in the integration of Beneficial.
(10)	Includes a one-time cash and equity bonus payment made to Mr. Clark in March 2021 in recognition of his key role in WSFS providing nearly $1 billion in PPP loans and deferred loan payment modifications to many Customers requiring support through the Covid-19 pandemic.
(11)	Includes the first of three equal annual installments totaling $250,000 and ending in 2022 in conjunction with Mr. Reed joining the Company in May 2020.

56

Cash Amounts Paid in 2021 for 2020 Performance

•	Cash awards for 2020 included cash payments to NEOs based on our 2020 performance, as follows: Mr. Levenson, $430,125; Mr. Canuso, $159,100; Mr. Clark, $150,590; Ms. Eddens, $155,400; and Mr. Reed, $260,000, which reflects an agreed upon amount upon his joining the Company in May 2020. These amounts are reported in the “Bonus” column above. All NEOs except Mr. Reed received 50% of their 2020 non-equity bonus award in the form of RSUs with a two-year ratable vesting period .
•	In addition, each NEO received an all-Associate cash award of $2,000.
•	An $80,000 one-time cash payment made to Mr. Canuso in recognition of his key role in the Company’s Visa Class B shares investment strategy that resulted in a $22.1 million realized gain in 2020 and cumulative realized and unrealized gains on Visa Class B shares totaling $78.1 million as of December 31, 2020 was recorded in the “Bonus” column above.
•	A $25,000 one-time cash payment made to Mr. Clark in March 2021 for performance through December 31, 2020 in recognition of his key role in WSFS providing nearly $1 billion in PPP loans and deferred loan payment modifications to many Customers requiring support through the COVID-19 pandemic was recorded in the “Bonus” column above.

Equity Awards Granted in 2020 for 2019 Performance

•	The aggregate grant date fair value of RSUs granted in 2020 and earned in 2019 under our Long-Term Incentive Plan was as follows: Mr. Levenson, $252,561; Mr. Canuso, $95,009; Mr. Clark, $92,063; and Ms. Eddens, $95,745.
•	The aggregate grant date fair value of stock options granted in 2020 and earned in 2019 under our Long-Term Incentive Plan was as follows: Mr. Levenson, $252,561; Mr. Canuso, $95,009; Mr. Clark, $92,063; and Ms. Eddens, $95,745.

Equity Awards Granted in 2020 for Performance under the Success Plan

•	The aggregate grant date fair value of RSUs granted to our NEOs in 2020 under the Success Plan was as follows: Mr. Levenson, $730,000; Mr. Canuso, $194,000; Mr. Clark, $188,000; and Ms. Eddens, $195,000.

Additional Awards Granted in 2020

•	Mr. Reed was granted the following awards in 2020 upon joining the Company: $83,333 cash award, the first of three equal annual installments totaling $250,000 and ending in 2022; RSUs vesting equally over four years with an aggregate grant date fair value of $135,000; RSUs with a five year vesting period, vesting 50% in year 4 and 50% in year 5, and with an aggregate grant date fair value of $200,000; and stock options vesting equally over four years with an aggregate grant date fair value of $135,000.
•	Included in the disclosure of 2020 “Stock Awards” is an $80,000 one-time RSU award that fully vested at time of grant to Mr. Levenson in recognition of his key role in the Company’s Visa Class B shares investment strategy that resulted in a $22.1 million realized gain in 2020 and cumulative realized and unrealized gains on Visa Class B shares totaling $78.1 million as of December 31, 2020.

Equity Awards Granted in 2021 for 2020 Performance

In 2021, we granted RSUs and stock options under the 2018 Incentive Plan based on performance during 2020 against supplemental performance metrics approved by the P&C Committee and Board of Directors . These awards will be reflected in the Summary Compensation Table for 2021, which will be included in our 2022 proxy statement. The awards were as follows:

•	The aggregate grant date fair value of RSUs granted in 2021 and earned in 2020 with a four-year ratable vesting period was as follows: Mr. Levenson, $456,918; Mr. Canuso, $153,239; Mr. Clark, $145,048; Ms. Eddens, $149,714; and Mr. Reed, $98,600.
•	The aggregate grant date fair value of stock options granted in 2021 and earned in 2020 with a four-year ratable vesting period was as follows: Mr. Levenson, $415,400; Mr. Canuso, $139,320; Mr. Clark, $131,868; Ms. Eddens, $136,080 and Mr. Reed, $89,640.
•	The aggregate grant date fair value of RSUs granted in 2021 with a two-year ratable vesting period and representing 50% of the non-equity annual incentive award earned in 2020 was as follows: Mr. Levenson, $473,138; Mr. Canuso, $175,010; Mr. Clark, $165,649; and Ms. Eddens, $170,940. Mr. Reed received his entire 2020 non-equity annual incentive award in cash.
•	Mr. Clark was awarded RSUs in March 2021 for performance through December 31, 2020 with an aggregate grant date fair value of $27,500 in recognition of his key role in WSFS providing nearly $1 billion in PPP loans and deferred loan payment modifications to many Customers requiring support through the Covid-19 pandemic.
57

Grants of Plan-Based Awards

The following table presents information regarding grants of non-equity and equity plan-based awards to our NEOs during 2020. The number of shares granted to executives under our 2013 Incentive Plan and 2018 Incentive Plan is based on a calculation related to the named executive officer’s base salary, subject to adjustment by the P&C Committee. Such awards consist of both RSUs and stock options.

The RSU grants vest equally over four years. The stock option awards have an exercise price of $36.11, which is equal to the closing stock price of WSFS common stock at the grant date of February 27, 2020. The grants vest equally over four years and expire on the seventh anniversary of the grant date. No stock options were re-priced, nor were any modifications made to any outstanding stock option during 2020.

Grants of Plan-Based Awards
								All Other Stock Awards: Number of Shares of Stock or Units (#)			Grant Date Fair Value of Stock and Option Awards(2)
									All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)

		Estimated Possible Payouts Under			Estimated Possible Payouts Under
		Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards(1)

Name and Principal Position	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Rodger Levenson President and Chief Executive Officer		$ 290,625	$ 581,250	$ 1,162,500	$ 426,250	$ 503,750	$ 581,250
	2/27/2020							6,994	—	—	252,561
	2/27/2020							—	34,740	36.11	252,561
	8/27/2020							2,675	—	—	80,000
	12/10/2020							17,435	—	—	730,000
Dominic C. Canuso Executive Vice President and Chief Financial Officer		107,500	215,000	430,000	150,500	193,500	236,500
	2/27/2020							2,631	—	—	95,009
	2/27/2020							—	13,069	36.11	95,009
	12/10/2020							4,633	—	—	194,000
Steve Clark Executive Vice President and Chief Commercial Banking Officer		101,750	203,500	407,000	142,450	183,150	223,850
	2/27/2020							2,550	—	—	92,063
	2/27/2020							—	12,663	36.11	92,063
	12/10/2020							4,490	—	—	188,000
Peggy H. Eddens Executive Vice President and Chief Customer Officer		105,000	210,000	420,000	147,000	189,000	231,000
	2/27/2020							2,651	—	—	95,745
	2/27/2020							—	13,170	36.11	95,745
	12/10/2020							4,657	—	—	195,000
Michael P. Reed Executive Vice President and Chief Risk Officer(3)		103,750	207,500	415,000	145,250	186,750	228,250
	5/1/2020							7,297	—	—	200,000
	5/1/2020							4,925	—	—	135,000
	5/1/2020							—	20,306	27.41	135,000

(1)	Represents the 2020 dollar award opportunities under the annual incentive component of the MIP. Actual cash incentive amounts paid for 2020 are included in the “Bonus” column of the Summary Compensation Table, and actual payments of equity awards earned for 2020 performance will be shown in the Summary Compensation Table for 2021 to be included in the Company’s 2022 proxy statement. Equity awards will be paid out in stock in the form of whatever number of shares that amount translates into at the time of the payout.
(2)	See Note 17 to the Notes to the Consolidated Financial Statements included in our 2020 Annual Report on Form 10-K for the assumptions made in calculating the grant date fair value of stock and option awards.
(3)	Mr. Reed was hired on May 1, 2020 and was granted shares on that date at an exercise price of $27.41.
58

Outstanding Equity Awards Value at Fiscal Year-End

The following table shows the number and exercise price of all unexercised stock options held by NEOs as of December 31, 2020, as well as shares of unvested restricted stock owned by the NEOs. The awards are listed in order of grant date. These awards are subject to our clawback provision affecting our NEOs.

Outstanding Equity Awards at Fiscal Year-End 2020
	Option Awards				Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
Rodger Levenson President and Chief Executive Officer(1)	14,502	—	$23.82	2/27/2021	29,065	$1,304,437
	10,716	—	26.24	2/26/2022
	9,090	—	29.86	2/25/2023
	4,119	1,373	47.05	2/23/2024
	3,698	3,698	48.40	2/22/2025
	3,248	9,743	43.28	2/28/2026
	—	34,740	36.11	2/27/2027
Dominic C. Canuso Executive Vice President and Chief Financial Officer(2)	3,599	1,200	47.05	2/23/2024	10,697	480,081
	3,051	3,051	48.40	2/22/2025
	2,487	7,459	43.28	2/28/2026
	—	13,069	36.11	2/27/2027
Steve Clark Executive Vice President and Chief Commercial Banking Officer(3)	1,935	—	26.24	2/26/2022	10,413	467,335
	6,025	—	29.86	2/25/2023
	3,530	1,177	47.05	2/23/2024
	2,997	2,997	48.40	2/22/2025
	2,442	7,327	43.28	2/28/2026
	—	12,663	36.11	2/27/2027
Peggy H. Eddens Executive Vice President and Chief Customer Officer(4)	10,998	—	23.82	2/27/2021	10,752	482,550
	8,124	—	26.24	2/26/2022
	8,051	—	29.86	2/25/2023
	3,542	1,181	47.05	2/23/2024
	3,088	3,087	48.40	2/22/2025
	2,493	7,479	43.28	2/28/2026
	—	13,170	36.11	2/27/2027
Michael P. Reed Executive Vice President and Chief Risk Officer(5)	—	20,306	27.41	5/1/2027	12,222	548,523

(1)	The 1,373 unvested options expiring 2/23/2024 vest on 4/15/2021. Of the 3,698 unvested options expiring 2/22/2025, 1.849 vest on 4/15/2021, and 1,849 vest on 4/15/2022. Of the 9,743 unvested options expiring 2/28/2026, 3,248 vest on 4/15/2021, 3,247 vest 4/15/2022, and 3,248 vest on 4/15/2023. Of the 34,740 unvested options expiring 2/27/2027, 8,685 vest on 4/15/2021, 8,685 vest on 4/15/2022, 8,685 vest on 4/15/2023, and 8,685 vest on 4/15/2024.
(2)	The 1,200 unvested options expiring 2/23/2024 vest on 4/15/2021. Of the 3,051 unvested options expiring 2/22/2025, 1,526 vest on 4/15/2021, and 1,525 vest on 4/15/2022. Of the 7,459 unvested options expiring on 2/28/2026, 2,486 vest on 4/15/2021, 2,487 vest on 4/15/2022, and 2,486 vest on 4/15/2023. Of the 13,609 unvested options expiring 2/27/2027, 3,267 vest on 4/15/2021, 3,268 vest on 4/15/2022, 3,267 vest on 4/15/2023, and 3,267 vest on 4/15/2024.
(3)	The 1,177 unvested options expiring 2/23/2024 vest on 4/15/2021. Of the 2,997 unvested options expiring 2/22/2025, 1,499 vest on 4/15/2021, and 1,498 vest on 4/15/2022. Of the 7,327 unvested options expiring 2/28/2026, 2,443 vest on 4/15/2021, 2,442 vest on 4/15/2022, and 2,442 vest on 4/15/2023. Of the 12,663 unvested options expiring 2/27/2027, 3,166 vest on 4/15/2021, 3,166 vest on 4/15/2022, 3,165 vest on 4/15/2023, and 3,166 vest on 4/15/2024.
(4)	The 1,181 unvested options expiring 2/23/2024 vest on 4/15/2021. Of the 3,087 unvested options expiring 2/22/2025, 1,543 vest on 4/15/2021, and 1,544 vest on 4/15/2022. Of the 7,479 unvested options expiring 2/28/2026, 2,493 vest on 4/15/2021, 2,493 vest 4/15/2022, and 2,493 vest on 4/15/2023. Of the 13,170 unvested options expiring 2/27/2027, 3,293 vest on 4/15/2021, 3,292 vest on 4/15/2022, 3,293 vest on 4/15/2023, and 3,292 vest on 4/15/2024.
(5)	Of the 20,306 unvested options expiring 5/1/2027, 5,077 vest on 4/15/2021, 5,076 vest on 4/15/2022, 5,077 vest on 4/15/2023, and 5,076 vest on 4/15/2024.
59

Exercises of Options and Vesting of Stock During 2020

The following table shows the number of options exercised and restricted stock vested by the NEOs during the fiscal year ended December 31, 2020.

2020 Option Exercises and Stock Vested
Name and Principal Position	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting
Rodger Levenson Chairman, President and Chief Executive Officer	—	$ —	5,925	$155,539
Dominic C. Canuso Executive Vice President and Chief Financial Officer	—	—	2,142	50,748
Steve Clark Executive Vice President and Chief Commercial Banking Officer	5,658	98,969	2,252	52,336
Peggy H. Eddens Executive Vice President and Chief Customer Officer	60,000	1,469,192	2,423	56,311
Michael P. Reed Executive Vice President and Chief Risk Officer	—	—	—	—

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of our median employee’s annual total compensation and the annual total compensation of Mr. Levenson, our Chairman, President and Chief Executive Officer (the “Pay Ratio”) as of December 31, 2020. The Pay Ratio, as set forth below, is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

We identified our median employee at December 31, 2020 using a measure of total cash compensation defined as the sum of base salary, bonus, incentive, commission, holiday, paid time off and overtime pay as reflected in our payroll records. We believe this is a reasonable measure of total compensation. Our employee population consists of approximately 1,900 employees, all of whom are located in the United States. This population includes all full-time, part-time, and temporary employees. It does not include seasonal workers who we hire to assist us during the summer months or temporary workers hired through an agency. We annualized the compensation of approximately 300 full-time employees who were hired during 2020, based on the portion of the year for which they were employed.

To calculate the 2020 ratio of compensation of our median employee to that of Mr. Levenson, we calculated the median employee’s annual total compensation consistent with the calculation of Mr. Levenson’s annual total compensation as reported in the “Total” column of our 2020 Summary Compensation Table included in this proxy statement. This includes total cash compensation as described above as well as the amount of such employee’s health care benefits paid by the Company, if elected, and company matching contributions to participants in our Section 401(k) employee savings plan. The annual total compensation for the median employee was $75,927. Mr. Levenson’s total compensation was $2,563,401. The ratio of Mr. Levenson’s annual total compensation to the annual total compensation of the identified median employee at December 31, 2020 was approximately 34 to 1. The increase from the prior year ratio of 26 to 1 primarily reflects the continued growth and complexity of WSFS, payout levels of the annual bonus awards, as well as the granting of a one- time equity award to the CEO connected to the Beneficial merger and a one-time equity award that fully vested at time of grant to Mr. Levenson in recognition of his key role in the Company’s Visa Class B shares investment strategy.

60

Potential Payments upon Termination or Change in Control

Termination without Cause

We have adopted a severance policy that provides severance payments upon termination under certain conditions. An executive (which includes all of our NEOs) covered by this policy who is terminated without cause is provided a minimum of eighteen months of severance (twenty-four months for the Chairman, President and CEO) and outplacement benefits commensurate with Executive’s level. Medical and dental benefits would continue subject to Executive’s timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, the value of the employer-portion of premiums for coverage under the WSFS health plan on an after-tax basis for eighteen months (twenty-four months for the CEO), provided that such payments will terminate if and when the NEO secures alternative health benefits from a new employer, of which the NEO will promptly notify WSFS.

Change in Control

An executive (which includes all of our NEOs) covered by the severance policy who is terminated without cause (as defined in the policy) or terminates employment for “good reason” (as defined below) within twenty-four months following a change in control would receive two times (three times for the CEO) the sum of the Executive’s base salary and the amount of the most-recently earned bonus, the value of employer-portion of premiums for coverage under the WSFS health plan and dental plan for twenty- four months (thirty-six months for the CEO), and outplacement benefits commensurate with Executive’s level. The treatment of equity incentive awards held by the executive are governed by the terms and conditions of the Company’s incentive plan and relevant award agreements. Other provisions are subject to the terms as outlined in the WSFS Executive Severance Policy as presented and adopted in December 2020.

If it is determined that the aggregate present value of an executive’s change in control payment exceeds 2.99 times his or her average compensation as reported on Form W-2 for the preceding five-year period (i.e., “base amount”), such that the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, would otherwise be triggered, then the change in control payment would be reduced to the extent necessary so that the aggregate present value of the change in control payment payable following such reduction does not exceed 2.99 times the executives base amount.

The table on the following page shows the payments that our NEOs could potentially receive upon termination of their employment or a change of control at December 31, 2020.

61

Termination Provisions Summary
		Before Change in Control	After Change in Control
Name	Benefit	Termination Without Cause or Departing for Good Reason	Termination Without Cause or Departing for Good Reason	Death	Disability(1)
Rodger Levenson	Severance pay(2)	$775,000	$4,905,750	$50,000	$411,500
	Outplacement services(3)	10,000	10,000	—	—
	Option and restricted stock vesting(4)	—	3,140,742	3,140,742	3,140,742
	Health benefits(5)	10,857	32,571	—	—
	Total Value	$795,857	$8,089,063	$3,190,742	$3,552,242
Dominic C. Canuso	Severance pay(2)	$430,000	$1,496,400	$50,000	$90,154
	Outplacement services(3)	10,000	10,000	—	—
	Option and restricted stock vesting(4)	—	1,007,948	1,007,948	1,007,948
	Health benefits(5)	6,783	13,566	—	—
	Total Value	$446,783	$2,527,914	$1,057,948	$1,098,102
Steve Clark	Severance pay(2)	$407,000	$1,416,360	$50,000	$227,500
	Outplacement services(3)	10,000	10,000	—	—
	Option and restricted stock vesting(4)	—	978,998	978,998	978,998
	Health benefits(5)	14,484	28,989	—	—
	Total Value	$431,494	$2,434,347	$1,028,998	$1,206,498
Peggy H. Eddens	Severance pay(2)	$420,000	$1,461,000	$50,000	$234,000
	Outplacement services(3)	10,000	10,000	—	—
	Option and restricted stock vesting(4)	—	1,174,424	1,174,424	1,174,424
	Health benefits(5)	6,173	12,345	—	—
	Total Value	$436,173	$2,657,769	$1,224,424	$1,408,424
Michael P. Reed	Severance pay(2)	$415,000	$1,444,200	$50,000	$39,962
	Outplacement services(3)	10,000	10,000
	Option and restricted stock vesting(4)	—	903,269	903,269	903,269
	Health benefits(5)	10,857	28,126	—	—
	Total Value	$435,857	$2,385,595	$953,269	$943,231

(1)	We offer two weeks of short-term disability benefits for all Associates for each year of service up to a maximum of 26 weeks. Long-term disability for all Associates has a $24,000 maximum benefit. On January 1, 2021 the Long-term disability for all Associates has a $10,000 a month maximum benefit.
(2)	Severance payments following a change in control are subject to reduction if such payments would exceed the deductibility limits under Section 280G of the Internal Revenue Code, unless the P&C Committee was to specifically authorize such non-deductible payments at that time on a case-by-case basis.
(3)	Outplacement services amounts are estimates based on management’s experience with outplacement providers.
(4)	Option and restricted stock vesting is based on an assumed value of $44.88 per common share reflecting the closing price on December 31, 2020.
(5)	Health benefits represent the portion of the total cost that would be paid by WSFS.

Retirement Plans

We do not maintain a tax-qualified non-contributory retirement plan (pension plan). However, we do provide continuation of medical benefits to Associates, including NEOs, who retire, should they elect to participate in the benefit. We provide supplemental contributions toward retiree continuing medical coverage costs. For 2020, our contribution towards this supplement was capped at $3,695 per retiree, but may have been less based on length of service at time of retirement of each retiree, irrespective of annual increases to the cost of the medical benefit premium. We limit our increases to no more than 4% annually. Primarily because of changes to Medicare Part D coverage, this plan is no longer meaningfully utilized by, or available to, Associates who were not already retirement eligible as of March 31, 2014.

62

COMPENSATION OF THE BOARD OF DIRECTORS

The Board of Directors’ philosophy is to maintain director compensation at the peer median. The Corporate Governance and Nominating Committee reviews Board of Directors compensation and committee fees annually and make recommendations for adjustments when and where they feel appropriate. The Committee also engages an independent consultant to review director compensation levels in the market every two years. The Corporate Governance and Nominating Committee reviewed the independent consultant’s analysis in February 2020 and decided that given the impacts of COVID on the economy, proposed increases would be tabled and revisited again at the February 2021 Committee meeting. During the February 2021 meeting, the Committee approved the proposed increases effective July 2021.

A summary of Board of Directors’ compensation is shown in the following chart.

Board Retainer		$88,333	$53,333 cash retainer paid in July WSFS Financial Corporation common stock issued annually equivalent to $35,000 based on the WSFS closing price on the second Friday in August
Lead Independent Director Fee		$18,000	Paid annually in July
Committee Chair Fees	Audit/Trust Audit Committee Chair	$7,500	Paid annually in July
	Corporate Development Committee Chair	$5,500	Paid annually in July
	Corporate Governance & Nominating Committee Chair	$5,500	Paid annually in July
	Integration and Delivery Transformation Subcommittee Chair	$7,500	Paid annually in July
	Personnel and Compensation Committee Chair	$7,500	Paid annually in July
	Trust Committee Chair	$5,500	Paid annually in July
Committee Fees and Special Meeting Fees (excluding regularly scheduled Board meetings)	All Board members (excluding management) are paid a flat rate member fee annually in July for committees on which they serve with an expectation that Committee members will attend 75% of more of the scheduled meetings.
	Audit/Trust Audit Committee Members fee (includes Chair)	$13,250	Paid annually in July Note: This fee represents the combination of the Audit Committee member fee ($10,000) and the meeting attendance fee ($3,250).
	Corporate Development Committee	$3,250	Paid annually in July
	Corporate Governance and Nominating Committee	$3,250	Paid annually in July
	Executive and Risk Committee	$16,250	Paid annually in July
	Integration and Delivery Transformation Subcommittee Chair	$9,000	Paid annually in July
	Personnel and Compensation Committee	$3,250	Paid annually in July
	Wealth Fiduciary Committee	$3,250	Paid annually in July

Director and NEO Non-Qualified Deferred Compensation Plan

In 2015, we introduced and were given approval for a non-qualified deferred compensation plan for our NEOs and Board of Directors. It offers pre-tax, voluntary contributions, tax deferred earnings, investment choices and flexible payment options. This is solely funded by the participant and there is no matching contribution made by the Company.

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Director Compensation Table

The compensation paid to directors during 2020 is summarized in the following table. Mr. Levenson is not shown in this table because he is compensated as an officer and did not receive any additional director compensation.

Directors	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation	Total
Anat Bird(2)	$—	$35,000	$—	$35,000
Francis B. Brake	87,833	35,000	—	122,839
Karen Dougherty Buchholz	63,083	35,000	—	98,089
Gerard P. Cuddy(3)	2,250	35,000	—	2,250
Jennifer W. Davis(2)	—	35,000	—	35,000
Michael J. Donahue	73,083	35,000	—	108,089
Eleuthère I. du Pont	118,333	35,000	—	153,339
Nancy J. Foster(4)	—	24,415	—	24,415
Christopher T. Gheysens	110,333	35,000	—	145,339
Marvin N. Schoenhals	72,833	35,000	—	107,839
David G. Turner(2)	—	35,000	—	35,000
Mark Turner(5)	127,625	52,516	—	180,141

(1)	The aggregate fair value of the award on the date of grant, computed in accordance with ASC Topic 718.
(2)	Ms. Bird, Ms. Davis and Mr. D. Turner contributed all fees earned in 2020 to the non-qualified deferred compensation plan.
(3)	Mr. Cuddy did not seek reelection at the 2020 Annual Meeting of Stockholders.
(4)	Ms. Foster joined the Board of Directors in November 2020.
(5)	Mr. M. Turner’s compensation reflects 18 months of Board service as a six-month catch-up was paid during 2020.

Compensation of Mr. Eleuthère I. du Pont as Lead Independent Director

Eleuthère I. du Pont currently serves as our Lead Independent Director. During 2020, he was compensated $18,000 for serving in that role in addition to his other compensation as a director. Effective July 2021, Ms. Davis will become the Lead Independent Director.

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PERSONNEL AND COMPENSATION COMMITTEE REPORT

Pursuant to rules and regulations of the Securities and Exchange Commission, this Compensation Committee Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that WSFS Financial Corporation (the “Company”) specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission, subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

The P&C Committee has reviewed and discussed with management the Compensation Discussion and Analysis to be included in the Company’s 2021 Proxy Statement filed pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Proxy Statement”). Based on the reviews and discussions referred to above, the Committee recommends to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in the Proxy Statement.

The Personnel and Compensation Committee includes David G. Turner (Chair), Francis B. Brake, Karen Dougherty Buchholz, Jennifer W. Davis, and Christopher T. Gheysens.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The number of shares of our common stock beneficially owned by the directors, executive officers and 5% stockholders as of March 12, 2021, the record date set for the Annual Meeting, is shown on the following page. The table also shows the amount of such shares as a percentage of all of the shares of our common stock outstanding as of March 12, 2021.

In accordance with Rule 13d-3 under the Exchange Act, for the purposes of this table, a person is deemed to be the beneficial owner of any shares of common stock if he or she has, or shares, voting or dispositive power with respect to such common stock or has a right to acquire beneficial ownership at any time within 60 days of the determination date. Except as otherwise noted, the named beneficial owner exercises sole voting and investment power over the shares of common stock.

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	Number of Shares (Including Exercisable Options)(1)	Percentage of our outstanding common stock(2)
Directors:
Anat Bird	20,730	*
Francis B. Brake, Jr.	11,047	*
Karen Dougherty Buchholz	23,560	*
Jennifer W. Davis	21,042	*
Michael J. Donahue	11,809	*
Eleuthère I. du Pont	14,133	*
Nancy J. Foster	544	*
Christopher T. Gheysens	5,119	*
Rodger Levenson	132,538	*
Marvin N. Schoenhals	31,577	*
David G. Turner	16,095	*
Mark A. Turner	137,184	*
Executive Officers:
Arthur J. Bacci	18,633	*
Lisa Brubaker	38,562	*
Dominic C. Canuso	36,423	*
Steve Clark	46,166	*
Michael L. Conklin	—
Peggy H. Eddens	81,127	*
Paul S. Greenplate	30,705	*
Michael P. Reed	11,385	*
Patrick J. Ward	159,038	*
Richard M. Wright	95,511	*
Directors and Executive Officers as a group (22 persons)	942,928	1.98%
5% Stockholders:
BlackRock, Inc(2) 55 East 52nd Street New York, NY 10055	7,042,498	14.80%
The Vanguard Group, Inc.(3) 100 Vanguard Blvd. Malvern, PA 19355	5,046,144	10.62%
T. Rowe Price Group, Inc.(4) 100 E. Pratt Street Baltimore, MD 21202	3,579,744	7.10%
Dimensional Fund Advisors, LP (5) Building One 6300 Bee Cave Road Austin, Texas, 78746	2,938,948	5.80%
*	Less than 1% of outstanding common stock.
(1)	Includes exercisable stock options for the following individuals: A. Bacci: 12,196, L. Brubaker: 16,642, D. Canuso: 26,095, S. Clark: 33,499, P. Eddens: 42,318, P. Greenplate: 19,618, R. Levenson: 61,181, M. Reed: 10,154, P. Ward: 37,551, and R. Wright: 46,170.
(2)	According to the Statement on Schedule 13G of BlackRock Inc , filed with the SEC on March 10, 2021.
(3)	According to the Statement on Schedule 13G of The Vanguard Group, Inc. filed with the SEC on March 10, 2021.
(4)	According to the Statement on Schedule 13G of T. Rowe Price Group, Inc. filed with the SEC on February 16, 2021.
(5)	According to the Statement on Schedule 13G of Dimension Fund Advisors, LP filed with the SEC on February 16, 2021.

Our financial statements and other information about us are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the Securities and Exchange Commission on March 1, 2021 and in our 2020 Annual Report are available at http://www.viewproxy.com/wsfs/2021.

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APPENDIX: WSFS Financial Corporation 2018 Incentive Plan

Section 1. Purpose and Prior Plans

(a)     General. The purpose of the WSFS Financial Corporation 2018 Incentive Plan is (1) to help WSFS Financial Corporation (the “Company”) and its Affiliates retain, attract, and motivate their officers, Associates, consultants, independent contractors, advisors, and/or directors and (2) to provide incentives linked to the growth and success of the Company’s businesses and to increases in Company shareholder value.

(b)     Impact on Prior Plan Awards. The Plan shall not, and shall not be interpreted to, modify outstanding awards under the Prior Plans in any respect. Awards outstanding under these plans shall remain in effect pursuant to their existing terms. To the extent such Awards under these Prior Plans shall be settled in whole, or in part, in Common Stock, the settlement of such Awards shall be made using the pool of shares authorized for awards of Common Stock under the Prior Plans. Any unallocated shares in the pool of shares authorized for Awards of Common Stock under the Prior Plans will not be available to be used to settle Awards under the Plan or any Prior Plan.

Section 2. Definitions

For purposes of the Plan, capitalized terms have the meaning provided below, or, if not provided below, as provided elsewhere in the Plan:

“Affiliate” means (a) any Subsidiary or Parent, or (b) an entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with, the Company. The term Affiliate shall include the Bank.

“Associate” means any person employed by the Company, the Bank, or an Affiliate.

“Award” means an award that is granted under the Plan.

“Award Cycle” means a period of consecutive fiscal years, or portions thereof, over which Performance Awards are to be earned.

“Bank” means Wilmington Savings Fund Society, Federal Savings Bank.

“Board” means the Board of Directors of the Company.

“Cause” has the meaning assigned such term in the employment, severance, or similar agreement, if any, between a Participant and the Company or an Affiliate; provided, however that if there is no such employment, severance, or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award agreement, cause shall mean (1) the continued failure of the Participant to perform substantially the Participant’s duties with the Company or one of its Affiliates (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Participant by the Company which specifically identifies the manner in which such Participant has not substantially performed Participant’s duties; or (2) the engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

“Change in Control” means, except as provided in Section 15(k), the occurrence of the earliest of when:

(a)   One person or a group acquires stock that, combined with stock previously owned, controls more than fifty percent of the value or voting power of the stock of the Company, provided, however, if any one person, or more than one person acting as a group, is considered to effectively control the Company (within the meaning of Treas. Regs. Section 1.409A-3(i)(5)(vi)), the acquisition of additional control of the Company by the same person or persons is not considered to cause a change in the ownership of the Company;

(b)  During any twelve-month period, either (i) any person or group acquires stock possessing thirty percent or more of the voting power of the corporation, or (ii) the majority of the Board is replaced by persons whose appointment or election is not endorsed by a majority of the Board; or

(c)  A person or a group acquires, during any twelve-month period, assets of the corporation having a total gross fair market value equal to more than forty percent of the total gross fair market value of all of the Company’s assets. For purpose of this paragraph, a transfer of assets by the Company is not treated as a Change in Control if the assets are transferred to (1) an entity that is controlled by the shareholders of the Company immediately after the transfer; or (2) an entity, fifty percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company.

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“Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto.

“Committee” means the Committee described in Section 3.

“Common Stock” means common stock, par value $0.01 per share, of the Company and such other securities of the Company as may be substituted for Common Stock under the terms of the Plan.

“Company” has the meaning set forth in Section 1.

“Director” means a member of the Board.

“Disability” or “disabled” mean a Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months. The Committee may require such proof of Disability as the Committee, in its sole discretion deems appropriate. The Committee’s good faith determination as to whether a Participant is Disabled will be final and binding on all parties concerned.

“Eligible Individuals” means officers, Associates, consultants, independent contractors, advisors (including members of any advisory boards), and Directors of the Company or any Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto.

“Exercise Price” means (a) in the case of Stock Options, the price specified in the applicable Award agreement as the price- per-share at which shares of Common Stock may be purchased pursuant to such Stock Option or (b) in the case of Stock Appreciation Rights, the price specified in the applicable Award agreement as the reference price-per-share used to calculate the amount payable to the Participant.

“Effective Time” has the meaning set forth in Section 16(a).

“Fair Market Value” means, on any date, except as otherwise provided by the Committee, (a) if the Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the average of the high and low sales prices on such exchange or over such system on such date or, in the absence of reported sales on such date, the average of the high and low sales prices on the immediately preceding date on which sales were reported, or (b) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and asked prices as quoted by Nasdaq for such trading date, or, in the absence of bid and asked prices on such date, then on the next prior business day on which there was a bid and asked price; provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations (or if the Stock is not listed on Nasdaq or another securities exchange), Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

“Good Reason” has the meaning assigned such term in the employment, severance, or similar agreement, if any, between a Participant and the Company or an Affiliate; provided, however that if there is no such employment, severance, or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award agreement, “Good Reason” shall mean any of the following acts by the Company or an Affiliate, without the consent of the Participant (in each case, other than an isolated, insubstantial, and inadvertent action not taken in bad faith and which is remedied by the Company or the Affiliate promptly after receipt of notice thereof given by the Participant): (1) the assignment to the Participant of duties materially inconsistent with, or a material diminution in, the Participant’s position, authority, duties, or responsibilities, as in effect immediately prior to a Change in Control, (2) a material reduction by the Company or an Affiliate in the Participant’s base salary or total compensation, (3) the Company or an Affiliate requiring the Participant, without his or her consent, to be based at any office or location more than twenty-five miles from the location at which the Participant was stationed immediately prior to a Change in Control, or (4) the continuing material breach by the Company or an Affiliate of any employment agreement between the Participant and the Company or an Affiliate after the expiration of any applicable period for cure.

“Incentive Stock Option” means any Stock Option designated as, and qualified as, an “incentive stock option” within the meaning of section 422 of the Code.

“Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Outside Director” means a Director who qualifies as independent as defined in Nasdaq Rule 5605(a)(2) and as a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.

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“Parent” means a corporation, limited liability company, partnership, or other entity that owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. With respect to an Incentive Stock Option, if the preceding sentence does not satisfy the definition of “parent corporation” under section 424(e) of the Code, Parent shall mean a “parent corporation” within the meaning set forth in section 424(e) of the Code.

“Participant” means an individual who is granted an Award under the Plan.

“Performance Awards” means Awards granted under Section 8.

“Performance Goals” means the performance goals established in connection with the grant of Performance Awards.

“Plan” means the WSFS Financial Corporation 2018 Incentive Plan, as set forth herein and as amended from time to time.

“Prior Plan” means the 2005 WSFS Financial Corporation Incentive Plan and/or the 2013 WSFS Financial Corporation Incentive Plan, as applicable.

“Restricted Stock “ means shares of Common Stock issued under the Plan subject to restrictions specified in the applicable Award agreement.

“Restricted Stock Units” means an Award based on the value of Common Stock that is an unfunded and unsecured promise to deliver shares of Common Stock, cash, or other property upon the attainment of specified vesting or performance conditions, as specified in the applicable Award agreement.

“Retired” or “Retirement” means (a) in the case of a Participant who is an Associate, the Participant’s termination of employment with the Company or an Affiliate to the extent approved by the Committee on a case-by-case basis and (b) in the case of a Participant who is an Outside Director, retirement of the Director in accordance with the provisions of the Company’s bylaws as in effect from time to time or the failure to be re-elected or re-nominated as a Director.

“Rule 16b-3” means Rule 16b-3, as promulgated by the Securities Exchange Commission under section 16(b) of the Exchange Act, as amended from time to time.

“Stock Appreciation Right” or a “SAR” means an Award granted under Section 7.

“Stock Option” means an Award granted under Section 6.

“Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. With respect to an Incentive Stock Option, if the preceding sentence does not satisfy the definition of “subsidiary corporation” under section 424(f) of the Code, Parent shall mean a “subsidiary corporation” within the meaning set forth in section 424(f) of the Code.

“Ten-Percent Holder” means an employee who, at the time of the grant of an Award, owns stock representing more than ten percent of the voting power of the Company or an Affiliate (as determined under section 422(b)(6) of the Code).

Section 3. Administration

(a)     Committee. The Plan shall be administered by the Personnel and Compensation Committee or such other committee of the Board as the Board may from time to time designate (the “Committee”), which shall be composed solely of Outside Directors numbering no fewer than two and shall be appointed by and serve at the pleasure of the Board.

(b)    Powers. The Committee shall have the authority, subject to the terms of the Plan to:

(1)	grant Awards;

(2)	determine who is an Eligible Individual and select the Eligible Individuals to whom Awards may from time to time be granted;

(3)	determine the type or types of Awards to be granted to each Participant;

(4)	determine the number of Awards to be granted and the number of shares of Common Stock or dollar amount to which an Award will relate;
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(5)	establish Performance Goals applicable to Performance Awards;

(6)	determine the terms and conditions of any Award granted hereunder, including but not limited to, the exercise price, grant price or purchase price, any restrictions or limitations on the Award, and the vesting or performance conditions applicable to the Award;

(7)	modify, amend, or adjust the terms and conditions of any Award, at any time or from time to time, including, but not limited to, the content of Performance Goals, vesting conditions, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(8)	determine whether, to what extent, and under what circumstances, Common Stock, cash, and other amounts payable with respect to an Award shall be deferred;

(9)	determine whether, to what extent, and under what circumstances, the limits in Section 5(c) are not applicable in connection with a Participant’s termination of employment due to death, Disability, a Change in Control, or Retirement;

(10)	determine whether, to what extent, and under what circumstances (A) an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or (B) an Award may be canceled, forfeited, or surrendered;

(11)	grant other-stock based awards and other cash incentive awards, as described in Section 10;

(12)	determine whether, to what extent, and under what circumstances Awards may be transferred, notwithstanding restrictions and limits on the transfer of Awards set forth in the Plan and in any Award agreement;

(13)	take actions set forth in Section 4(c) with respect to substitutions or adjustments;

(14)	determine the conditions required to issue or deliver any certificate or certificates for shares of Common Stock, as provided under Section 15(a);

(15)	determine whether conditions and events described in the Plan or in Award agreements are satisfied, including whether a Participant is Disabled or Retired, whether a Change in Control has occurred, and whether a Participant has terminated employment involuntarily without Cause or has resigned for Good Reason;

(16)	determine and apply such policies and procedures as it deems appropriate to provide for clawback or recoupment of Awards, as provided under Section 14 of the Plan or under the terms of an Award agreement;

(17)	determine the effect of a Change in Control on outstanding awards, as provided under Section 11(a) of the Plan;

(18)	decide all other matters that must be determined in connection with an Award;

(19)	adopt, alter, and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(20)	interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto);

(21)	make all other decisions and determinations that may be required under the Plan; and

(22)	adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of jurisdictions outside of the United States in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in such other jurisdictions and to meet the objectives of the Plan.
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Notwithstanding the foregoing, Awards to Outside Directors shall be made only in accordance with the terms, conditions, and parameters of a plan, program, or policy for the compensation of Outside Directors as in effect from time to time. The Committee may not make discretionary grants to Outside Directors.

(c)    Actions and Interpretations by the Committee. The Committee may act only by a majority of its members then in office. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award agreement, and all decisions and determinations with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other Associate of the Company or any Affiliate, by the Company’s or an Affiliate’s accountant, attorney, consultant, or other professional retained by the Company or the Committee to assist in the administration of the Plan.

(d)    Delegation Powers. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, and subject to the limitations in this Section 3(d), the Committee may (1) delegate administrative responsibilities with respect to the Plan, and (2) delegate all, or any portion, of its responsibilities to grant Awards; provided, however, that no delegation may be made by the Committee that would cause Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act; and provided, further, that the Committee may not delegate the authority to grant Awards to any “officer” as defined in Rule 16a-1(f) under the Exchange Act or to any Director. In addition, the Committee may not delegate its authority, as provided under Section 3(b)(7), to accelerate or waive any (1) vesting conditions, (2) schedule for lapse of forfeiture restrictions, or (3) other restrictions on the exercisability of an Award. The acts of delegates under this Section 3(d) shall be treated hereunder as acts of the Committee and such delegates shall report to the Committee regarding the delegated duties and responsibilities and any Awards so granted. Any delegation may be revoked by the Committee at any time.

(e)    Delegations. Subject to the terms of Section 3(d), the Committee hereby delegates (1) administrative responsibilities with respect to the Plan to the WSFS Human Capital Management Department, and (2) responsibility to make recommendations to the Committee regarding the number, type, and terms of Awards to the WSFS Human Capital Management Department. Unless and until delegated under Section 3(d), the Committee shall retain final decision making authority with respect to the issuance of Awards.

(f)     Action by the Board. Any authority granted to the Committee under the Plan may also be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

Section 4. Common Stock Subject to Plan

(a)    Shares and Cash Available. Shares of Common Stock subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares. The number of shares of Common Stock and cash available under the Plan are described in this Section 4, subject to adjustment as provided in Section 4(c).

(1)            The maximum aggregate number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan shall equal 3,000,000. For the purpose of calculating the maximum number of shares that may be issued pursuant to all Awards (including determining the amount of shares that become available under the Plan under clause (3) and clause (5) below): (i) every one share issuable pursuant to the exercise of a Stock Option or Stock Appreciation Right shall count as one share; and (ii) every one share underlying Restricted Stock, Restricted Stock Units, and all other stock-based Awards shall count as three shares. No shares in the pool of shares authorized for Awards of Common Stock under the Prior Plans shall be transferred to the pool of shares authorized for Awards of Common Stock under the Plan.

(2)            The maximum number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options granted under the Plan shall be 1,500,000.

(3)            If, after the Effective Time, any Award (A) is forfeited or otherwise expires, terminates, or is canceled without the delivery of all shares of Common Stock subject thereto or (B) is settled other than by the delivery of shares of Common Stock (including by cash settlement), then, in the case of clauses (A) and (B), the number of shares of Common Stock subject to such Award that were not issued shall again become available to be delivered pursuant to Awards under the Plan, except as provided in clause (4) below.

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(4)            Shares of Common Stock tendered or held back upon the exercise of a Stock Option or stock-settled Stock Appreciation Right to cover the exercise price or tax withholding shall not be available for future issuance under the Plan. In addition, upon such net or “cashless” exercise of a Stock Option or stock-settled Stock Appreciation Right, the gross number of shares exercised shall be deducted from the total number of shares of Common Stock remaining available for issuance under the Plan. For purposes of (A) determining the number of shares of Common Stock that are tendered or held back upon the exercise of a Stock Option or Stock Appreciation Right or (B) a net exercise of a Stock Option or Stock Appreciation Right under the preceding sentence, the terms “Stock Option” and “Stock Appreciation Right” include a stock option and a stock-settled stock appreciation right granted under a Prior Plan that is outstanding as of the Effective Time. Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or, after the Effective Time, from the exercise of options under a Prior Plan shall not be available for future issuance under the Plan.

(5)            Shares of Common Stock tendered or held back upon the settlement of an Award (other than a Stock Option or Stock Appreciation Right) to cover tax withholding shall be available for future issuance under the Plan.

(b)    Individual Award Limits. Subject to adjustment as provided in Section 4(c), the following limits apply:

(1)            the maximum aggregate number of shares of Common Stock subject to Stock Options granted in any one year to any Participant shall be 100,000;

(2)            the maximum aggregate number of shares of Common Stock subject to Stock Appreciation Rights granted in any one year to any Participant shall be 100,000;

(3)            the maximum aggregate number of shares of Common Stock subject to Restricted Stock Units granted in any one year to any Participant shall be 100,000;

(4)            the maximum aggregate number of shares of Common Stock subject to Performance Awards granted in any one year to any Participant shall be 100,000;

(5)            the maximum aggregate number of shares of Restricted Stock granted in any one year to any Participant shall be 100,000;

(6)            the maximum aggregate number of shares of Common Stock subject to any other Award under this Plan granted in any one year to any Participant shall be 100,000;

(7)            the maximum aggregate dollar amount of (A) cash, (B) Fair Market Value of shares of Common Stock and the fair market value of other property, and (C) Fair Market Value of shares of Common Stock underlying an Award (in the case of (B) and (C), as valued on the date of grant) that may be paid or delivered pursuant to Awards under the Plan to any Outside Director in any one year shall be $500,000; and

(8)            the maximum aggregate dollar amount of (A) cash, (B) Fair Market Value of shares of Common Stock and the fair market value of other property, and (C) Fair Market Value of shares of Common Stock underlying an Award (in the case of (B) and (C), as valued on the date of grant) that may be paid or delivered pursuant to Awards under the Plan to any other Participant in any one year shall be $4,000,000.

Delivery of shares of Common Stock subject to awards granted in substitution of awards granted by a business or entity that is acquired by, or whose assets are acquired by, the Company shall not be deemed a delivery for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. Additionally, if a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares authorized for issuance under the Plan (and Shares subject to such Awards shall not be added to the Shares available for issuance under the Plan as provided in Section 4(a) above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were eligible to receive such Awards prior to such acquisition or combination.

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(c)    Adjustment Provision. Upon the occurrence of any of the events listed in the last sentence of this Section 4(c), the Committee or Board may make substitutions or adjustments in (1) the aggregate number and kind of shares reserved for issuance under the Plan, (2) the maximum limitations of shares underlying Awards to be granted to any Participant, (3) the number, kind, and Exercise Price of shares subject to outstanding Stock Options and Stock Appreciation Rights, (4) the number and kind of shares subject to other outstanding Awards granted under the Plan, and/or (5) such other equitable substitution or adjustments as it may determine to be appropriate; provided, however, that the number of shares of Common Stock subject to any Award shall always be rounded down to a whole number. The actions described in the preceding sentence may be taken if the Committee or Board determines that there has been (i) a change in corporate capitalization (such as a stock split or a reverse stock split), (ii) a corporate transaction, merger, consolidation, separation (including a spin off), or other distribution of stock or property of the Company, (iii)     an extraordinary cash dividend, (iv) any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or (v) any partial or complete liquidation of the Company.

Section 5. Eligibility; Types of Awards

(a)     Eligibility for Awards. Awards may be granted under the Plan to Eligible Individuals. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time.

(b)    Types of Awards. Awards may be made under the Plan in the form of (1) Stock Options, (2) Stock Appreciation Rights, (3) Performance Awards, (4) Restricted Stock, (5) Restricted Stock Units, and (6) other stock-based awards or cash incentives that the Committee determines are consistent with the purpose of the Plan and the interests of the Company. Awards may be granted in tandem with other Awards.

(c)    Minimum Vesting Condition. Participants who are granted an Award under the Plan will be required to continue to provide services to the Company (or an Affiliate) for not less than one year following the date of grant in order for any such Award to fully or partially vest or be exercisable. Notwithstanding the preceding sentence, up to five percent of the available shares of Common Stock authorized for issuance under the Plan pursuant to Section 4(a)(1) may provide for vesting of Awards, partially or in full, in less than one year.

(d)    Default Vesting Schedule. Awards to Participants, including named executive officers, shall vest ratably over four years, such that twenty- five percent of the Award shall vest on each anniversary of the date the Award is granted. Notwithstanding the previous sentence, and subject to the five percent limitation described above in Section 5(c), individual Award agreements may set forth a different vesting schedule, and any vesting schedule may be modified or adjusted if permitted under the terms of the Plan.

Section 6. Stock Options

(a)    Types. Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and Nonqualified Stock Options. The Committee shall have the authority to grant any Eligible Individual Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights); provided, however, that Incentive Stock Options may be granted only to employees of the Company and, if applicable, its Parents and Subsidiaries. To the extent that any Stock Option is not designated as an Incentive Stock Option, or even if so designated does not qualify as an Incentive Stock Option on or subsequent to its grant date, it shall constitute a Nonqualified Stock Option.

(b)     Award Agreement and Grant Date. Stock Options shall be evidenced by Award agreements, the terms and provisions of which may differ. An Award agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Nonqualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an Eligible Individual to receive a grant of a Stock Option, determines the number of shares of Common Stock to be subject to such Stock Option, and specifies the material terms and provisions of such Stock Option. The Company shall notify an Eligible Individual of any grant of a Stock Option, and a written Award agreement or agreements shall be delivered by the Company to the Participant. Such agreement or agreements shall become effective upon execution by the Company and by the Participant.

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(c)    Award Terms. Stock Options granted under the Plan shall be subject to the following terms and conditions, as well as any additional terms and conditions as the Committee shall deem desirable:

(1)	Option Term. The Committee shall determine the stated term of each Stock Option granted under this Plan. No Stock Option shall be exercisable more than ten years after the date the Stock Option is granted (or, with respect to Incentive Stock Options granted to a Ten-Percent Holder, five years after the date the Stock Option is granted).

(2)	Exercise Price. The Committee shall determine the Exercise Price per share of Common Stock subject to Stock Options granted under this Plan. The Exercise Price per share of Common Stock subject to a Stock Option shall not be less than the Fair Market Value of Common Stock on the date of grant, except that, with respect to Incentive Stock Options granted to a Ten-Percent Holder, the Exercise Price shall not be less than one hundred and ten percent of the Fair Market Value on the date of grant (and except in connection with Stock Option substitution in connection with a corporate transaction, to the extent consistent with section 409A or section 422 of the Code, as applicable). Except for adjustments pursuant to Section 4(c), in no event may any Stock Option granted under this Plan be amended to decrease the Exercise Price thereof, be cancelled in conjunction with the grant of any new Stock Option with a lower Exercise Price, be cancelled, when the Exercise Price per share exceeds the Fair Market Value, in exchange for cash or another Award (other than in connection with a Change in Control), or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Stock Option, unless such amendment, cancellation, or action is approved by a vote of the Company’s stockholders (or, in connection with a substitution of the Stock Option in connection with a corporate transaction, to the extent consistent with section 409A or section 422 of the Code, as applicable).

(3)	Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee.

(4)	Method of Exercise.

(a)    Notice of Exercise. Subject to the provisions of this Section 6, Stock Options may be exercised, in whole or in part, at any time during their stated term by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

(b)    Payment of Exercise Price. Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made in the form of unrestricted Common Stock (by delivery of such shares or by attestation) already owned by the optionee of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); provided, however, that if shares of Common Stock are used to pay the exercise price of an Option, such shares must have been held by the Participant for at least such period of time, if any, as necessary to avoid the recognition of an expense under generally accepted accounting principles as a result of the exercise of the Option. In addition, if approved by the Committee, payment in full or in part may also be made by instructing the Committee to withhold a number of such shares having a Fair Market Value on the date of exercise equal to the aggregate exercise price of such Stock Option.

(c)    Broker Instructions. To the extent permitted by applicable law, if approved by the Committee, payment in full or in part may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested by the Company, the amount of any federal, state,local, or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

(d)     Delivery of Shares and Stockholder Rights. No shares of Common Stock shall be delivered until full payment therefor has been made. An optionee shall have the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends) upon the date that the optionee has given written notice of exercise, has paid in full for such shares, and, if requested by the

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Company, has given the representation described in Section 15(a). Prior to that date, an optionee shall not have such rights with respect to the Stock Option nor shall the optionee have any rights to dividend equivalents on account of the Stock Option.

(d) Nontransferability of Stock Options. No Stock Option shall be transferable by a Participant other than (1) by will or by the laws of descent and distribution; or (2) in the case of a Nonqualified Stock Option, by a transfer expressly permitted by the Committee, including, if so permitted, pursuant to a transfer to such Participant’s children or family members, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a) to Form S-8 under the Securities Act of 1933 as amended, and any successor thereto. All Stock Options shall be exercisable, subject to the terms of this Plan, only by the optionee, the guardian or legal representative of the optionee, or any person to whom such option is transferred pursuant to this paragraph, it being understood that the term, “optionee,” include such guardian, legal representative and other transferee.

Section 7. Stock Appreciation Rights

(a)    Term. The Committee shall determine the stated term of each Stock Appreciation Right granted under this Plan. No Stock Appreciation Right shall be exercisable more than ten years after the date of grant.

(b)    Exercise Price. The Exercise Price per share of Common Stock subject to a Stock Appreciation Right shall not be less than the Fair Market Value of the Common Stock on the date of grant, except (1) in connection with a Stock Appreciation Right substitution in connection with a corporate transaction (to the extent consistent with section 409A of the Code) and (2) if a Stock Appreciation Right is granted to replace a Stock Option, the Exercise Price of the Stock Appreciation Right may be the Exercise Price of the Stock Option it replaces, to the extent consistent with section 409A of the Code. Except for adjustments pursuant to Section 4(c), in no event may any Stock Appreciation Right granted under this Plan be amended to decrease the Exercise Price thereof, be cancelled in conjunction with the grant of any new Stock Appreciation Right with a lower Exercise Price, be cancelled when the Exercise Price per share exceeds the Fair Market Value in exchange for cash or another Award (other than in connection with a Change in Control), or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Stock Appreciation Right, unless such amendment, cancellation, or action is approved by a vote of the Company’s stockholders (or, if in connection with a substitution of the Stock Appreciation Right in connection with a corporate transaction, to the extent consistent with section 409A or section 422 of the Code, as applicable).

(c)    Exercisability. Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee.

(d)    Settlement. Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive an amount in cash, shares of Common Stock, or a combination of cash and shares, in value equal to (1) the excess of the Fair Market Value on the date of exercise of one share of Common Stock over the applicable Exercise Price, multiplied by (2)  the number of shares of Common Stock in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

(e)     Nontransferability. No Stock Appreciation Right shall be transferable by a Participant other than (1) by will or by the laws of descent and distribution, or (2) by a transfer expressly permitted by the Committee, including, if so permitted, pursuant to a transfer to such Participant’s children or family members, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933 as amended, and any successor thereto. All Stock Appreciation Rights shall be exercisable, subject to the terms of this Plan, only by the Participant, the guardian or legal representative of the Participant, or any person to whom such Stock Appreciation Right is transferred pursuant to this paragraph, it being understood that the term, “Participant,” include such guardian, legal representative and other transferee.

(f)   Award Agreement. Stock Appreciation Rights shall be evidenced by Award agreements, the terms and provisions of which may differ. The grant of a Stock Appreciation Right shall occur on the date the Committee by resolution selects an Eligible Individual to receive a grant of a Stock Appreciation Right, determines the number of shares of Common Stock to be subject to such Stock Appreciation Right and specifies the material terms and provisions of such Stock Appreciation Right. The Company shall notify an Eligible Individual of any grant of a Stock Appreciation Right, and a written option agreement or agreements shall be delivered by the Company to the Participant. Such agreement or agreements shall become effective upon execution by the Company and the Participant.

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Section 8. Performance Awards

(a)     Grant. Performance Awards may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Individuals to whom and the time or times at which Performance Awards shall be awarded, the number of Performance Shares (as defined below) and/or the amount of Performance Cash Awards (as defined below) to be awarded to any Eligible Individual, the duration of the Award Cycle, and any other terms and conditions of the Award, in addition to those contained in subsection (b), below. The Committee shall also determine whether each Performance Award shall be denominated as (1) a performance-based stock or stock unit Award (a “Performance Share”) or (2) a performance- based cash Award (a “Performance Cash Award”). In all cases, the Committee may condition the vesting or value of an Award upon the achievement of Performance Goals; any such Award shall constitute a Performance Award for purpose of this Plan.

(b)    Terms and Conditions. Performance Awards shall be subject to the following terms and conditions:

(1)         Performance-Based Awards. The Committee may condition the settlement of a Performance Award upon the attainment of Performance Goals. The provisions of such Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each Participant. Subject to the provisions of the Plan and the Performance Award agreement referred to in Section 8(b)(3), Performance Awards may not be sold, assigned, transferred, pledged, or otherwise encumbered during the Award Cycle.

(2)         Settlement. At the expiration of the Award Cycle, the Committee shall evaluate the Participant’s and/or the Company’s performance in light of any Performance Goals for such Performance Award, and shall determine the number of shares of Common Stock (or other applicable payment measures) granted to the Participant which have been earned. The Committee shall then cause to be delivered (A) if the Performance Awards are Performance Shares, (1) a number of shares of Common Stock equal to the number of Performance Shares determined by the Committee to have been earned, or (2) cash equal to the product of (x) the Fair Market Value as of the date of settlement multiplied by (y) such number of Performance Shares determined to have been earned, as the Committee shall elect, or (B) if the Performance Awards are Performance Cash Awards, (1) cash equal to the amount earned under the Award (the “Cash Payment”), or (2) a number of shares of Common Stock equal to (x) the Cash Payment divided by (y) the Fair Market Value as of the date of settlement (with any resulting fractional shares distributed in the form of cash), as the Committee shall elect.

(3)         Performance Award Agreement. Each Award shall be confirmed by, and be subject to, the terms of an Award agreement.

Section 9. Restricted Stock and Restricted Stock Units

(a)     Grant. Subject to the provisions of the Plan, the Committee may grant Awards of Restricted Stock or Restricted Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee.

(b)     Restrictions. Except as otherwise provided in an Award agreement or other Plan document governing an Award, a Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units or Restricted Stock (including the right to receive dividends or dividend equivalents) until such time as shares of Common Stock are paid in settlement of Restricted Stock Units or restrictions are lifted with respect to shares of Common Stock subject to an Award of Restricted Stock.

(c)    Award Agreement. Each Award of Restricted Stock or Restricted Stock Units shall be confirmed by, and be subject to, the terms of an Award agreement.

(d)     Delivery of Restricted Stock. Shares of Restricted stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its Associates) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

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Section 10. Other Awards

(a)    Other Stock-Based Awards. Subject to the provisions of the Plan, the Committee, may grant Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including, without limitation, fully vested Common Stock, deferred stock units, and dividend equivalents. Such Awards may be granted either alone or in conjunction with other Awards granted under the Plan. Each such Award shall be confirmed by, and be subject to, the terms of an Award agreement.

(b)     Other Cash Incentive Awards. Subject to the provisions of the Plan, the Committee may grant other cash incentive awards.

Section 11. Acceleration Events

(a)    Change in Control. Notwithstanding any provision of the Plan to the contrary, and unless provided otherwise by the Committee or in an applicable Award agreement, if a Participant’s employment is terminated without Cause or if the Participant resigns for Good Reason, in either case, within two years after the effective date of a Change in Control, then (1) all of that Participant’s outstanding Stock Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable; (2) all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse; and (3) any outstanding Performance Awards shall be considered to be earned and payable in full at the target Performance Goal level, any deferral or other restriction shall lapse, and such Performance Awards shall be settled in cash as promptly as is practicable.

(b)    Death or Disability. Unless as otherwise provided in an Award agreement, in the event of termination of the Participant’s service with the Company or an Affiliate due to death or Disability:

(i)          All of the Participant’s outstanding Stock Option and Stock Appreciation Right shall immediately become fully exercisable and vested;

(ii)         All of the Participant’s outstanding Restricted Stock Units shall become fully vested and non- forfeitable;

(iii)        Restrictions and conditions on all of the Participant’s outstanding Restricted Stock shall automatically lapse and be deemed terminated or satisfied, as applicable;

(iv)       Performance Goals shall be deemed to have been satisfied at the target level with respect to all of the Participant’s outstanding Performance Awards, and within thirty days after the Participant’s termination of service, outstanding Performance Awards shall be paid pro rata based upon the length of time within the performance period that has elapsed prior to the Participant’s termination of service;

(v)        Any other outstanding stock-based and cash Awards held by the Participant shall be fully vested and settled in cash as promptly as is practicable.

(c)     Retirement. Subject to the terms and conditions specified in an applicable Award agreement, in the event of termination of the Participant’s service with the Company or an Affiliate due to Retirement, the Committee may accelerate the vesting of specified outstanding Awards, provided that (1) the Committee has expressly approved such acceleration in writing, and (2) the Participant executes and abides by a non-competition and non- solicitation agreement, as well as such other post-termination conditions or restrictive covenants as the Committee may require.

Section 12. Amendment and Termination

(a)    The Plan. The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of a recipient of an Award without the recipient’s consent, except such an amendment made to comply with applicable law, stock exchange rules, or accounting rules. In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or stock exchange rules or by Section 6(c)(2) or Section 7(b), in connection with a “repricing” of a Stock Option or Stock Appreciation Right.

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(b)    Awards. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder’s consent, except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules, or accounting rules. Any amendment to an Award agreement must be in writing by an individual authorized by the Committee to make such amendment.

Section 13. Unfunded Status of Plan

The Plan is an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

Section 14. Recoupment of Awards

The Committee shall establish such policies and procedures as it deems appropriate to provide for clawback or recoupment of Awards. Pursuant to such policies and procedures, among other things, the Committee may require forfeiture of an Award, repayment of an Award (or proceeds therefrom), or recoupment from other payments otherwise due to the Participant or beneficiary.

Section 15. General Provisions

(a)     Representation. The Committee may require each person purchasing or receiving shares of Common Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions: (1)   listing, or approval for listing upon notice of issuance, of such shares on the Nasdaq National Market or such other securities exchange as may at the time be the principal market for the Common Stock; (2) any registration or other qualification of such shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall deem necessary or advisable; and (3) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall determine to be necessary or advisable.

(b)     No Limit on Other Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting other or additional compensation arrangements for its employees.

(c)    No Contract of Employment. The Plan shall not constitute a contract of employment, and adoption of the Plan and the granting of Awards shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Affiliate to terminate the employment of any employee at any time.

(d)    Tax Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan or becomes subject to employment tax, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement; provided, however, that if the Company is at the time of withholding subject to the provisions of FASB ASC 718, not more than the legally required minimum withholding (or, if applicable, such higher tax withholding rate as determined by the Committee not to result in adverse tax or accounting consequences) may be settled with Common Stock that is otherwise payable with respect to such Award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

(e)     Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid or by whom any rights of the Participant, after the Participant’s death, may be exercised. If a Participant dies and no designated beneficiary survives the Participant, any amount due under the Plan shall be paid to the Participant’s estate.

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(f)    Affiliate Employees. In the case of a grant of an Award to any employee of an Affiliate of the Company, the Company may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer the shares of Common Stock to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All shares of Common Stock underlying Awards that are forfeited or canceled revert to the Company.

(g)     Electronic Signatures. For purposes of the Plan, a document shall be considered to be executed if signed electronically pursuant to procedures approved by the Company.

(h)     Governing Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of choice or conflict of laws that would otherwise refer to the laws of another jurisdiction.

(i)     Nontransferability. Except as otherwise provided in Section 6(d) and Section 7(e), or by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution. Subject to the preceding sentence, no right or interest of a Participant in an Award may be pledged, encumbered, or hypothecated to, or in favor of, any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of Participant to any other party other than the Company or an Affiliate.

(j)    Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(k)    Section 409A.

(1)            It is intended that the provisions of the Plan avoid the adverse consequences under section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with that intent.

(2)            No Participant or creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment, except as required by applicable law. Except as permitted under section 409A of the Code, any deferred compensation (within the meaning of section 409A of the Code) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its Affiliates.

(3)            If an Award is subject to Section 409A of the Code and payment is due upon a termination of employment, payment shall be made upon a separation from service within the meaning of section 409A of the Code.

(4)            If, at the time of a Participant’s separation from service (within the meaning of section 409A of the Code), (A) such Participant shall be a specified employee (within the meaning of Section 409A of the Code) and (B) an amount payable pursuant to an Award constitutes nonqualified deferred compensation (within the meaning of section 409A of the Code) the payment of which is required to be delayed pursuant to the six- month delay rule set forth in section 409A of the Code in order to avoid taxes or penalties under section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first day of the seventh month following such separation from service.

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(5)            Solely with respect to any Award that constitutes “deferred compensation” subject to section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership”, “change in effective control”, and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treas. Reg. § 1.409A- 3(i)(5), but only to the extent necessary to establish a time or form of payment that complies with section 409A of the Code, without altering the definition of Change in Control for any other purpose.

(6)            Notwithstanding any provision of the Plan to the contrary, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with an Award (including any taxes and penalties under section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.

Section 16. Term of the Plan

(a)    Effective Time. The Plan shall be effective as of the date it is approved by the Company’s stockholders by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote with respect to the Plan’s approval (the “Effective Time”). If this Plan is not approved by the stockholders of the Company, this Plan and any awards granted under this Plan shall be null and void.

(b)    Expiration Date. No Award shall be granted under the Plan after the tenth anniversary of the Effective Time. Unless otherwise expressly provided in the Plan or in an applicable Award agreement, any Award granted hereunder, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award, shall nevertheless continue thereafter.

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This Proxy is Solicited on Behalf of the Board of Directors WSFS FINANCIAL CORPORATION For the 2021 Annual Meeting of Stockholders The undersigned hereby appoints Rodger Levenson and Dominic C. Canuso, or either of them, with full power of substitution, to act as attorney and proxies for the undersigned and to vote all shares of Common Stock of WSFS Financial Corporation, which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held virtually on May 6, 2021 at 4:00 p.m., or at any adjournments thereof as follows: The Annual Meeting of Stockholders will be held virtually. In order to attend the meeting, you must register at http://viewproxy. com/wsfs/2021/htype.asp by 11:59 PM ET on May 3, 2021. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmations. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the Proxy Statement in the section titled “About the Annual Meeting”.Please mark, date, sign, and mail your proxy promptly in the envelope provided IMPORTANT: SIGNATURE REQUIRED ON THE OTHER SIDEPLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. KEEP THIS PORTION FOR YOUR RECORDS.Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 6, 2021.The Notice of Annual Meeting of Stockholders, Proxy Statement and our 2020 Annual Report are available at: http://www.viewproxy.com/wsfs/2021

Please mark votes as in this example ☒

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** **(see instructions below)**

I withhold my vote for the following nominee(s)

____

DO NOT PRINT IN THIS AREA
(Stockholder Name & Address Data)

VIRTUAL CONTROL NUMBER

2. An advisory (non-binding) Say-on-Pay Vote.

   ☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

   ☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

   ☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

____

Signature of Stockholder: Date

____

Signature of Stockholder: Date

SCAN TO
VIEW MATERIALS & VOTE

VIRTUAL CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

INTERNET

Vote Your Proxy on the Internet:

Go to www.AALvote.com/WSFS

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

1. The election of three directors for a term ending at the 2024 Annual Meeting of Stockholders:2. An advisory (non-binding) Say-on-Pay Vote.Please mark votes as in this example 01 Anat Bird 02 Jennifer W. Davis 03 Michael J. Donahue and the election of one director for a term ending at the 2023 Annual Meeting of Stockholders: 04 Nancy J. Foster FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (see instructions below) FOR  AGAINST  ABSTAIN 3. An amendment of the 2018 Incentive Plan to increase the number of shares of Common Stock available for issuance under the Plan.  FOR  AGAINST  ABSTAIN 4. The ratification of the appointment of KPMG LLP as the Company’s independent registered publicINSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold and write the number(s) of the nominee(s) on the line below. To cumulate your vote for one or more of the above nominee(s), hand write the manner in which such votes shall be cumulated in the space next to each nominee(s) name(s). If you are cumulating your vote, do not mark the box and you will need to vote manually on a proxy card and not electronically. I withhold my vote for the following nominee(s)accounting firm for the fiscal year ending December 31, 2021.  FOR  AGAINST  ABSTAIN NOTE: Such other matters as may properly come before the meeting or any adjournment thereof.The proxy is revocable and, when properly executed will be voted in the manner directed here by the undersigned. If no directions are made, this proxy will be voted FOR each ofthe nominees, and the other proposals. The undersigned, by executing and delivering this proxy, revokes the authority given with respect to any earlier dated proxy submitted by the undersigned. Unless contrary direction is given, the right is reserved in the sole discretion of the Board of Directors to distribute votes among some or all of the above nominees in a manner other than equally so as to elect as directors the maximum possible number of such nominees. ln their discretion the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders, a Proxy Statement and Annual Report of WSFS Financial Corporation. PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.VIRTUAL CONTROL NUMBER Signature of Stockholder: DateSignature of Stockholder: DatePLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone, or when voting during the Virtual Annual Meeting